
                                                                     Exhibit 2.1

                           PURCHASE AND SALE AGREEMENT


                                  BY AND AMONG


                                   LG PL, LLC

                                       AND

                           LA GRANGE ACQUISITION, L.P.

                                   AS SELLERS

                                       AND

                          ATLAS PIPELINE PARTNERS, L.P.

                                  AS PURCHASER


                               DATED MARCH 8, 2005

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                                TABLE OF CONTENTS

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ARTICLE 1             DEFINITIONS.................................................................................1

       1.1.           Certain Definitions.........................................................................1
       1.2.           Interpretation..............................................................................6

ARTICLE 2             PURCHASE AND SALE OF THE INTERESTS..........................................................6

       2.1.           Purchase and Sale...........................................................................6
       2.2.           Purchase Price..............................................................................6
       2.3.           [Intentionally Blank].......................................................................6
       2.4.           Purchase Price Adjustments..................................................................6
       2.5.           Preliminary Settlement Statement............................................................7
       2.6.           Post-Closing Adjustments....................................................................7
       2.7.           Allocations.................................................................................8

ARTICLE 3             CLOSING.....................................................................................8

       3.1.           Closing.....................................................................................8
       3.2.           Deliveries By Sellers.......................................................................9
       3.3.           Deliveries By Purchaser.....................................................................9
       3.4.           Effect of Closing..........................................................................10

ARTICLE 4             REPRESENTATIONS AND WARRANTIES OF SELLERS..................................................11

       4.1.           Organization...............................................................................11
       4.2.           Power and Authority........................................................................11
       4.3.           No Conflict................................................................................11
       4.4.           Brokers....................................................................................11
       4.5.           Litigation.................................................................................11
       4.6.           Interests..................................................................................11
       4.7.           Compliance with Laws.......................................................................12
       4.8.           Seller Tax Matters.........................................................................12
       4.9.           Partnership Tax Matters....................................................................12
       4.10.          Affiliate Agreements.......................................................................12
       4.11.          No Debt; No Undisclosed Liabilities; No Subsidiaries.......................................13
       4.12.          Bank Accounts; Powers of Attorney..........................................................13
       4.13.          Contracts..................................................................................13
       4.14.          Intellectual Property......................................................................13
       4.15.          Insurance Coverage.........................................................................13
       4.16.          Permits....................................................................................14
       4.17.          Hedging....................................................................................14
       4.18.          Regulatory Matters.........................................................................14
       4.19.          Environmental Matters......................................................................14

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                                Table of Contents
                                   (continued)

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       4.20.          Employee Matters...........................................................................15
       4.21.          Title to Property..........................................................................16
       4.22.          Throughput Data and Information............................................................16
       4.23.          No Representations or Warranties Implied...................................................16

ARTICLE 5             REPRESENTATIONS AND WARRANTIES OF PURCHASER................................................17

       5.1.           Organization...............................................................................17
       5.2.           Power and Authority........................................................................17
       5.3.           No Conflict................................................................................17
       5.4.           Litigation.................................................................................17
       5.5.           Brokers....................................................................................17
       5.6.           Financial Capacity.........................................................................17
       5.7.           Purchase for Own Account...................................................................17
       5.8.           Investigation and Evaluation...............................................................18
       5.9.           No Knowledge of Sellers' Breach............................................................18
       5.10.          Financing Commitment.......................................................................18

ARTICLE 6             COVENANTS..................................................................................18

       6.1.           Continued Conduct of Business..............................................................18
       6.2.           Disclosure of Breaches.....................................................................19
       6.3.           Employees..................................................................................20
       6.4.           Removal of Marks...........................................................................20
       6.5.           Regulatory Filings.........................................................................20
       6.6.           Schedules..................................................................................21
       6.7.           Closing Over Breaches or Unsatisfied Conditions............................................21
       6.8.           Imbalances.................................................................................22
       6.9.           Further Actions............................................................................22
       6.10.          Access to Information; Cooperation.........................................................22
       6.11.          Notices of Certain Events..................................................................23
       6.12.          Casualty Loss..............................................................................23
       6.13.          Insurance..................................................................................24
       6.14.          Excluded Assets............................................................................24
       6.15.          Books and Records..........................................................................24
       6.16.          Title Review...............................................................................24

ARTICLE 7             CONDITIONS TO OBLIGATIONS OF PURCHASER AND SELLERS.........................................26

       7.1.           Conditions to Obligations of Purchaser.....................................................26
       7.2.           Conditions to Obligations of Sellers.......................................................27

ARTICLE 8             INDEMNIFICATION............................................................................28



                                Table of Contents
                                   (continued)

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       8.1.           Indemnification by Sellers.................................................................28
       8.2.           Indemnification by Purchaser...............................................................28
       8.3.           Indemnification Procedures.................................................................28
       8.4.           Conduct of Defense.........................................................................29
       8.5.           Survival of Representations, Warranties and Indemnity Obligations..........................29
       8.6.           Exclusivity of Remedies....................................................................30
       8.7.           Liability Cap..............................................................................30
       8.8.           Claim Reimbursement and Reduction..........................................................30

ARTICLE 9             TERMINATION................................................................................30

       9.1.           Rights to Terminate........................................................................30
       9.2.           Effect of Termination......................................................................31

ARTICLE 10            MISCELLANEOUS..............................................................................31

       10.1.          Assignment.................................................................................31
       10.2.          Notices....................................................................................31
       10.3.          Costs......................................................................................32
       10.4.          Amendment..................................................................................32
       10.5.          Entire Agreement...........................................................................33
       10.6.          Counterparts...............................................................................33
       10.7.          Confidential Obligations...................................................................33
       10.8.          Exceptions to Confidentiality Obligations..................................................33
       10.9.          Governing Law And Jurisdiction.............................................................34
       10.10.         Further Assurances.........................................................................34
       10.11.         No Third Party Beneficiary.................................................................34
       10.12.         Waiver.....................................................................................34
       10.13.         Severability...............................................................................34
       10.14.         Like-Kind Exchange.........................................................................34
       10.15.         Release of Information.....................................................................35

Schedules and Exhibits:

Schedule 1.1(a)           Knowledge
Schedule 1.1(b)           Capital Budget
Schedule 1.1(c)           Material Contracts
Schedule 2.4(b)           Suspense Account Funds
Schedule 4.3              Seller Consents and Approvals
Schedule 4.8              Seller Tax Matters
Schedule 4.9              Partnership Tax Matters
Schedule 4.10             Affiliate Agreements
Schedule 4.11             Balance Sheet

                                       iii
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                                Table of Contents
                                   (continued)

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Schedule 4.12             Partnership Bank Accounts and Powers of Attorney
Schedule 4.13             Contracts
Schedule 4.14             Software Licenses
Schedule 4.15             Insurance
Schedule 4.16             Permits
Schedule 4.17             Hedging
Schedule 4.19             Environmental Matters
Schedule 4.20(a)          Partnership Workforce
Schedule 4.20(c)          Employee Benefit Plans
Schedule 4.21             Elk City Assets
Schedule 4.21(a)          Real Property
Schedule 4.22             Historical Volumes
Schedule 5.3              Purchaser Consents and Approvals
Schedule 6.1              Exceptions to Continued Conduct of Business
Schedule 6.8              Imbalances
Schedule 6.9              Affiliate Agreements Not Terminated At Closing
Schedule 6.14             Excluded Assets
Schedule 8.1              Indemnity Matters

Exhibit A                 Form of Assignment of Partnership Interests
Exhibit B                 Form of Transition Services Agreement
Exhibit C                 Purchaser's Financing Commitment
Exhibit D                 Map of Facilities

                           PURCHASE AND SALE AGREEMENT

        THIS PURCHASE AND SALE AGREEMENT (the "AGREEMENT") is entered into on March 8, 2005, by and among LG PL, LLC, a Texas limited liability company ("LG PL"), La Grange Acquisition, L.P., a Texas limited partnership ("ETC OLP") (each, a "SELLER," and collectively, the "SELLERS"), and Atlas Pipeline Partners, L.P., a Delaware limited partnership (the "PURCHASER"). Purchaser and each Seller will be referred to in this Agreement individually as a "PARTY," and collectively, as the "PARTIES."

                                    RECITALS:

        A. LG PL owns all of the general partner interests (the "GP INTERESTS"), and ETC OLP owns all of the limited partner interests (the "LP INTERESTS"), in ETC Oklahoma Pipeline, Ltd., a Texas limited partnership (the "PARTNERSHIP").

        B. Sellers desire to sell and Purchaser desires to purchase the GP Interests and the LP Interests in the Partnership (collectively, the "INTERESTS"), upon the terms and conditions set forth in this Agreement.

        In consideration of the mutual covenants, representations, warranties, agreements and indemnities in this Agreement, the Parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

        1.1. Certain Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

        "AFFILIATE" of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. With respect to a limited partnership, "control" also means the possession, directly or indirectly, of fifty percent (50%) or more of the interests in the limited partnership.

        "AGREEMENT" means this Agreement and the schedules, exhibits and other documents referred to herein and attached hereto.

        "APPLICABLE LAW" means any federal, state, provincial or local law, statute, rule, ordinance, code or regulation to which a specified Person or property is subject.

        "AUTOMATIC TERMINATION DATE" has the meaning set forth in Section
9.1(c).

        "BENEFIT ARRANGEMENTS" has the meaning set forth in Section 4.20(d).

        "BENEFIT PLANS" has the meaning set forth in Section 4.20(c).

        "BUSINESS DAY" means any day other than Saturday, Sunday and any day on which banking institutions in Dallas, Texas or New York, New York are authorized or required to close.

        "CLOSING" has the meaning set forth in Section 3.1.

        "CLOSING DATE" has the meaning set forth in Section 3.1.

        "CODE" means the U.S. Internal Revenue Code of 1986, as amended from time to time.

        "CONFIDENTIAL INFORMATION" has the meaning set forth in Section 10.7.

        "CONTRACT" means any written contract or other legally binding oral or written arrangement, including any agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage or insurance policy.

        "EFFECTIVE TIME" means 9:00 a.m. on the Closing Date.

        "ENERGY TRANSFER MARKS" has the meaning set forth in Section 6.4.

        "ENVIRONMENTAL LAWS" means any and all laws, rules, regulations, orders, permit requirements, principles of common law, or other enforceable legal requirement relating to the prevention of pollution, the preservation and restoration of environmental quality, the protection of human health or natural resources, the remediation of contamination, or the handling, transportation, disposal or release into the environment of Hazardous Materials.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and rules and regulations promulgated thereunder.

        "EXCLUDED ASSETS" has the meaning set forth in Section 6.14.

        "FACILITIES" means all of the real estate assets of the Partnership and the associated facilities and improvements located thereon, whether owned or leased (to the extent of the Partnership's interest therein), including the metering facilities, gathering lines, compressor stations, treatment facility commonly known as the Prentiss Treater, gas processing plant commonly known as the Elk City Plant, as such real estate assets and facilities are further identified on the maps included in Exhibit D hereto.

        "FCC" means the Federal Communications Commission.

        "GAAP" means United States generally accepted accounting principles.

        "GOVERNMENTAL ENTITY" means the United States and any state, county, city or other political subdivision, agency, authority, court or instrumentality.

        "GP INTERESTS" has the meaning given to such term in the Recitals.

        "HAZARDOUS MATERIALS" means any substance or material that is designated, classified, characterized, or regulated as a "hazardous substance", "hazardous waste", "hazardous material", "toxic substance", "pollutant" or "contaminant" under Environmental Laws.

        "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time.

        "IMBALANCE PAYABLE" means an Imbalance owed by the Partnership to a third party.

        "IMBALANCE RECEIVABLE" means an Imbalance owed by a third party to the Partnership.

        "IMBALANCE VALUE" means the positive or negative amount obtained using the Imbalance Cash Out Formula on Schedule 6.8.

        "IMBALANCES" means all hydrocarbon imbalances between the Partnership and a third party relating to or arising out of the business of the Partnership that exist at the Effective Time.

        "INDEMNIFYING PARTY" has the meaning set forth in Section 8.2.

        "INDEMNITEE" has the meaning set forth in Section 8.2.

        "INTELLECTUAL PROPERTY" means patents, trademarks, trade names, service marks, service names, copyrights and other proprietary intellectual property rights and all pending applications for the registration of any of the foregoing.

        "INTERESTS" has the meaning given to such term in the Recitals.

        "KNOWLEDGE" means, (a) with respect to Sellers, the actual knowledge of the persons identified in Schedule 1.1(a) as "Sellers' Persons With Knowledge," without investigation, and (b) with respect to the Purchaser, the actual knowledge of the persons identified in Schedule 1.1(a) as "Purchaser's Persons With Knowledge," without investigation.

        "LEGAL PROCEEDING" means any judicial, administrative or arbitral action, suit or proceeding (public or private) by or before any court or other Governmental Entity.

        "LIEN" means any mortgage, pledge, lien, security interest, covenant, preemptive right, or any other encumbrance or charge.

        "LIMITED PARTNERSHIP AGREEMENT" means the Agreement of Limited Partnership of ETC Oklahoma Pipeline, Ltd. dated September 24, 2002.

        "LOSSES" has the meaning set forth in Section 8.1.

        "LP INTERESTS" has the meaning given to such term in the Recitals.

        "MATERIAL ADVERSE EFFECT" means any change, effect, event, occurrence or circumstance that (a) prevents Sellers from performing its obligations hereunder or makes impossible the consummation of the transactions contemplated by this Agreement or (b) results in, or is reasonably expected to result in, a material adverse change in, or effect on (including diminution in value), the business, assets, results of operations or financial condition of the Partnership, in each case taken as a whole, but excluding, in the case of clause (b), (i) any change or effect in, or that is attributable to or resulting from general international, national, regional or local economic, financial or market conditions, or the industry in which the Partnership operates, including market prices for commodities, goods or services within that industry, (ii) any change in laws, regulations, rules or accounting standards, principles or interpretations, or (iii) any change, effect, event, occurrence or circumstance that is attributable to (A) the announcement or consummation of the transactions contemplated by this Agreement, (B) events, actions or agreements contemplated by this Agreement, or (C) actions of Sellers or the Partnership taken or omitted to be taken at the direction of, or with the express consent of, the Purchaser. For purposes of clause (b) of the immediately preceding sentence, if the change, effect, event, occurrence or circumstance has an effect on the Partnership is quantifiable in monetary terms, then, notwithstanding such clause, (1) it is not a material adverse change to such Person unless its negative effect exceeds, or is reasonably expected to exceed on a present value basis, $10,000,000 and (2) it is a material adverse change to such Person if its negative effect exceeds, or is reasonably expected to exceed on a present value basis, $10,000,000.

        "MATERIAL CONTRACT" means any Contract to which the Partnership is a party:

                (a)     set forth on Schedule 1.1(c) hereto;

                (b) that (i) will require or is reasonably expected to require aggregate monetary payments by the Partnership during the current calendar year, in an amount exceeding $50,000, or (ii) provides for aggregate monetary payments by the Partnership during the remaining portion of the life of the Contract that commences on the date of this Agreement of $50,000 or more (excluding in the case of (i) or (ii) any such Contract that is for the purchase, sale, marketing or transportation of natural gas or gas liquids, entered into in the ordinary course and terminable by the Partnership upon 30 days or less notice without penalty, and that provides for the receipt or delivery of less than 200 MMBtu/day of natural gas or its equivalent); or

                (c) that provides for the borrowing of funds or incurrence of indebtedness for borrowed money by the Partnership or the deferred purchase price of Property, including any indenture, mortgage, loan, credit, sale-leaseback or similar Contract or whether incurred, assumed, guaranteed or secured but excluding accounts payable, office equipment leases, and similar obligations incurred in the ordinary course of business.

        "PARTNERSHIP" has the meaning given to such term in the Recitals.

        "PARTNERSHIP INSURANCE POLICIES" has the meaning set forth in Section 6.13.

        "PARTNERSHIP WORKFORCE" has the meaning set forth in Section 4.20(a).

        "PERMIT" means any permit, certificate, license, franchise, authorization, registration, required plan, consent or approval issued or required by a Governmental Entity.

        "PERMITTED CAPITAL EXPENDITURES" means those capital expenditures of the Partnership for the capital projects identified on Schedule 1.1(b), but only to the extent such capital expenditures are made in accordance with the Capital Budget attached as Schedule 1.1(b).

        "PERMITTED LIENS" means any of the following: (a) any liens for taxes and assessments not yet delinquent; (b) mechanic's, materialmen's and similar liens incurred in the ordinary course of business for sums not yet payable; (c) zoning restrictions; (d) any Liens in or created by the terms of the document or instrument granting or creating the interest or right burdened by the Lien; and
(e) any easements, licenses or reservations, or any other defects or irregularities of title, that (i) in the case of any fee property, do not, individually or in the aggregate, materially impair the business of the Partnership as currently conducted; and (ii) in the case of any easement or right of way, would not constitute a Title Defect under the last sentence of
Section 6.16(a).

        "PERMITTED RECIPIENT" has the meaning set forth in Section 10.7.

        "PERSON" means an individual, partnership, joint venture, trust, corporation, limited liability company, limited liability partnership or other legal entity.

        "PIPELINE ASSETS" means all pipelines and associated real property owned or leased by the Partnership or which the Partnership is otherwise entitled to use for the gathering, transmission or distribution of natural gas in its business.

        "PROPERTY" means any property or asset, whether real, personal or mixed, or tangible or intangible, however owned, leased, managed or otherwise held, including any easements, rights of way or other licenses or rights of use of a same or similar nature.

        "PURCHASE PRICE" has the meaning set forth in Section 2.2.

        "SUSPENSE ACCOUNT FUNDS" means those amounts payable to operators and/or working, royalty or other interest owners in wells connected, or other owners delivering natural gas or liquid hydrocarbons, to the Facilities that have been placed in suspense pending resolution of questions of title, execution of division or transfer orders or for similar reasons.

        "TAXES" means any and all taxes, charges, fees, levies, unclaimed property obligations, escheat obligations, or other assessments, including all net income, gross income, gross receipts, profits, net proceeds, excess profits, windfall profits, alternative or add-on minimum, value added, turnover, environmental, duty, excise, stamp, real or personal property, ad valorem, withholding, estimated, social security, unemployment, occupation, disability, lease, leasing, fuel, premium, use, sales, service, service use, license, net worth, payroll, employment, capital stock, registration, franchise, severance, transfer, recording or other taxes, assessments or charges imposed by any Governmental Entity and any interest, penalties, or additions to tax attributable thereto.

        "TAX RETURN" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

        "THIRD PARTY CLAIM" has the meaning set forth in Section 8.2.

        "TRANSFERRED EMPLOYEE" has the meaning set forth in Section 6.3.

        1.2. Interpretation. When reference is made in this Agreement to a Section, the reference is to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for convenience of reference purposes only and do not affect in any way the meaning or interpretation of this Agreement. For purposes of this Agreement, (i) words in the singular include the plural and vice versa and words of one gender include the other gender as the context requires, (ii) the terms "hereof," "herein," "herewith" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement unless otherwise stated and (iii) the words "include," "includes" and "including" mean including "without limitation." This Agreement must be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

                                    ARTICLE 2
                       PURCHASE AND SALE OF THE INTERESTS

        2.1. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, at Closing Sellers will sell, transfer and deliver to Purchaser, and Purchaser will purchase, acquire and accept from Sellers, all of the Interests, free and clear of all Liens, other than those contained in the Limited Partnership Agreement.

        2.2. Purchase Price. In consideration of the sale, transfer and delivery of the Interests, Purchaser shall pay to Sellers at Closing an aggregate amount of $190 million United States Dollars, subject to the adjustments set forth in this Article 2 (the "PURCHASE PRICE"). Purchaser shall pay the Purchase Price to Sellers in cash, payable by wire transfer of immediately available funds to the account specified by Sellers. Sellers will provide wire instructions to Purchaser at least three Business Days before Closing.

        2.3.    [INTENTIONALLY BLANK]

        2.4.    Purchase Price Adjustments.

                (a) At Closing, the Purchase Price will be increased by the following estimates, prepared in accordance with GAAP and without duplication, in the following amounts:

                        (i) an amount equal to all revenue with respect to the business of the Partnership and attributable to the month in which Closing occurs for the period of time during such month that is prior to the Effective Time;

                        (ii) any amounts prepaid in the ordinary course of business for any leases, taxes, permits, rights-of-way or other similar costs (but excluding any prepayments on insurance policies) paid by the Partnership or Sellers and attributable to the business of the Partnership and to periods from and after the Effective Time;

                        (iii) if an asset, the Imbalance Value, as calculated in accordance with Schedule 6.8;

                        (iv) all amounts paid by Sellers or the Partnership for Permitted Capital Expenditures before the Effective Time;

                        (v) all amounts paid or incurred by Sellers or the Partnership for Permitted Capital Expenditures; and

                        (vi)    any other amount agreed upon by the Parties.

                (b) At Closing, the Purchase Price will be decreased by the following estimates, prepared in accordance with GAAP and without duplication, in the following amounts:

                        (i) an amount equal to all costs and expenses (including rentals and operating expenses) with respect to the business of the Partnership and attributable to the month in which Closing occurs for the period of time during such month that is prior to the Effective Time;

                        (ii) an amount equal to all unpaid ad valorem, property and similar taxes and assessments on the Partnership or its assets that are attributable to the tax year in which Closing occurs and to that period of time prior to the Effective Time; which amounts will, to the extent not actually assessed, be computed based on such taxes and assessments for the preceding tax year (such amount to be prorated for the period of Sellers' and Purchaser's ownership before and after the Effective Time);

                        (iii) if a liability, the Imbalance Value, as calculated in accordance with Schedule 6.8;

                        (iv) the amount of the Suspense Account Funds set forth on Schedule 2.4(b); and

                        (v)     any other amount agreed upon by the Parties.

        2.5. Preliminary Settlement Statement. Sellers shall prepare and deliver to Purchaser at least five Business Days before Closing a statement (the "PRELIMINARY SETTLEMENT STATEMENT"): (a) setting forth the amount of each adjustment estimated by Sellers in good faith to the Purchase Price to be made under this Article 2, and (b) describing any adjustments that Sellers believe cannot be estimated until after the Closing in accordance with Section 2.6.

        2.6. Post-Closing Adjustments. Within 90 days after the Closing, Purchaser shall prepare and deliver to Sellers, in accordance with this Agreement and GAAP, a statement (herein called the "FINAL SETTLEMENT STATEMENT"), setting forth each adjustment of the type described in Section 2.4 which was not taken into account or incorrectly estimated in determining the Purchase Price at Closing or any adjustment under Section 3.4(b), in each case showing the calculation of such adjustments. Within 30 days after receipt of the Final Settlement Statement, Sellers shall deliver to Purchaser a written report containing any changes that Sellers propose be made to the Final Settlement Statement. The Parties shall undertake to agree to the amounts due pursuant to such adjustments no later than 60 days after Sellers' receipt of the Final Settlement Statement, and the date upon which such agreement is reached (or the date of the Independent

Accounting Firm's decision as provided below) is the "FINAL SETTLEMENT DATE." Within 10 days of the Final Settlement Date, Purchaser or Sellers (as applicable) will pay amounts due in accordance with the Final Settlement Statement. If Sellers and Purchaser are unable to agree upon the Final Settlement Statement within 60 days after Sellers' receipt of same, the Parties will retain a nationally recognized independent public accounting firm agreed upon by Purchaser and Sellers to audit the Final Settlement Statement and determine any amounts due thereunder. The decision of the independent accounting firm that conducts the audit will be binding on Purchaser and Sellers, and the fees and expenses of the independent accounting firm will be borne one-half each by Purchaser and Sellers. Within 10 days of the decision of the independent accounting firm, Purchaser or Sellers (as applicable) will pay amounts due in accordance with the audit. The Parties will, and will cause their representatives to, cooperate and assist in the preparation of the Final Settlement Statement and the conduct of the reviews and audits referred to in this Section 2.6, including making available books, records and personnel as required. The Final Settlement Statement will be the final determination of any and all adjustments to the Purchase Price and allocation of the benefits of the Partnership business (under Section 3.4) for all purposes under this Agreement, other than (i) the adjustment for Taxes in Section 3.4(c); (ii) any payments under Section 6.12 or 6.16; (iii) any indemnity payments under Article 8; and
(iv) accounts payable or accounts receivable incurred or accrued in the ordinary course of business that are not paid or received as of the Final Settlement Date.

        2.7. Allocations. On or prior to the date that is one hundred and twenty (120) days after the Closing Date, the Purchaser shall provide to the Sellers the Purchaser's proposed allocation of the Purchase Price and any Partnership liabilities treated as assumed or taken subject to by the Purchaser in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder. Within thirty (30) days after the receipt of such allocation, the Sellers shall propose to the Purchaser any changes to such allocation or otherwise shall be deemed to have agreed with such allocation. The Sellers and the Purchaser shall cooperate in good faith to mutually agree to such final allocation, and shall utilize such allocation in properly completing Internal Revenue Service Forms 8594, and any other forms or statements required by the Code, Treasury Regulations or the Internal Revenue Service, and any corresponding provisions of applicable state income tax laws. The Purchaser and the Sellers agree that they will not take, nor will they permit any Affiliate to take, any position inconsistent with such allocation for any Tax purposes except as may be required by law and except that (x) the Purchaser's cost may differ from the total amount allocated by the Sellers to reflect the inclusion in the Purchaser's total cost (for example, capitalized acquisition costs) not included in the total amount so allocated by the Sellers, and (y) the amount realized by the Sellers may differ from the amount allocated by the Purchaser to reflect transaction costs that reduce the amount realized for federal income tax purposes.

                                    ARTICLE 3
                                     CLOSING

        3.1. Closing. The sale and delivery of the Interests to Purchaser, the payment of the Purchase Price to Sellers, and the consummation of the other respective obligations of the Parties contemplated by this Agreement will take place at a closing (the "CLOSING"), which will be held at the offices of Hunton & Williams LLP, 1601 Bryan Street, Suite 3000, Dallas, Texas 75201, at 9:00 a.m. local time on the fifth Business Day following the satisfaction of all conditions listed in

Article 7 of this Agreement (provided, that if such fifth Business Day is earlier than the 40th day after the date hereof, at the option of the Purchaser, the Closing may be extended, but not beyond the 40th day after the date hereof), or such other date as may be mutually agreed to in writing by the Parties (the "CLOSING DATE"). Closing will be effective as of the Effective Time.

        3.2. Deliveries By Sellers. At Closing, Sellers will deliver, or cause to be delivered, the following to Purchaser:

                (a) the Assignment of Partnership Interests attached as Exhibit A, duly endorsed by each Seller;

                (b) copies of any and all governmental and other third party consents, waivers or approvals obtained by Sellers, if any, with respect to the transfer of the Interests or the consummation of the transactions contemplated by this Agreement;

                (c)     Sellers' closing certificates pursuant to Section 7.1(a)

and (b);

                (d) certificates of existence for the Partnership as of the most recent practicable date from the appropriate Governmental Entity of the jurisdiction of formation and any jurisdiction in which it is qualified to do business;

                (e) Secretary or Assistant Secretary certificates of incumbency for the officers of Sellers who sign on behalf of Sellers this Agreement and any other documents to be entered into by Sellers pursuant hereto;

                (f) an affidavit that satisfies the requirements of Section 1445(b)(2) of the Code (confirming that the Sellers, or as relevant, the Affiliate or Affiliates of Sellers that are treated as selling the assets of the Partnership for federal tax purposes, are not foreign persons for such purposes); and

                (g) the Transition Services Agreement attached as Exhibit B, duly signed by ETC OLP.

        3.3. Deliveries By Purchaser. At Closing, Purchaser will deliver, or cause to be delivered, the following to Sellers:

                (a) the Purchase Price payable in cash by wire transfer of immediately available funds in accordance with Sellers' instructions;

                (b) the Assignment of Partnership Interests attached as Exhibit A, duly endorsed by Purchaser or one or more Affiliates of Purchaser as provided in Section 10.1;

                (c) copies of any and all governmental and other third party consents, waivers or approvals obtained by Purchaser with respect to the transfer of the Interests or the consummation of the transactions contemplated by this Agreement;

                (d) Purchaser's closing certificates pursuant to Section 7.2(a) and (b);

                (e) Secretary or Assistant Secretary certificates of incumbency for the officers of Purchaser who sign on behalf of Purchaser this Agreement and any other documents to be entered into by Purchaser pursuant hereto; and

                (f) the Transition Services Agreement attached as Exhibit B, duly endorsed by Purchaser.

        3.4.    Effect of Closing.

                (a) Notwithstanding the Purchase Price adjustments described in Section 2.4, Sellers are entitled to all operating revenues (and the proceeds of all related accounts receivable) and are responsible for all operating costs (excluding those Permitted Capital Expenditures under Section 1.1) and expenses (including related accounts payable) attributable to the business of the Partnership to the extent they relate to the period of time before the Effective Time, all as determined under GAAP; provided that, (i) Purchaser is entitled to any insurance proceeds paid to the Partnership or Sellers after the Effective Time for claims made by the Partnership before the Effective Time, including any claims made under Section 6.12 (except as provided therein); (ii) Purchaser is responsible for any accounts payable giving rise to the Suspense Account Funds; and (iii) Purchaser is entitled to any receivables and responsible for any payables included in calculating the Imbalance Value. Notwithstanding the Purchase Price adjustments described in Section 2.4, Purchaser is entitled to all operating revenues (and the proceeds of all related accounts receivable) and is responsible for all operating costs and expenses (including related accounts payable) attributable to the business of the Partnership to the extent they relate to the period of time at and after the Effective Time, all as determined under GAAP. Notwithstanding the above, the operating expenses (other than Permitted Capital Expenditures) incurred during, and operating revenues attributable to, the month in which Closing occurs, in each case in the ordinary course of business consistent with the Partnership's past practice, will be prorated between Sellers and Purchaser for the month of Closing, with Sellers being prorated the percentage equal to the number of days in the month before the Closing Date divided by the number of days in that month, and Purchasers being prorated the percentage equal to the number of days in the month after and including the Closing Date divided by the number of days in that month. Expenses incurred or revenues earned during the month in which Closing occurs that are not both in the ordinary course and consistent with past practice will be borne by or for the credit of Seller, if before Closing, and borne by or for the credit of Purchaser, if after Closing.

                (b) Sellers shall be entitled to receive (or to promptly have paid over to it by Purchaser if received by Purchaser) and retain any and all cash amounts (except insurance proceeds to which Purchaser is entitled under Section 6.12), and shall be responsible for payment of any and all expenses and costs, of the Partnership related to periods prior to the month of Closing. Purchaser shall be entitled to receive (or to promptly have paid over to it by Sellers if received by Sellers) and retain any and all cash amounts (except insurance proceeds to which Sellers are entitled under Section 6.12), and shall be responsible for payment of any and all expenses and costs, of the Partnership related to the month of Closing and all subsequent periods.

                (c) If any ad valorem, property and similar taxes and assessments for the tax year in which the Closing occurs are determined after the Closing to be more or less than the taxes and assessments for the preceding tax year (after any appeal of the assessed valuation thereof is concluded), the Sellers and the Purchaser promptly shall adjust the proration of such taxes or assessments based on actual taxes or assessments paid with respect to the tax year in which the Closing occurs, and the Sellers or the Purchaser, as the case may be, shall pay to the other any amount required as a result of such adjustment;

                                    ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

        As of the date hereof and as of the Closing Date, the Sellers represent and warrant the following:

        4.1. Organization. LG PL is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas. ETC OLP is a limited partnership duly organized and validly existing under the laws of the State of Texas. The Partnership is a limited partnership duly formed and validly existing under the laws of the State of Texas.

        4.2. Power and Authority. Each Seller has sufficient entity power, authority and capacity to sign and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly signed and delivered by Sellers and, assuming the due authorization, execution and delivery hereof by Purchaser, constitutes the legal, valid and binding obligation of Sellers enforceable against Sellers in accordance with its terms.

        4.3. No Conflict. Except as disclosed in Schedule 4.3, neither the entering into of this Agreement nor the completion of the transactions contemplated hereby by Sellers will result in a violation of or default under:
(a) any of the provisions of the governing documents of Sellers; (b) any other Contract to which either Seller is a party or by which either Seller is bound (subject to any Schedule 4.3 Contracts to which either Seller is a party); or
(c) any Applicable Law. Except as set forth on Schedule 4.3, Sellers are not required to give prior notice to, or obtain any consent, approval or authorization of, any Governmental Entity, creditor or other Person in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

        4.4. Brokers. The Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

        4.5. Litigation. There are no claims, actions, suits or proceedings pending or, to Sellers' Knowledge, threatened against (a) Sellers that seek to enjoin, restrict, limit or obtain monetary damages in respect of the execution of this Agreement or Sellers' performance under this Agreement or (b) the Partnership.

        4.6. Interests. LG PL owns and has good and valid title to the GP Interests, and ETC OLP owns and has good and valid title to the LP Interests, in each case free and clear of any Liens or other restrictions or limitations affecting its ability to transfer the Interests in accordance with the terms of this Agreement, other than those contained in the Limited Partnership Agreement. The Interests constitute all of the outstanding equity interests in the Partnership. There are no warrants, options or purchase rights outstanding that require the issuance of any other Interests, or other Contract to issue any Interests (or any other equity interests in the Partnership). Except for the partnership agreement of the Partnership, neither LG PL nor ETC OLP is a party to any voting trusts, proxy or other agreement or understanding with respect to the voting of any Interests that will not terminate at Closing. None of the Interests were issued in violation of any preemptive, first refusal or other subscription right of any Person. To the Knowledge of the Sellers, none of the Interests were offered or sold in violation of Applicable Laws.

        4.7. Compliance with Laws. Subject to the specific representations and warranties in this Agreement, which representations and warranties will govern the subject matter thereof, to Sellers' Knowledge, the Partnership has complied in all material respects with all Applicable Laws relating to the conduct of the business of the Partnership, except for non-compliance that is not reasonably expected to have a Material Adverse Effect.

        4.8. Seller Tax Matters. Except as set forth on Schedule 4.8: (i) Sellers have filed all Tax Returns required to be filed and have paid all Taxes due as reflected on such Tax Returns; (ii) there is no action, suit, investigation, audit or written claim or assessment pending, or to Sellers' Knowledge, threatened, with respect to Taxes, the non-payment of which could give rise to a Lien on the Interests; (iii) there is not in force any waiver of any statute of limitations in respect of such Taxes, nor any outstanding request for such waiver; (iv) there is not in force any extension of time for the assessment or payment of any such Tax; (v) there are no Liens with respect to Taxes on the Interests, except for Liens for Taxes not yet due; (vi) neither of the Sellers is a "foreign person" within the meaning of Section 1445 of the Code; and (vii) the Purchaser will not incur any liability as a successor or transferee for Taxes owed by Sellers or any Affiliate of Sellers related to the period before the Closing Date.

        4.9.    Partnership Tax Matters. Except as set forth on Schedule 4.9:
(i) the Partnership has filed all Tax Returns required to be filed by it and, all such Tax Returns are true and correct in all material respects, and the Partnership has paid in full all Taxes due; (ii) there is no action, suit, investigation, audit or written claim or assessment pending, or to Sellers' Knowledge, threatened, with respect to Taxes, the non-payment of which could give rise to a Lien on the assets of the Partnership; (iii) there is not in force any waiver of any statute of limitations in respect of such Taxes, nor any outstanding request for such waiver; (iv) there is not in force any extension of time for the assessment or payment of any such Tax; (v) there are no Liens with respect to Taxes on the assets of the Partnership, except for Liens for Taxes not yet due; (vi) all Taxes required to be withheld by the Partnership have been collected and withheld and paid to the relevant governmental or taxing authority as required; (vii) the Partnership has not at any time been the survivor or successor by merger or conversion of another entity treated as a corporation for federal tax purposes; (viii) since September 24, 2002, the Partnership has been properly disregarded as an entity for federal tax purposes; and (ix) all of the Partnership's assets have been properly listed and described on the property tax rolls for all periods prior to the Effective Time and no portion of the Partnership's assets constitutes omitted property for property tax purposes.

        4.10. Affiliate Agreements. Except as set forth on Schedule 4.10, the assets and properties of the Partnership are not the subject of or subject to any Contract with an Affiliate of Sellers or any director or officer of Sellers.

        4.11. No Debt; No Undisclosed Liabilities; No Subsidiaries. The Partnership has no outstanding debt obligations for borrowed money required to be reflected on a balance sheet prepared in accordance with GAAP or described in the notes thereto, other than account payables incurred in the ordinary course of business. The Partnership has no subsidiaries. To Sellers' Knowledge, the Partnership has no liabilities that would be required by GAAP to be reflected on a balance sheet of the Partnership, except for liabilities reflected or reserved in the balance sheet of the Partnership set forth on Schedule 4.11 hereto and current liabilities incurred in the ordinary course of business since the date of the attached balance sheet (all of which will be the financial responsibility of Sellers as provided in and subject to Section 3.4 of this Agreement).

        4.12. Bank Accounts; Powers of Attorney. Schedule 4.12 sets forth (a) the name of each financial institution with which the Partnership has borrowing or investment agreements, deposit or checking accounts or safe deposit boxes,
(b) the types of those arrangements and accounts including the names in which the accounts or boxes are held, the account or box numbers and the name of each Person authorized to draw thereon or have access thereto and (c) the names of all Persons, if any, holding powers of attorney (other than powers of attorney incidental to commercial relationships entered into in the ordinary course of business) from the Partnership and a summary statement of the terms thereof. No Contract to which the Partnership is a party provides for the payment by the counterparty to any bank account other than those set forth on Schedule 4.12.

        4.13. Contracts. Except as set forth on Schedule 4.13, the Partnership is not a party to or bound by (i) any partnership, joint venture or limited liability company agreement, (ii) any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise), (iii) any agreement that limits in any material respect the ability of the Partnership to compete in any line of business or with any Person, (iv) any Contract with a Governmental Entity (other than any Permits), or (v) any Material Contract. The Partnership has provided or made available to Purchaser true and correct copies of each Contract listed in Schedule 4.13 and each amendment thereto executed by the Partnership. The Partnership is not in breach or default in the performance of its duties or obligations under any Contract listed in Schedule 4.13, where such breach or default, individually or in the aggregate, is reasonably expected to have a Material Adverse Effect. Each Contract listed in Schedule 4.13 is in full force and effect against, and constitutes the enforceable obligations of, the Partnership and, to the Sellers' Knowledge, the other parties thereto.

        4.14. Intellectual Property. The Partnership has not received any written notice asserting that, and, to the Sellers' Knowledge, there is no reason to believe that, the conduct of the business of the Partnership infringes upon or violates any Intellectual Property of any Person, except for any infringement or violation that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Schedule 4.14 lists all software licenses and patents used in the conduct of the Partnership's business, other than programs existing on any personal computers owned by the Partnership, back office accounting software or otherwise generally available off-the-shelf software. The Partnership owns or has a license to use the software listed on Schedule 4.14(a).

        4.15. Insurance Coverage. Schedule 4.15 sets forth a list of all insurance policies and fidelity bonds currently in effect providing insurance coverage to the Partnership with respect to the assets, business, operations, employees, officers or directors of the Partnership. There is no claim by the Partnership pending under any such policies or bonds to which coverage has been denied by the underwriters or issuers of such policies or bonds nor has any denial of coverage or reservation of rights notice been given by any such underwriter and issuer with respect to a claim that is still pending. All premiums due under such policies and bonds have been timely paid and the Partnership has otherwise complied in all material respects with the terms and conditions of all such policies and bonds. To Sellers' Knowledge, such policies of insurance and bonds are in full force and effect. To Sellers' Knowledge, there is no threatened termination of, or material alteration of coverage under, any such policies and bonds.

        4.16. Permits. To Sellers' Knowledge, the Partnership holds all of the Permits required under Applicable Law for the Partnership's business and operations as presently conducted. Except as set forth in Schedule 4.16, (i) to Sellers' Knowledge, the Permits are valid and in full force and effect, (ii) the Partnership has not received any notice that any Governmental Entity intends to cancel, terminate or not renew any such Permit, and (iii) the Partnership is not in default under and no condition exists that with or without the giving of notice or the passage of time, or both, would constitute a default under, any such Permit, except for any defaults or conditions that do not, and are not reasonably expected to have, a Material Adverse Effect.

        4.17. Hedging. Except as set forth on Schedule 4.17, the Partnership is not engaged in any natural gas or other futures or options trading in respect of which it has any material future liability, or a party to any swaps, hedges, futures or similar instruments.

        4.18.   Regulatory Matters.

                (a) Neither the Partnership nor any portion of its assets is subject to the jurisdiction of the Federal Energy Regulatory Commission under the Natural Gas Act of 1938.

                (b) The Partnership is not (i) a "public utility company", a "holding company" or a "subsidiary company" of a "holding company" or (ii) to the Sellers' Knowledge, an "affiliate" of a "holding company", in each case within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        4.19. Environmental Matters. Except as set forth on Schedule 4.19: (i) neither the Sellers nor the Partnership has received any notice of alleged violation of or potential liability under applicable Environmental Laws relating to the Partnership or its properties or operations; (ii) the Partnership is not subject to any unresolved proceeding, or to Sellers' Knowledge, any investigation or inquiry, initiated by any Governmental Entity pursuant to applicable Environmental Laws; (iii) all environmental reports prepared by or at the direction of Sellers or, to Sellers' Knowledge, by the Partnership, and all correspondence between the Partnership and any Governmental Entity addressing potentially material environmental matters, as well as all other environmental documents and records maintained in the ordinary course of business or otherwise required to be maintained by applicable Environmental Laws, have been made available for review by Purchaser; (iv) to Sellers' Knowledge, the Partnership and its properties and operations are and, within any unexpired statute of limitations period, have been in compliance with applicable Environmental Laws;
(v) to Sellers' Knowledge, the properties owned, leased, operated, or occupied by the Partnership are not subject to any unfulfilled remedial obligation imposed under applicable Environmental Laws, and the Partnership is not subject to any unfulfilled remedial obligations at any other property not owned, leased, operated, or occupied by the Partnership; (vi) to Sellers' Knowledge, the Partnership possesses all Permits required under applicable Environmental Laws for its operations as presently conducted, and all such Permits are in full force and effect; and (vii) to the Knowledge of Sellers, there has been no exposure of any Person or property to any Hazardous Materials in connection with the properties or operations of the Partnership that is reasonably expected to result in a claim for damages or compensation.

        4.20.   Employee Matters.

                (a) The Partnership does not now have, and has never had, any employees. Schedule 4.20(a) sets forth a complete and accurate list of the name, current compensation, and date of hire of each current employee of Sellers or their Affiliates (other than the Partnership) whose duties relate primarily to the business of the Partnership (the "PARTNERSHIP WORKFORCE"). The Partnership Workforce includes the individuals identified in Schedule 4.20(a) as the "Field Employees" and the "General Office Employees".

                (b) With respect to the Partnership Workforce, there is no labor strike, dispute, slowdown, or stoppage actually pending or, to Sellers' Knowledge, threatened. No collective bargaining agreement determines the terms and conditions of employment of any individual included in the Partnership Workforce and no collective bargaining agreement relating to the Partnership Workforce or any part thereof is currently being negotiated. With respect to the Partnership Workforce, no claims, lawsuits, petitions, charges, investigations, complaints, proceedings, suits, demands or actions before any Governmental Entity or arbitrator are pending or, to Sellers' Knowledge, threatened against any of Sellers and their Affiliates with respect to employment and employment practices, terms and conditions of employment, and wages and hours. To Sellers' Knowledge, there is no effort currently underway to organize the Partnership Workforce or any part thereof.

                (c) Schedule 4.20(c) sets forth a list or description of each material "employee benefit plan" within the meaning of Section 3(3) of ERISA, in which any individual included in the Partnership Workforce is a participant (collectively, the "BENEFIT PLANS"). Except as set forth in Schedule 4.20(c), the Benefit Plans are in compliance with all applicable requirements of ERISA, the Code, and other applicable laws and have been administered in accordance with their terms and such laws, in each case in all material respects. Except as set forth in Schedule 4.20(c), there are no pending or, to Sellers' Knowledge, threatened claims involving any individual included in the Partnership Workforce and no pending or, to Sellers' Knowledge, threatened litigation involving any individual included in the Partnership Workforce with respect to any of the Benefit Plans, other than ordinary and usual claims for benefits by participants and beneficiaries. None of Sellers, the Partnership and the other Affiliates of Sellers has entered into an employment, severance, change in control or similar agreement with any individual included in the Partnership Workforce.

                (d) Effective immediately prior to the Closing Date, the Partnership (i) shall have withdrawn from the Benefit Plans and all other employee benefit plans and compensation plans, programs or arrangements (written or oral, terminated or active) sponsored, maintained, contributed to, or required to be contributed to by Sellers, any Affiliate of Sellers or any corporation, trade, business or entity under common control with the Partnership (within the meaning of Section 414 (b), (c), (m) or (o) of the Code or Section 4001 of ERISA) or with respect to which Sellers, any Affiliate of Sellers or any such corporation, trade, business or entity has any liability (whether accrued, contingent, secondary or otherwise) ("BENEFIT ARRANGEMENTS") and (ii) shall have transferred sponsorship of all Benefit Arrangements maintained or sponsored by the Partnership to Sellers or another Affiliate of Sellers. On the Closing Date, the Partnership shall not have any liability or obligation (whether accrued, contingent, secondary or otherwise) to, based upon or arising out of any Benefit Arrangement (whether arising under Title IV of ERISA or otherwise) or the employment relationship of any employee with Sellers and their Affiliates.

        4.21. Title to Property. Schedule 4.21 lists all of the material items of real property (including easements, rights of way and railroad crossings) and material items of tangible personal property used in the conduct of the Partnership's business. The Partnership (a) owns the personal property included on Schedule 4.21 and acquired on or prior to October 1, 2002 free and clear of all Liens other than Permitted Liens, by, through and under the Partnership or Sellers but not otherwise, (b) owns good and valid title to the personal property included on Schedule 4.21 and acquired after October 1, 2002 free and clear of all Liens other than Permitted Liens, and (c) warrants title to the real property included on Schedule 4.21 by, through and under the Partnership or Sellers but not otherwise, other than Permitted Liens.

        4.22.   Throughput Data and Information. Attached hereto as Schedule
4.22 are historical throughput data and information for the calendar years 2003 and 2004 relating to the Partnership's business. To Sellers' Knowledge, such throughput data and information are accurate and complete in all material respects with respect to the information for each calendar year period, without representation as to any specific monthly volume. To Sellers' Knowledge, subsequent to such period, there have been no material adverse changes in the volumes of natural gas gathered, processed and treated by the Partnership.

        4.23. No Representations or Warranties Implied. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 4, OR ELSEWHERE IN THIS AGREEMENT, SELLERS HAVE NOT MADE, DO NOT MAKE AND SPECIFICALLY DISCLAIM ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE VALUE, NATURE, QUALITY, ADEQUACY OR CONDITION OF THE INTERESTS, THE BUSINESS OR THE PARTNERSHIP ASSETS,
(B) THE INCOME TO BE DERIVED FROM THE INTERESTS, THE BUSINESS OR THE PARTNERSHIP ASSETS, (C) THE SUITABILITY OF THE PARTNERSHIP ASSETS FOR ANY ACTIVITIES OR USES WHICH PURCHASER MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE INTERESTS, THE BUSINESS OR THE PARTNERSHIP ASSETS OR THEIR OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY GOVERNMENTAL ENTITY, (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OF THE INTERESTS, THE BUSINESS OR THE PARTNERSHIP ASSETS, OR (F) ANY OTHER MATTER WITH RESPECT TO

THE INTERESTS, THE BUSINESS OR THE PARTNERSHIP ASSETS. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT IT IS ACQUIRING THE INTERESTS AND ACCEPTING THE PARTNERSHIP ASSETS ON AN "AS IS, WHERE IS" CONDITION AND BASIS "WITH ALL FAULTS."

                                    ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

        As of the date hereof and as of the Closing Date, Purchaser represents and warrants the following:

        5.1. Organization. Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

        5.2. Power and Authority. Purchaser has sufficient partnership power and authority to sign and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by Purchaser and, assuming the due authorization, execution and delivery hereof by Sellers, constitutes the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

        5.3. No Conflict. Neither the entering of this Agreement nor the completion of the transactions contemplated hereby by Purchaser will result in a violation of or default under: (a) any of the provisions of the governing documents of Purchaser; (b) any Contract to which Purchaser is a party or by which Purchaser is bound; or (c) any Applicable Law. Except as set forth in
Schedule 5.3, Purchaser is not required to give prior notice to, or obtain any consent, approval or authorization of, any Governmental Entity, creditor or other person in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

        5.4. Litigation. There are no claims, actions, suits or proceedings pending or, to Purchaser's Knowledge, threatened against Purchaser that restrict or limit the execution of this Agreement or Purchaser's performance under this Agreement.

        5.5. Brokers. The Purchaser and its agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement for which Sellers will have responsibility after Closing.

        5.6. Financial Capacity. Purchaser has (or will have at Closing) sufficient funds to close the transactions contemplated herein, and this Agreement is not subject to Purchaser's ability to obtain financing from any other party.

        5.7. Purchase for Own Account. The Interests to be acquired by Purchaser pursuant to the terms of this Agreement are being and will be acquired for Purchaser's own account and with no intention of distributing or reselling such Interests or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state therein. If Purchaser should in the future decide to dispose of any part of the Interests, Purchaser understands and agrees that it may do so only in compliance with the applicable federal and state securities laws, as then in effect. Purchaser, together with its directors and executive officers and advisors, is familiar with investments of the nature of the Interests, understands that this investment involves substantial risks, has adequately investigated the Interests, and has substantial knowledge and experience in financial and business matters such that it is capable of evaluating, and has evaluated, the merits and risks inherent in purchasing the Interests, and is able to bear the economic risks of such investment.

        5.8. Investigation and Evaluation. Purchaser acknowledges that: (a) Purchaser is experienced in the operation and/or evaluation of the type of business conducted by the Partnership; (b) Purchaser and its directors, officers, attorneys, accountants and advisors, have been given the opportunity to examine to the full extent deemed necessary and desirable to Purchaser all records and other information with respect to the Partnership, the Interests, the business of the Partnership, and the Partnership assets; (c) Purchaser has taken, and hereby takes, full responsibility for determining the scope of its investigations of the Partnership, the Interests, the business of the Partnership, and the Partnership assets and the manner in which such investigations have been conducted, and has examined the Partnership, the Interests, the business of the Partnership, and the Partnership assets to its full satisfaction; (d) Purchaser is fully capable of evaluating the adequacy and accuracy of the information obtained by Purchaser in the course of such investigations; and (e) Purchaser has not relied, and will not rely, on Sellers, the Partnership, or any of their respective officers, directors, employees, agents and advisors, with respect to any matter in connection with the Purchaser's evaluation of the Partnership, the Interests, the business of the Partnership, and the Partnership assets, other than the representations and warranties of Sellers specifically set forth in this Agreement.

        5.9. No Knowledge of Sellers' Breach. To Purchaser's Knowledge, there is no breach of any representation or warranty made by Sellers or of any other condition or circumstance that would excuse Purchaser from the timely performance of its obligations hereunder. Purchaser shall notify Sellers as promptly as practicable if any such information comes to its attention prior to Closing.

        5.10. Financing Commitment. Purchaser has obtained the financing commitment attached hereto as Exhibit C (the "FINANCING COMMITMENT"). To Purchaser's Knowledge, there are no facts or circumstances that will prohibit, or are reasonably expected to prohibit, funding in accordance with the Financing Commitment.

                                    ARTICLE 6
                                    COVENANTS

        6.1. Continued Conduct of Business. Between the date hereof and the Closing Date, Sellers agree that:

                (a) The Partnership shall conduct its business and maintain its books, accounts and records only in the usual and ordinary course consistent with past practice (including maintaining the Partnership's Permits), except that Sellers will have the right, at any time prior to Closing, to distribute cash or cash equivalents received or held by the Partnership to Sellers or Sellers' Affiliates;

                (b) Except with prior written authorization from Purchaser, the Partnership shall not: (i) except as set forth in Section 6.14, sell or transfer any assets of the Partnership with a value in excess of $20,000, except natural gas or other liquid hydrocarbon sold in the ordinary course of business and in compliance with Section 6.1(g); (ii) except as set forth on Schedule 6.1, enter into any leases, contracts or commitments that require the payment or receipt of more than $50,000 United States Dollars, except for contracts entered into in the ordinary course of business and which may be terminated without penalty with no more than 30 days notice, and which provide for the receipt or delivery of less than 200 MMBtu/day of natural gas or its equivalent; (iii) enter into any mortgage, pledge or other encumbrance on any assets of the Partnership; (iv) borrow or loan any funds; (v) amend or terminate any material Permit or Material Contract; (vii) enter into any merger or consolidation with any Person; (viii) commit the Partnership to make any capital expenditures in excess of the Permitted Capital Expenditures; or (ix) engage in any new line of business;

                (c) The Partnership must not incur any obligations or liabilities other than those authorized herein or those that are usual and normal in the ordinary course of business, consistent with past practice;

                (d) Sellers and their Affiliates shall not terminate the employment of any individual included in the Partnership Workforce other than for cause;

                (e) Sellers and their Affiliates shall not (i) other than scheduled salary increases made in the ordinary course of business consistent with past practices, increase compensation payable or that could become payable, directly or indirectly, to any individual included in the Partnership Workforce or (ii) increase benefits under, or adopt any bonus, insurance, pension or other employee benefit plan payment or arrangement for or with any individual included in the Partnership Workforce, all except as in the usual and ordinary course consistent with past practice, or otherwise amend any such plan, payments or arrangements, all except as required by applicable laws;

                (f) The Partnership shall continue to pursue the capital projects identified on Schedule 1.1(b) in the ordinary course of business consistent with the Partnership's past practices; and

                (g) The Partnership shall continue to market natural and other liquid hydrocarbons in the ordinary course of business consistent with past practice; provided, however, that, without Purchaser's prior consent, the Partnership shall not market any natural gas or liquid hydrocarbons for any period that extends beyond the end of the month in which the Closing occurs (unless the Closing occurs after the 25th calendar day of any month, in which event such marketing may extend to the end of the month immediately following the month in which the Closing occurs).

        6.2. Disclosure of Breaches. Sellers and Purchaser shall promptly notify the other Party of the occurrence of any event or condition that could reasonably be expected to adversely affect the ability of any Party to perform fully the transactions contemplated by this Agreement or to make either Party's representations and warranties set forth in this Agreement not be true and correct at Closing.

        6.3. Employees. Prior to the Closing Date, (i) Purchaser shall extend an offer of employment to each individual identified on Schedule 4.20(a) as a "Field Employee;" and (ii) Purchaser may, in its sole discretion, extend an offer of employment to each individual identified on Schedule 4.20(a) as a "General Office Employee;" provided, however, that any such offer of employment shall be conditioned upon Closing and the satisfactory results of any background checks, drug testing and/or medical examinations that Purchaser determines to be required by Applicable Laws. All offers must be for employment with Purchaser in positions comparable to those held by such employees immediately prior to the Closing Date, with initial base wages or base salaries that are no less favorable than the base wages or base salaries provided to those employees immediately before the Closing Date. All offers must also provide that such employees be eligible to participate in the employee benefit plans and programs of Purchaser on substantially the same basis as similarly situated employees of Purchaser or Purchaser's Affiliates. The term "TRANSFERRED EMPLOYEE" as used in this Agreement means each individual of the Partnership Workforce who is offered and accepts employment with Purchaser and who actually becomes employed by Purchaser. The date of hire by Purchaser for each individual who accepts an employment offer from Purchaser pursuant to this Section and who actually becomes employed by Purchaser in accordance with such offer shall be on the later of the Closing Date or the date such individual, if not actively at work on the Closing Date for any reason, excluding vacation, jury duty or similar approved absence or regularly scheduled days off, returns to active employment with Purchaser, provided such individual returns within 90 days of the Closing Date. For a period of one year after the Closing Date, Purchaser agrees not to terminate any of the Transferred Employees (other than for cause) or decrease their base wages or base salaries. Between the date hereof and the Closing Date, Sellers and their Affiliates shall provide Purchaser with reasonable access to the individuals included in the Partnership Workforce. Sellers and their Affiliates shall not take any action to discourage any individual identified as a Field Employee on Schedule 4.20(a) from accepting an offer of employment from Purchaser and will not increase the wages, salary or benefits of any individual included in the Partnership Workforce to discourage such individual from accepting an offer of employment from Purchaser.

        6.4. Removal of Marks. All rights to the name "Energy Transfer," "ETC," and any derivative thereof are expressly retained by Sellers and their Affiliates (the "ENERGY TRANSFER MARKS"), and the Partnership has no rights thereto after Closing. Within one hundred twenty (120) days after Closing, Purchaser shall: (a) remove all marks on signs and other markers from any of the assets or properties of the Partnership bearing the name "Energy Transfer" or "ETC" or any derivative thereof; and (b) change the name of the Partnership.

        6.5.    Regulatory Filings.

                (a) Purchaser and Sellers will take all commercially reasonable actions necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with, and to give all notices to, Governmental Entities required to accomplish the transactions contemplated by this Agreement.

                (b) This Agreement is subject in all respects to and conditioned upon compliance by the Parties with the HSR Act, to the extent that the HSR Act is applicable to the transactions contemplated by this Agreement. The Parties shall make any filings required under the HSR Act within five Business Days after the date hereof and provide such information to the Federal Trade Commission as is required in connection with the HSR Act as soon as practicable after a request therefor.

                (c) Notwithstanding any provision herein to the contrary, each of the Parties will: (i) comply as expeditiously as possible with all lawful requests of Governmental Entities for additional information and documents pursuant to the HSR Act, (ii) not (A) extend any waiting period under the HSR Act or (B) enter into any voluntary agreement with any Governmental Entity not to consummate the transactions contemplated by this Agreement, except with the prior consent of the other Party, and (iii) cooperate with each other and use all reasonable efforts to obtain the requisite approval of the Federal Trade Commission and the United States Department of Justice.

                (d) Purchaser will be responsible for paying 100% of the filing fees required with respect to any filing under the HSR Act.

                (e) To the extent that any Permits held by the Partnership under any Environmental Laws or any other Applicable Laws (including any Applicable Laws administered by the FCC) are required to be transferred, reissued or confirmed as a result of the transactions contemplated hereby, Sellers shall use its commercially reasonably efforts to: (i) cooperate with the Purchaser in filing any notifications, forms, letters or other documents, with the applicable Governmental Entity as may be required by statute or regulation within the time frames prescribed therein, (ii) provide promptly to the applicable Governmental Entity such information and other documentation that they may reasonably request and (iii) transfer or reissue any Permits that are necessary to the continued operation of the businesses of the Partnership, including any actions that are required post Closing.

        6.6. Schedules. The Parties agree and acknowledge that the Schedules in this Agreement may be incomplete or subject to revision prior to the Closing. The Parties will cooperate and work in good faith to complete and update such Schedules in a manner consistent with the requirements of this Agreement. For purposes of determining whether Purchaser's conditions set forth in Section 7.1 or the Sellers' conditions set forth in Section 7.2 have been fulfilled, the Schedules shall be deemed to include only the information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any update, supplement or amendment thereto to the extent such information relates to periods prior to the dates of the Schedules attached to this Agreement when signed and delivered; provided, however, that if as a result of the matters disclosed on such update, supplement or amendment, Purchaser's conditions set forth in Section 7.1 or Sellers' conditions set forth in Section 7.2, as applicable, are not satisfied, but Purchaser waives or Sellers waive such conditions and the Closing occurs, then all matters disclosed by either Party pursuant to any such update, supplement or amendment at or prior to the Closing shall be deemed to be matters of which the opposite Party had Knowledge for purposes of Section 6.7.

        6.7. Closing Over Breaches or Unsatisfied Conditions. If Sellers or Purchaser elect to proceed with the Closing with Knowledge of any failure of any condition to be satisfied in its favor, the condition that is unsatisfied at the Closing Date and the underlying breach of the representation, warranty or covenant which resulted in the failure of the condition to be satisfied

(if applicable) will be deemed waived by such Party and such Party will be deemed to fully release and forever discharge the other Party on account of any and all claims, demands or charges, known or unknown, with respect to the same.

        6.8. Imbalances. Schedule 6.8 sets forth the actual amounts of the Imbalance Payables and the Imbalance Receivables as of the date set forth in such schedule. Sellers agree to cause the Partnership to use commercially reasonable efforts to minimize the amount of the Imbalance Payables and the Imbalance Receivables outstanding as of the Effective Time. Sellers will make a good faith estimate of the Imbalance Payables and the Imbalance Receivables as of the date five Business Days before Closing and will update Schedule 6.8 to reflect such estimate. The net amount of the Imbalance Payables and the Imbalance Receivables set forth in the final Schedule 6.8 will be cashed out as between Sellers and Purchaser based upon the formula set forth in Schedule 6.8 and identified as the "Imbalance Cash Out Formula" (the "IMBALANCE VALUE"). The Purchase Price will be adjusted by the Imbalance Value in accordance with
Section 2.4.

        6.9. Further Actions. Each of the Purchaser, the Sellers and the Partnership shall execute and deliver such instruments and take such other actions as may reasonably be required to (a) carry out the intent of this Agreement and (b) consummate the transactions contemplated hereby. In addition,
(i) at or prior to the Closing, Sellers shall terminate any authorizations and powers of attorney regarding the Partnership or its business in favor of any Person other than a Transferred Employee and shall cause the Partnership to terminate (and to obtain mutual releases with respect to any liabilities and obligations under) any Contracts with Sellers or any of their respective Affiliates other than items 1 and 2 on Schedule 6.9 and (ii) effective as of the Closing, Sellers shall cause the Partnership to have no right or responsibility with respect to any of the types of obligations described in Section 4.17.

        6.10.   Access to Information; Cooperation.

                (a) From the date hereof until the Closing Date, Sellers will (i) give, and will cause the Partnership to give, Purchaser, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, assets, books, records and other documents of the Partnership and to the books and records of the Sellers relating to the Partnership (provided, however, that the Purchaser shall not be entitled to conduct any environmental testing or sampling on or at any properties or Facilities of the Partnership without the prior written consent of the Sellers (which consent may be withheld in Sellers' sole discretion), (ii) furnish, and will cause the Partnership to furnish, to Purchaser, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information prepared by Sellers or the Partnership in the ordinary course of business and relating to the Partnership as such person may reasonably request, and (iii) permit Purchaser to make such inquiries of such persons having business relationships with the Partnership (including suppliers, licenses and customers) as Purchaser shall reasonably determine (provided that such inquiries are coordinated with Sellers, and Sellers are given the opportunity to have a representative participate with the Purchaser), and Sellers will cooperate fully, and will cause the Partnership to cooperate fully, with Purchaser in connection therewith. Any investigation pursuant to this Section 6.10 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Sellers or the Partnership. No investigation by Purchaser or other information received by Purchaser shall operate as a waiver or otherwise affect any representation, warranty, covenant or agreement given or made by Sellers or the Partnership hereunder.

                (b) Promptly following Closing, Sellers will provide representatives of Purchaser, at no cost or expense to Sellers, with assistance and access to data during normal business hours, including accounting and other books and records of the Partnership and Sellers (to the extent related to the Partnership) and appropriate personnel of Sellers and Sellers' Affiliates, reasonably required by Purchaser to enable Purchaser to prepare for the
Partnership: (i) an audited balance sheet and related statements of income and cash flows for each of its three most recent fiscal years, or (ii) other financial statements. Sellers agree to authorize Purchaser's independent auditors access to the Partnership's working papers. However, it is expressly agreed that no Purchaser representative, including the independent auditors engaged by Purchaser as contemplated by this Section 6.10(b), will have access to any unpublished accounting information or working papers other than those of the Partnership.

        6.11. Notices of Certain Events. Each Party shall promptly notify the other Party of:

                (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                (b) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

                (c) any written notice or threat of the cancellation of any insurance policy maintained on behalf of the Partnership or any denial of coverage or reservation of rights notice received with respect to any claim for which insurance is or may be available;

                (d) any actions, suits, claims, investigations or proceedings commenced, or, to either Party's Knowledge, threatened against, or relating to or involving or otherwise affecting Sellers, Purchaser or the Partnership that, if pending on the date of this Agreement, would have been required to have been disclosed under this Agreement; and

                (e) any damage, destruction, loss or casualty (whether or not covered by insurance) or any other event that would have a material effect on the business of the Partnership.

        6.12. Casualty Loss. In the event any assets of the Partnership are lost, damaged or destroyed by fire, flood, storm or other casualty or taken in condemnation prior to the Closing Date, and the monetary value of such loss, damage, destruction or taking ("CASUALTY LOSS") is less than $2 million (without regard to insurance coverage), then the Casualty Loss will not affect Closing or the Purchase Price, and Purchaser will be entitled to receive (and Sellers will assign any of their respective rights to) any insurance proceeds paid or payable with respect to the Casualty Loss. If the Casualty Loss is $2 million or more (without regard to insurance coverage), the Purchase Price shall be reduced by an amount equal to the amount of such Casualty Loss, and the Partnership shall assign to Sellers if necessary and Sellers shall be entitled to receive or retain any insurance and/or condemnation payable in connection therewith.. In addition to the foregoing right, if the sum of the Casualty Loss and the net present value of any lost net revenues that is reasonably expected to be suffered by the Partnership from and after the Closing as a result of such Casualty Loss exceeds $10 million, either Party may terminate this Agreement pursuant to Section 9.1.

        6.13. Insurance. Effective at Closing, Sellers may terminate or cause the Partnership to terminate all insurance coverage on the Partnership or its assets (the "PARTNERSHIP INSURANCE POLICIES"), and Purchaser is solely responsible to provide any insurance coverage from and after the Closing Date. Any premiums returned to Sellers or the Partnership related to periods after Closing will be paid to Purchaser. Nothing in this Section will terminate coverage with respect to any claims made under the Partnership Insurance Policies before Closing.

        6.14. Excluded Assets. Before Closing, Sellers shall cause the Partnership to assign all right, title and interest in and to the assets and properties listed on Schedule 6.14 to this Agreement (the "EXCLUDED ASSETS") to Sellers or one of Sellers' Affiliates. Notwithstanding anything to the contrary contained in this Agreement, the transactions contemplated by this Agreement exclude the Excluded Assets.

        6.15. Books and Records. At Closing, Sellers shall deliver to Purchaser or cause to be present at the Facilities, originals of the Partnership's partnership agreement and any company records related to the Partnership. Within a reasonable period (not to exceed 90 days) after the Closing Date, Sellers shall deliver to Purchaser all originals of any other books, logs, records, documents and data of the Partnership or the Sellers and its Affiliates, to the extent relating solely or primarily to the Partnership or the Facilities and not delivered pursuant to the preceding sentence, as well as copies of all books, logs, records, documents and data of the Sellers and its Affiliates that relate to the Partnership or the Facilities and do not relate solely to the Sellers or such Affiliates (any information not relating to the Partnership or the Facilities may be redacted), as applicable.

        6.16.   Title Review.

                (a) Within the Defect Examination Period (as defined below), Purchaser may conduct a review of the Partnership's title to the real property interests described in Schedule 4.21 or used in the conduct of the Partnership's business (the "REAL PROPERTY INTERESTS"), and assert "Title Defects" as defined below against Sellers, in accordance with the procedures set forth in this
Section 6.16. As used in this Section 6.16, "Title Defect" means any title gap, Lien (other than a Permitted Lien) or failure to grant the rights currently used by the Partnership, in, upon or against the Partnership's title to the Real Property Interests that would cause the Partnership not to have good and marketable title to such Real Property Interests or not to be able to use such Real Property Interests for the Partnership's business as currently conducted. The foregoing notwithstanding, any defect in title, title gap, Lien, or failure to grant the rights currently used by the Partnership, with respect to an easement or right-of-way, will not constitute a Title Defect if the defect, title gap, Lien or failure to grant the rights currently used by the Partnership does not and is not reasonably likely to prohibit or interfere with the use thereof in accordance with past practice.

                (b) Prior to the expiration of the Defect Examination Period, Purchaser shall furnish to Sellers written notice(s) (each, a "DEFECT NOTICE") specifying in reasonable detail each matter which, in Purchaser's opinion, constitutes a Title Defect (including any and all reasonable supporting documentation), and which Purchaser wishes to assert as a Title Defect hereunder, together with the costs that Purchaser, in good faith, estimates to be the costs necessary to cure or remediate the described Title Defects (each a "DEFECT AMOUNT"). The "DEFECT EXAMINATION PERIOD" shall mean the period commencing on the date hereof and ending 40 days after such date or 2 Business Days before Closing, if earlier. Any Title Defects not asserted by Purchaser on or before the expiration of the Defect Examination Period in accordance with this Section 6.16 shall be deemed conclusively to be waived. Sellers shall have no liability for any Defect Amount until and unless the sum of all Defect Amounts exceeds $250,000 (the "TITLE THRESHOLD") and then only to the extent that such sum exceeds the Title Threshold.

                (c) If the sum of all Defect Amounts asserted by Purchaser exceeds $5,000,000, Sellers may terminate this Agreement pursuant to Section
9.1. If the sum of all Defect Amounts asserted by Purchaser is good faith exceeds $10,000,000, Purchaser may terminate this Agreement pursuant to Article 9.

                (d) Sellers shall provide a written response to Purchaser within 15 days following the expiration of the Defect Examination Period stating, with respect to each Title Defect asserted in the Defect Notice(s), whether or not Sellers agree: (a) that the alleged Title Defect constitutes a Title Defect under the terms of this Agreement; and (b) that Purchaser's estimate of the Defect Amount attributable to each Title Defect asserted by Purchaser is acceptable to Sellers (the "RESPONSE NOTICE"). If Sellers disagree with Purchaser's assertion of the existence of a Title Defect or the Defect Amount with respect thereto, Sellers' Response Notice shall also specify in reasonable detail Sellers' grounds for such disagreement, the Defect Amount estimated in good faith by Sellers therefor, or both, as the case may be. If Sellers do not include in their Response Notice an objection to a Title Defect or to the Defect Amount, or if Sellers' Response Notice agrees that the alleged Title Defect constitutes a Title Defect under the terms of this Agreement and that Purchaser's estimate of the Defect Amount is acceptable, then that Defect Amount shall be the amount taken into consideration under this Section 6.16, regardless of the costs that Purchaser in fact incurs in curing that Title Defect. Sellers and Purchaser will attempt in good faith to resolve any disagreements with respect to the matters set forth in Purchaser's Defect Notice(s) and Sellers' Response Notice within 30 days following Purchaser's receipt of Sellers' Response Notice. If Sellers and Purchaser are unable, within such 30 day period, to agree in writing as to the existence or value, as applicable, of any Title Defect, the Parties agree to submit the dispute to an oil and gas title attorney licensed to practice law in the state of Oklahoma and mutually agreeable to the Parties (or if the Parties do not agree, as appointed by a state district judge in Beckham County, Oklahoma)(herein, the "INDEPENDENT ATTORNEY"). The decision of the Independent Attorney with respect to the disputed matters shall be final and binding on the Parties. The Parties will direct the Independent Attorney to render its decision with respect to such matters within 15 days after the dispute is submitted, or such reasonably longer period as the Independent Attorney requires in its reasonable discretion. Sellers and Purchaser will each promptly provide all information and documents within their respective possession that the Independent Attorney requests in order to make its decision with respect to the disputed matters. The fees of the Independent Attorney will be borne equally by Sellers, on the one hand, and Purchaser, on the other hand.

                (e) With respect to each Title Defect, Sellers may, at their election, either remit to Purchaser the Defect Amount (after satisfaction of the Title Threshold) or at Sellers' sole cost and expense, and subject to the prior consent of Purchaser (such consent not to be unreasonably withheld), cure within the Cure Period (as hereinafter defined) such Title Defect asserted by Purchaser for which Sellers are liable hereunder. The "Cure Period" shall mean the period of time commencing on the expiration of the Defect Examination Period and ending 90 days after such date. Immediately following the expiration of the Cure Period, Sellers shall provide Purchaser with written evidence of any curative actions which, in Sellers' determination, cure the Title Defect. On or before the expiration of 15 days following Purchaser's receipt of such notice, Purchaser shall provide to Sellers in writing a list of those Title Defects asserted by Purchaser which Sellers claim to have cured pursuant to this Section, and which Purchaser determines not to have been cured. For a period of 30 days after Sellers' receipt of Purchaser's notice of uncured Title Defects, Sellers and Purchaser shall attempt in good faith to resolve disputes as to such items by agreement. In the event that the dispute concerning any uncured Title Defect is not resolved within this 30 day period, and the Parties are unable to resolve all disputes concerning the existence of Title Defects or Defect Amounts within this 30 day period, then Sellers shall remit to Purchaser the Defect Amount for such uncured Title Defect (after satisfaction of the Title Threshold).

                (f) The existence of any dispute under this Section 6.16 will not delay Closing, and the resolution of disputes regarding any Title Defect asserted by Purchaser in conformance with this Section 6.16 will be resolved after the Closing as herein provided.

                                    ARTICLE 7
               CONDITIONS TO OBLIGATIONS OF PURCHASER AND SELLERS

        7.1. Conditions to Obligations of Purchaser. The obligations of Purchaser to close the transactions contemplated by this Agreement are subject to the fulfillment of each of the following conditions on or before the Closing Date (it being understood that Purchaser may waive any one or more of said conditions at its discretion):

                (a) The representations and warranties of Sellers set forth in Article 4 must be true and correct in all material respects (or, in the case of any such representations and warranties that contain a materiality or Material Adverse Effect qualifier, true and correct in all respects) on the Closing Date with the same force and effect as if made at and as of such date, and Purchaser must receive from Sellers a certificate to that effect.

                (b) Sellers must have performed or complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by them on or prior to the Closing Date, and Purchaser must receive from Sellers a certificate to that effect.

                (c) There must not be any action, suit or other proceeding pending by any Person or Governmental Entity, or threatened by a Governmental Entity, (i) to enjoin, restrict, or prohibit the purchase of the Interests as contemplated by this Agreement, (ii) seeking to require divestiture by Purchaser of any of the Interests or (iii) seeking to restrain, prohibit or otherwise interfere with the ownership and operation by the Purchaser of the business or assets of the Partnership that would result in a Material Adverse Effect on the business of the Partnership or to compel Purchaser or any of its Affiliates to dispose of all or any material portion of the business or assets of the Partnership or of the Purchaser or any of its Affiliates.

                (d) There must not be any event or events having a Material Adverse Effect that have not been cured in full.

                (e) Any waiting period applicable under the HSR Act to the transactions contemplated by this Agreement shall have expired or been terminated, and Purchaser and Sellers must receive the authorizations, permits and consents identified in Schedule 4.3 and Schedule 5.3.

                (f) Purchaser must receive all documents requiring delivery or execution by Sellers or third parties, if any, as provided hereunder.

                (g) There shall be no provision of Applicable Law or order of a Governmental Entity that is enacted or issued after the date of this Agreement (as applicable) that restricts or prohibits the purchase of the Interests as contemplated by this Agreement or that has any of the consequences referred to in Section 7.1(c)(ii) or (iii).

        7.2. Conditions to Obligations of Sellers. All obligations of Sellers hereunder are subject to the fulfillment of each of the following conditions on or before the Closing Date (it being understood that Sellers may waive any one or more of said conditions at its discretion):

                (a) The representations and warranties of Purchaser set forth in Article 5 must be true and correct in all material respects on the Closing Date with the same force and effect as if made at and as of such date, and Sellers shall have received from Purchaser a certificate to that effect.

                (b) Purchaser must have performed or complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by Purchaser at or prior to the Closing Date, and Sellers shall have received from Purchaser a certificate to that effect.

                (c) There must not be any action, suit, or other proceeding pending to enjoin, restrict, or prohibit the sale of the Interests as contemplated by this Agreement.

                (d) Any waiting period applicable under the HSR Act to the transactions contemplated by this Agreement shall have expired or been terminated, and Sellers must receive any and all governmental or third party authorizations, permits and consents necessary for Sellers to transfer the Interests, including the authorizations, permits and consents identified on
Schedule 4.3 and Schedule 5.3 hereof.

                (e) Sellers must receive all documents requiring delivery or execution by the Purchaser or third parties, as provided hereunder.

                (f) There shall be no provision of Applicable Law or order of a Governmental Entity that is enacted or issued after the date of this Agreement (as applicable) that restricts or prohibits the sale of the Interests as contemplated by this Agreement.

                                    ARTICLE 8
                                 INDEMNIFICATION

        8.1. Indemnification by Sellers. Sellers (jointly and severally) agree to indemnify and hold Purchaser, its Affiliates and their respective directors, officers, employees, contractors, agents and other representatives (each such Person being herein called a "PURCHASER INDEMNIFIED PARTY," and all such Persons being collectively herein called the "PURCHASER INDEMNIFIED PARTIES") harmless against any liability, loss, damage, action, award, suit, proceeding, hearing, investigation, charge, complaint, demand, injunction, judgment, order, decree, ruling, taxes or liens, claim, cost, or expense (including penalties and interest and reasonable legal fees and costs) (individually or collectively, "LOSSES") that such Purchaser Indemnified Party incurs to the extent arising out of or resulting from any of the following: (i) the failure of any of the representations and warranties made by Sellers in
Article 4 of this Agreement or in any certificate delivered at the Closing (other than with respect to the first sentence of Section 4.6) to be true and correct as of the date made (provided, however, that with respect to any claim for indemnity brought after Closing for purposes of determining whether a breach of such representations and warranties has occurred and the amount of Losses incurred, any limitation or qualification as to materiality or Material Adverse Effect set forth in such representation and warranty shall be disregarded); (ii) the failure of Sellers to perform any of the covenants and agreements contained herein; (iii) as a result of the Partnership being a part of a "single employer" within the meaning of Section 4001 of ERISA, or would otherwise have any liability of any Benefit Plan of Sellers or their Affiliates; (iv) for any Tax of Sellers or any Tax of the Partnership arising as a result of the Partnership being a part of a consolidated group under Treasury Regulation Section 1.1-502 (or any similar provision of state or local law); (v) any Excluded Asset (vi) the breach of the representation and warranty of the Sellers made in the first sentence of Section 4.6 or in any certificate delivered at the Closing with respect to such representation; or (vii) relating to or arising out of the matters disclosed on Schedule 8.1.

        8.2. Indemnification by Purchaser. Purchaser agrees to indemnify and hold each Seller, its Affiliates and their respective directors, officers, employees, contractors, agents and other representatives (each such Person being herein called a "SELLER INDEMNIFIED PARTY," and all such Persons being collectively herein called the "SELLER INDEMNIFIED PARTIES") harmless against any Losses that such Seller Indemnified Party incurs to the extent arising out of or resulting from any of the following: (i) the failure of any of the representations and warranties made by Purchaser in Article 5 of this Agreement or in any certificate delivered at the Closing to be true and correct as of the date made; (ii) the failure of Purchaser to perform any of the covenants and agreements contained herein; or (iii) except as otherwise provided in Section
3.4 or 8.1 hereof, all obligations and liabilities of whatever kind and nature, primary or secondary, direct or indirect, absolute or contingent, known or unknown, whether or not accrued, relating to the business of the Partnership, the assets of the Partnership or the ownership of the Interests, including any such obligations or liabilities contained in any contract or any license, lease, contract, commitment, agreement or instrument binding the Partnership and whether arising before or after the Closing Date.

        8.3. Indemnification Procedures. The Party entitled to receive indemnification under this Agreement (the "INDEMNITEE"), shall promptly give to the other party (the "INDEMNIFYING PARTY") written notice of any matter that such party has determined has given or could give rise to a right of indemnification under this Agreement. If an Indemnitee receives notice of any claim by a third party which is or may be subject to indemnification (a "THIRD PARTY CLAIM"), Indemnitee shall give Indemnifying Party prompt written notice of such Third Party Claim and Indemnifying Party shall, at Indemnifying Party's expense, defend against such Third Party Claim. If, however, Indemnifying Party fails to acknowledge in writing its obligation to indemnify Indemnitee hereunder against all Losses that may result from such Third Party Claim, then Indemnitee, at Indemnifying Party's expense, shall be entitled, at its option, to assume the defense of such Third Party Claim through counsel of its choice. In any event, Indemnitee shall have the right to employ Indemnitee's own counsel and participate in the defense of the case, but the fees and expenses of Indemnitee's counsel shall be at the expense of Indemnitee, unless (a) the employment of Indemnitee's counsel at the expense of Indemnifying Party shall have been authorized in writing by Indemnifying Party in connection with the defense of the action, suit, or proceeding or (b) Indemnitee shall have reasonably concluded that Indemnitee's interests could only be adequately protected by Indemnitee's direct participation in or defense of the action, suit or proceeding. In any case described in clause (b) of the preceding sentence, Indemnifying Party shall not have the right to direct the defense of the action, suit or proceeding on behalf of Indemnitee, but the fees and expenses incurred in connection therewith shall be borne by Indemnifying Party. No such Third Party Claim may be settled by Indemnifying Party without the written consent of Indemnitee, unless the settlement involves only the payment of money by Indemnifying Party and such payment does not affect the goodwill of Indemnitee and/or the Partnership. Similarly, no Third Party Claim which is being defended in good faith by Indemnifying Party shall be settled by Indemnitee without the written consent of Indemnifying Party.

        8.4. Conduct of Defense. Any Party granted the right to direct the defense of a claim pursuant to this Section shall: (a) keep the other Party to this Agreement fully informed of the action, suit, or proceeding at all stages of the matter, whether or not represented; (b) promptly submit to the other Party copies of all pleadings, responsive pleadings, motions, and other similar legal documents and papers received in connection with the action, suit or proceeding; (c) permit the other Party to this Agreement and its counsel, to the extent practicable, to confer on the conduct of the defense of the action, suit, or proceeding; and (d) to the extent practicable, permit the other Party to this Agreement and its counsel an opportunity to review all legal papers to be submitted before the submission. Subject to an appropriate confidentiality agreement, the Party shall make available to each other and each other's counsel and accountants all of the books and records relating to the action, suit, or proceeding, and each Party shall render to the other any assistance as may be reasonably required in order to insure the proper and adequate defense of the action, suit, or proceeding.

        8.5. Survival of Representations, Warranties and Indemnity Obligations. The Parties' representations and warranties contained in this Agreement will survive Closing for a period of one year after the Closing Date (other than the representations and warranties under (i) Section 4.19, which will survive Closing for a period of two years after the Closing Date, (ii) Sections 4.2, 4.6 and 5.2, which will survive indefinitely and without limitation, and (iii) Sections 4.8, 4.9, 4.20(c) and 4.20(d), which will survive until 30 days after the expiration of the statute of limitations applicable to the matters covered thereby) and will then terminate and be of no further force or effect. The expiration or termination of any representation or warranty does not affect the obligations under this Article 8 if the Party seeking indemnification provides proper notice of the claim or event for which indemnification is sought prior to such expiration or termination. Neither Party has any liability to indemnify, defend or hold harmless the other Party with respect to a breach of a representation or warranty unless proper notice of a claim for such indemnification or defense is received prior to the expiration or termination of the applicable representation or warranty.

        8.6. Exclusivity of Remedies. The Parties acknowledge that the sole and exclusive remedy with respect to the subject matter of this Agreement is the right to indemnification according to the provisions set forth in this Article
8. In no event will either Party be responsible for lost profits, punitive damages, consequential damages or any other remedy otherwise available at law or in equity.

        8.7.    Liability Cap.

                (a) EXCEPT AS PROVIDED IN SECTION 8.7(B), (I) NO CLAIM FOR INDEMNIFICATION MAY BE MADE UNDER SECTION 8.1(I) (WHETHER MADE UNDER ARTICLE 4 OR ANY CERTIFICATE DELIVERED AT CLOSING) UNLESS AND UNTIL THE AGGREGATE AMOUNT OF LOSSES THAT MAY BE CLAIMED THEREUNDER EXCEEDS $5,000,000, AND THE INDEMNIFYING PARTY SHALL BE LIABLE UNDER SECTION 8.1 ONLY TO THE EXTENT SUCH LOSSES SUFFERED BY THE INDEMNIFIED PARTY EXCEED $5,000,000 IN THE AGGREGATE;
(II) NO LOSS WHICH INVOLVES LESS THAN $25,000 SHALL BE INCLUDED IN DETERMINING WHETHER THE AMOUNT OF SUCH INDEMNIFICATION EXCEEDS THE DEDUCTIBLE AMOUNT OF $5,000,000; AND (III) IN NO EVENT SHALL SELLERS' LIABILITY FOR ANY LOSSES UNDER
SECTION 8.1(I) EXCEED $40,000,000.

                (b) The deductible set forth in Section 8.7(a)(I) shall not apply to breaches of any representations and warranties (whether made under Article 4 or in any certificate delivered at Closing) of Sellers under Sections 4.2, 4.4, 4.6, 4.8, 4.20(c) and 4.20(d).

                (c) IN NO EVENT SHALL PURCHASER'S LIABILITY FOR ANY LOSSES UNDER SECTION 8.2(I) AND 8.2(III) EXCEED $40,000,000.

        8.8. Claim Reimbursement and Reduction. Any claim for Losses shall be reduced to the extent of any third party insurance or condemnation payment actually received by the Indemnified Party.

                                    ARTICLE 9
                                   TERMINATION

        9.1. Rights to Terminate. To the extent set forth in Section 9.2 of this Agreement, this Agreement may be terminated as follows:

                (a) By mutual written consent of Sellers and Purchaser, this Agreement may be terminated at any time prior to Closing.

                (b) Either Sellers or Purchaser may terminate this Agreement if a material default or breach of any provision of this Agreement has been committed by the other Party and such material default or breach has not been cured or waived by the date thirty (30) days after receipt by the other Party of written notice from the terminating Party specifying with particularity such breach or default. Such cure period may extend the Automatic Termination Date as defined in (c) below by a maximum of 10 days.

                (c) This Agreement shall terminate automatically if the Closing has not occurred by 5:00 p.m. Central Standard Time on the date that is 60 days after the execution of this Agreement (the "AUTOMATIC TERMINATION DATE").

                (d)     Either Party may terminate this Agreement as provided in
Section 6.12 or in Section 6.l6.

        9.2. Effect of Termination. If there has been a termination pursuant to Section 9.1, then this Agreement shall be deemed terminated, and all further obligations of the Parties hereunder shall terminate, except that the obligations set forth in Articles 8 and 10 shall survive. In the event of such termination of this Agreement, there will be no liability for damages on the part of a Party to another under and by reason of this Agreement or the transactions contemplated hereby except as set forth in Article 8, and except for intentionally fraudulent acts by a Party, the remedies for which will not be limited by the provisions of this Agreement. The foregoing provisions will not, however, limit or restrict the availability of injunctive or other equitable relief to the extent that the same would otherwise be available to a Party hereunder.

                                   ARTICLE 10
                                  MISCELLANEOUS

        10.1. Assignment. Neither Party may assign, delegate, sub-contract or otherwise transfer this Agreement or any of its rights or obligations without the other Party's prior written consent; provided, however, that Purchaser shall have the right to designate one or more Affiliates to take title to the Interests, but in such event, Purchaser shall remain liable for all of its obligations hereunder.

        10.2. Notices. Any notice or other communication required to be given hereunder by either party shall be deemed duly given (i) when personally delivered to the other party, or (ii) three (3) Business Days after mailing if mailed by certified mail return receipt requested, postage prepaid, addressed to the other party at the address specified below or to such address as either party may designate by giving written notice to the other.

                If to Purchaser:
                                Atlas Pipeline Partners, L.P.
                                1845 Walnut Street, Suite 1000
                                Philadelphia, PA  19103
                                Attn:  Michael Staines
                                Telephone:  (215) 546-5005
                                Fax: (215) 546-4785
                                with a copy to:

                                Vinson & Elkins L.L.P.
                                1001 Fannin St., Suite 2300
                                Houston, TX  77002
                                Attn:  Douglas S. Bland
                                Telephone:  (713) 758-2498
                                Fax:  (713) 615-5649

                If to Sellers:  La Grange Acquisition, L.P.
                                800 E. Sonterra Blvd.
                                San Antonio, Texas 78258
                                Attn:  Jim LaBauve
                                Telephone: (210) 403-7324
                                Fax: (210) 403-7524

                                with a copy to:

                                Energy Transfer Partners, L.P.
                                8801 S. Yale, Suite 310
                                Tulsa, Oklahoma 74137
                                Attn:  Robert A. Burk
                                Telephone:  (918) 492-7272
                                Fax:  (918) 493-7290

                                with a copy to:

                                Hunton & Williams LLP
                                1601 Bryan Street, Suite 3000
                                Dallas, Texas 75201
                                Attn:  Joe A. Davis
                                Telephone:  (214) 979-3038
                                Fax:  (214) 880-0011

All changes of address and/or fax numbers shall be notified to the other party in writing at least seven (7) days in advance. Any notice or other communication made hereunder made to the last domicile or fax number indicated, shall be fully effective, and will release the parties from any responsibility.

        10.3. Costs. Each Party will be responsible for all of its costs and expenses incurred in connection with this Agreement and the preparation for Closing, and the Closing hereunder, including professional fees and costs of its attorneys, accountants and advisors.

        10.4. Amendment. This Agreement may be amended only in writing, signed by Purchaser and Sellers or by a duly authorized representative.

        10.5. Entire Agreement. This Agreement and the Schedules and Exhibits attached hereto constitute the entire agreement between the Parties regarding this transaction, and they supersede all prior discussions or agreements related thereto.

        10.6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same document.

        10.7.   Confidential Obligations.

                (a) All information disclosed in connection with the negotiation and performance of this Agreement other than, with respect to the Purchaser, information regarding the Partnership from and after the Closing is "CONFIDENTIAL INFORMATION." Purchaser and Sellers: (i) shall not disclose any Confidential Information by any means whatsoever to anyone other than an officer, director, partner, or employee of, or counsel or accountant for, Purchaser or Sellers (collectively, "PERMITTED RECIPIENT"), (ii) may disclose the Confidential Information only to a Permitted Recipient and only as provided in this Section, and (iii) shall protect the confidentiality of the Confidential Information in accordance with this Agreement. The Confidential Information is proprietary and commercially sensitive and may constitute a trade secret, and disclosure to the general public could cause harm to one or both Parties.

                (b) A Party may disclose Confidential Information only to its Permitted Recipients who have a bona fide need to have such information in order to perform obligations or exercise rights of a Party under this Agreement, but such disclosure may be made only after a Permitted Recipient has been provided with a copy of this Agreement and has agreed (which, consistent with but not as a limitation on Section 10.8, must be in writing) to be bound by the terms hereof.

                (c) Each Party is responsible for: (i) ensuring compliance by its Permitted Recipients with the confidentiality provisions of this Agreement, and (ii) any unauthorized disclosure by its Permitted Recipients.

        10.8.   Exceptions to Confidentiality Obligations.

                (a)     The confidentiality obligations and restrictions of
Section 10.7 do not apply to a disclosure to a Governmental Entity, to the public, or in judicial, administrative, or governmental proceedings if required by law, rule, governmental order, or requirement of any stock exchange or securities regulatory authority; provided however, that prior to making any such disclosure, it must notify the other Party, and such notice must specify and include: (i) the date on which it intends to make such disclosure, and (ii) the text of the proposed announcement or other disclosure;

                (b) The confidentiality obligations of this Agreement do not apply to information that:

                        (i) at the time of disclosure was in the public domain through reasons other than by: (A) a breach by the other Party of this Agreement, or (B) action or failure to act on the part of the other Party; or

                        (ii) at the time of disclosure by the disclosing Party was lawfully acquired by the other Party from a third party source, provided that such source was not at the time bound by a confidentiality or similar agreement prohibiting the disclosure thereof.

                (c) The Party asserting that information is not subject to the confidentiality obligations of this Agreement has the burden of proof of substantiating that assertion.

        10.9. Governing Law And Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of Texas, without regard to principles of conflicts of laws. Each Party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the competent courts in the city of Dallas, Texas, thereby expressly waiving any other jurisdiction to which they may be entitled by reason of their present or future domicile or otherwise. THE PARTIES HEREBY WAIVE ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY.

        10.10. Further Assurances. Purchaser and Sellers agree to execute all instruments and documents, and to take all actions that are reasonably necessary to effect the transactions contemplated by this Agreement.

        10.11. No Third Party Beneficiary. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement, or any provision of this Agreement.

        10.12. Waiver. The delay or failure of a Party to exercise any right or to insist on performance of any obligations is not a waiver of that right or obligation, or any similar right or obligation. Waivers are only effective in writing.

        10.13. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will continue in full force and effect and will in no way be affected, impaired or invalidated.

        10.14. Like-Kind Exchange. So long as it does not delay the Closing and Sellers pay the transaction costs for such exchange, Sellers will have the right at any time prior to Closing to assign all or a portion of its rights (but not its obligations) under this Agreement to a qualified intermediary in order to accomplish the transactions contemplated by this Agreement in a manner that would comply, either in whole or in part, with the requirements of a like-kind exchange pursuant to Section 1031 of the Code. If Sellers assign their rights under this Agreement for this purpose, Sellers shall provide Purchaser with prior written notice and Purchaser agrees that, if so requested by Sellers, it will: (a) provide a written consent to Sellers' assignment of its rights in this Agreement for the sole purpose herein described, and (b) pay the Purchase Price into a qualified escrow or qualified trust account at Closing as directed in writing by Sellers. Any assignment of this Agreement to a qualified intermediary will not release Sellers from any of their liabilities or obligations to Purchaser under this Agreement. Sellers will be solely responsible to designate and obtain exchange property and to otherwise comply with

Section 1031 of the Code. The rights of the Parties will not be affected by any determination that the transaction does not qualify as a like-kind exchange.

        10.15. Release of Information. The Parties shall cooperate with each other in releasing information concerning this Agreement and the transactions contemplated hereby. No press releases or other public announcements concerning the transactions contemplated by this Agreement shall be made by any Party without prior consultation with, and agreement of, the other Parties, except for any legally required communication by any Party and then only with prior consultation and as much advance notice as is practicable under the circumstances requiring any announcement, together with copies of all drafts of the proposed text. In no event shall Sellers release or disclose any information about the performance of the Partnership or its business with respect to any period before or after the Closing, except for any legally required communication by any Party and then only with prior consultation and as much advance notice as is practicable under the circumstances requiring any announcement, together with copies of all drafts of the proposed text.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
                            SIGNATURE PAGE(S) FOLLOW.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                               PURCHASER:

                               ATLAS PIPELINE PARTNERS, L.P.


                               By:        /s/
                                   ---------------------------------------------
                                   Name:  Michael L. Staines
                                   Title: President and Chief Operating Officer


                               SELLERS:

                               LG PL, LLC,
                               a Texas limited liability company


                               By:        /s/
                                   ---------------------------------------------
                                   Name:  Ray Davis
                                   Title: Manager and Co-Chief Executive Officer


                               LA GRANGE ACQUISITION, L.P.

                               By: LA GP, LLC,
                                   its general partner


                               By:        /s/
                                   ---------------------------------------------
                                   Name:  Ray Davis
                                   Title: Manager and Co-Chief Executive Officer

                                 SCHEDULE 1.1(a)

                                    KNOWLEDGE


A.      SELLERS' PERSONS WITH KNOWLEDGE:

        John M. Stallcup           Brad D. Marcum            Martin Salinas
        Lonnie W. Parry            Meg Erickson              Michael D. Smith
        Steven R. Anderson         Clint Cowan

B.      PURCHASER'S PERSONS WITH KNOWLEDGE:

        Michael Staines            Bob Firth                          David Hall

                                 Schedule 1.1(a)

                                 SCHEDULE 1.1(b)

                                 CAPITAL BUDGET

                                                                                                              CAPITAL
AFE NO.        OPERATOR              WELL NAME            LOCATION                       COUNTY                BUDGET
--------       --------------        -----------------    --------------------------     -------           --------------
1630146        Sanguine              Mareeta 1-22         Sec. 22-11N-26W                Beckham           $       35,932
1630153        Chesapeake            Daryle Cox 1-10      Sec. 10-10N-26W                Beckham           $       49,268
1630148        Apache                Kirk 7-9             Sec. 09-10N-22W                Beckham           $       72,444
1630149        St. Mary              Williams 3-1         Sec. 01-10N-23W                Beckham           $       62,105
1630147        Chesapeake            Elsie 1-21           Sec. 21-11N-26W                Beckham           $       61,411
1630133        Chesapeake            Carpenter 1-19       Sec. 19-10N-25W                Beckham           $       93,082
1630150        St. Mary              TGL 1-32             Sec. 32-11N-26W                Beckham           $       85,251
1630152        Chesapeake(BP)        Davis Family 1-42    Sec. 42, Blk A7, H&GN RR       Wheeler           $      726,780
2/08/05*       Sanguine              Brown 1-5            Sec. 5, Blk L, JM Lindsey      Wheeler           $      985,000
               Kaiser-Francis        LP Conversion        Moon Mt./Dill City Station     Washita           $    5,000,000
8/25/04*       Chesapeake            Atoka Wash Devlp.    T10&11N-R26W                   Beckham           $    1,800,000

        * Pending

        Copies of Authorizations for Expenditure relating to the above projects are attached.

                                 Schedule 1.1(b)

                         AUTHORIZATION FOR EXPENDITURES

                             [GRAPHIC APPEARS HERE]

                                 Schedule 1.1(b)

                                 SCHEDULE 1.1(c)

                               MATERIAL CONTRACTS

Contract No.             Contract Party                                                 Date
----------------         ---------------------------------------------------------      -----------------
7455                     CHESAPEAKE ENERGY MARKETING, INC.                              October 1, 1999
7454                     KAISER-FRANCIS OIL COMPANY, as amended by amendment dated      October 1, 1999
                         December 28, 2004
7345                     BURLINGTON RESOURCES OIL COMPANY                               May 1, 1998
7445                     ST. MARY OPERATING COMPANY                                     July 1, 1999
7495                     SAMSON RESOURCES COMPANY                                       December 2, 2002
7318                     TEXAS SOUTHWEST GAS CORPORATION                                December 1, 1995
2105                     STEPHENS PRODUCTION CO.                                        February 5, 2003
2127                     SANGUINE GAS EXPLORATION, L.L.C.                               September 29, 2003
                         KOCH HYDROCARBON                                               September 26, 2003
                         KOCH HYDROCARBON                                               October 14, 2003
2110                     APACHE CORPORATION                                             February 1, 2003
7390                     TEXACO EXPLORATION AND PRODUCTION                              April 1, 1996
2114                     J. WALTER DUNCAN, JR.                                          February 14, 2003
7482                     WILLIFORD ENERGY                                               December 1, 2004
7441                     TRISTAR PRODUCER SERVICES OF TEXAS                             January 6, 2003
7468                     BP AMERICA PRODUCTION COMPANY                                  September 23, 2003
2115                     CHEYENNE PETROLEUM COMPANY                                     April 29, 2003
7397                     CIMAREX ENERGY SERVICES, INC.                                  June 19, 2003
7260                     XTO ENERGY, INC.                                               March 1, 1986
2129                     JMA ENERGY COMPANY LLC                                         October 8, 2003
7462                     MARATHON OIL COMPANY                                           July 1, 2000
Letter of Intent         BP AMERICA PRODUCTION COMPANY                                  February 7, 2005
Letter Agreement         CENTERPOINT ENERGY                                             January 18, 2005

                                 Schedule 1.1(c)

                                 SCHEDULE 2.4(b)

                             SUSPENSE ACCOUNT FUNDS

Through December 2004 runs.

       CPID               COUNTERPARTY                       AMOUNT
       -------   -------------------------------         -------------
        548238   ASPEN ENERGY GROUP, INC.                $    1,465.90
       1738201   JERICHO-BRITTON                         $      451.42
       4068101   OLD DOMINION OIL CORPORATION            $    1,759.30
       6123401   JOY HEINRICH                            $       30.49
       6930601   BRAZOS PETROLEUM                        $      768.15
       6940301   AXIS ENERGY CORPORATION                 $    1,398.17
       5950201   JACK M. SHAD                            $      (36.36)
       1738901   BURLINGTON RESOURCES                    $  137,943.98
        559238   AT&L ENERGY LLC                         $       19.40
        778301   ANNETTE COOPER                          $       46.13
        960105   RICHARD E. WEINBERG                     $        8.52
       1526238   COMANCHE EXPLORATION COMPANY,           $       34.69
       1570544   CATHERINE ANN CORMAN                    $       22.63
       1570644   LAURA W. CORMAN                         $       22.63
       1570744   MICHAEL M. CORMAN                       $       22.63
       1744102   BERRY OIL & GAS CO.                     $        6.74
       1744201   NOLAN E. BRITTON, INC.                  $       12.72
       1900701   WORLD ENERGY RESOURCES                  $       22.39
       1952701   ALBERT G. HARRIS                        $       14.26
       2739853   FAMILY TRUST SHARE OF THE SHOT          $       32.30
       3502456   JAMES W. HATCHER                        $       20.18
       4239238   INTREPID ENERGY LLC                     $       22.15
       4300157   IRBF CORPORATION                        $       41.43
       4538852   J.A. TRIGG OIL & GAS PROPERTIE          $       14.86
       4826760   KANSAS CITY ROYALTY COMPANY, L          $       27.68
       6123401   JOY HEINRICH                            $       19.41
       8568941   WILLIAM R. TURNER                       $       14.54
       8805760   UNCOMPAHGRE ROYALTY L.P.                $       12.91
       9428641   WILLIAMS OIL & GAS LLC                  $       13.72
                                                         -------------
                                                         $  144,232.97
                                                         =============

                                 Schedule 2.4(b)

                                  SCHEDULE 4.3

                          SELLER CONSENTS AND APPROVALS

1. Consummation of the transaction is subject to approval under the provisions of the HSR Act.

                                  Schedule 4.3

                                  SCHEDULE 4.8

                               SELLER TAX MATTERS

                                      None.

                                  Schedule 4.8

                                  SCHEDULE 4.9

                             PARTNERSHIP TAX MATTERS

                                      None.

                                  Schedule 4.9

                                  SCHEDULE 4.10

                              AFFILIATE AGREEMENTS

1. The Partnership uses Affiliates to perform certain administrative functions. These arrangements will be terminated at Closing pursuant to
        Section 6.9.

2. ETC Oklahoma Pipeline, Ltd. sells its aggregated gas volumes, less its fuel and shrinkage make-whole requirements, from the Elk City System to ETC Marketing (San Antonio office) at the weighted average sales price ETC Marketing receives from its various markets downstream of Elk City. There is no formal gas sales agreement or specified transfer price between the parties. These arrangements will be terminated at Closing pursuant to Section 6.9.

3. Agreement, Gas Compression Services, by and between Energy Transfer Technologies, LP and LaGrange Acquisition, LP, dba Energy Transfer Company, dated August 22, 2003, for contract compression services at the Elk City Processing Plant.

4. Agreement, Gas Compression Services, by and between Energy Transfer Group, LLC and LaGrange Acquisition, LP, dba Energy Transfer Company, dated February 5, 2003, for contract gas compression services at the Dill City Compressor Station.

                                  Schedule 4.10

                                  SCHEDULE 4.11

                                  BALANCE SHEET

                     ELK CITY BALANCE SHEET

                                                                   BALANCE
                                                                  12-31-04
                                                               --------------
ASSETS
  Cash and Cash Equivalents                                         3,099,545
  Accounts Receivable:
    Third Party - Gas                                               1,412,701
    Third Party - Other                                               290,037
    Intercompany - Gas                                             17,026,016
    Intercompany - NGL                                             10,500,417
  Gas Exchange Imbalance                                              544,542
  Materials & Supplies Inventory                                       63,430
                                                               --------------
    CURRENT ASSETS                                                 32,936,687
                                                               --------------

  Property, Plant and Equipment                                    47,608,487
  Construction-in-Process                                           1,769,098
  Less: Accumulated Depreciation                                   (4,801,535)
                                                               --------------
    NET PROPERTY, PLANT & EQUIPMENT                                44,576,051
                                                               --------------

TOTAL ASSETS                                                       77,512,738
                                                               ==============

LIABILITIES AND PARTNERS' CAPITAL
  Accounts Payable:
    Intercompany                                                      304,341
    Third Party - Gas                                              24,105,176
    Third Party - NGL Processing                                      598,206
    Third Party - Suspense                                            144,233
    Severance Tax & State Fees                                        803,814
    Trade                                                             290,454
  Accrued Expenses                                                     16,618
  Accrued Payroll                                                      27,259
                                                               --------------
    TOTAL LIABILITIES                                              26,290,101
                                                               --------------

  Partners' Capital:
    Contributions                                                  33,326,812
    Unallocated Earnings                                           15,607,790
    Additional Paid-in Capital                                      2,288,036
                                                               --------------
    TOTAL PARTNERS' CAPITAL                                        51,222,637
                                                               --------------

TOTAL LIABILITIES AND PARTNERS' CAPITAL                            77,512,738
                                                               ==============

                                  Schedule 4.11

                                  SCHEDULE 4.12

                PARTNERSHIP BANK ACCOUNTS AND POWERS OF ATTORNEY

1. The Partnership does not have any proprietary bank accounts. All banking is done through accounts held by the Sellers. Payments on Contracts flow into a Lockbox Account held by ETC OLP.

2.      The Partnership has not granted any person a power of attorney.

                                  Schedule 4.12

                                  SCHEDULE 4.13

                                    CONTRACTS

1.      The Material Contracts set forth on Schedule 1.1(c).

2.      The following Gas Purchase Agreements:

  Contract No.         Contract Counterparty
  ------------   --------------------------------
      2105       STEPHENS PRODUCTION CO.
      2114       J. WALTER DUNCAN, JR.
      2115       CHEYENNE PETROLEUM COMPANY
      2119       KCS RESOURCES, INC.
      2127       SANGUINE GAS EXPLORATION, L.L.C.
      2131       PRINCESS THREE CORPORATION
      2138       UPLAND EXPLORATION, INC.
      2139       EOG RESOURCES, INC.
      7217       VINTAGE GAS, INC.
      7276       TEXAS SOUTHWEST GAS CORPORATION
      7326       KAISER-FRANCIS OIL COMPANY
      7354       CRAWLEY PETROLEUM
      7397       CIMAREX ENERGY SERVICES, INC.
      7405       GAS DEVELOPMENT CORPORATION
      7406       SUNDOWN ENERGY, INC.
      7441       TRISTAR PRODUCER SVCS OF TEXAS
      7445       ST. MARY OPERATING COMPANY
      7447       DOMINION OKLAHOMA TEXAS
      7455       CHESAPEAKE ENERGY MARKETING
      7459       UNITED OIL CORPORATION
      7467       RED HAWK RESOURCES, INC.
      7468       BP AMERICA PRODUCTION COMPANY
      7474       SWEETWATER EXPLORATION, LLC
      7476       QUESTAR EXPLORATION & PRODUCTI
      7477       DOMINION OKLAHOMA TEXAS
      7480       TWISTER GAS SERVICES, L.L.C.
      7482       WILLIFORD ENERGY
      7484       SEMINOLE ENERGY SERVICES
      7488       RANGE RESOURCES
      7495       SAMSON RESOURCES COMPANY
      7499       NEWFIELD EXPLORATION

                                  Schedule 4.13

3. Agreement, Gas Compression Services, by and between Energy Transfer Technologies, LP and LaGrange Acquisition, LP, dba Energy Transfer Company, dated August 22, 2003, for contract compression services at the Elk City Processing Plant.

4. Agreement, Gas Compression Services, by and between Energy Transfer Group, LLC and LaGrange Acquisition, LP, dba Energy Transfer Company, dated February 5, 2003, for contract gas compression services at the Dill City Compressor Station.

                                  Schedule 4.13

                                  SCHEDULE 4.14

                                SOFTWARE LICENSES

(a)     Unique Partnership-Owned Software

1.      Delta V Plant Control Software.

(b) Software Used for the Benefit of the Partnership, but not Owned by the Partnership.

1.      eFlowCal gas measurement software, by FlowCal.

2. Energy Transfer-proprietary software developed to allocate volumes and generate producer statements.

                                  Schedule 4.14

                                  SCHEDULE 4.15

                                    INSURANCE

1. The Partnership carries general liability insurance issued by Zurich American, Policy No. GLO9306733-02, with limits of $2,000,000 per occurrence and $4,000,000 in the aggregate.

2. The Partnership carries an umbrella liability policy with Zurich American, Policy No. UMB9305108-02, with a $25,000,000 limit.

3. The Partnership carries property damage coverage with Zurich American, Policy No. PCA4554308, with a $75,000,000 coverage limit.

4. The Partnership carries auto liability coverage for 15 vehicles with Zurich American, Policy No. BAP9307356-02.

5. The Partnership carries the statutory amount of workers compensation insurance on its employees, issued by Zurich American, Policy No. WC9306734-02.

6. A bond with the Oklahoma Tax Commission in the amount of $100,000.00, to secure the payment of production taxes.

                                  Schedule 4.15

                                  SCHEDULE 4.16

                                     PERMITS

1. In 2004, the Partnership voluntarily disclosed a potential non-compliance situation to the Oklahoma Department of Environmental Quality. The potential non-compliance involved the quantification of potential emissions from flashing of liquid hydrocarbons from depressuring operations at natural gas compressor stations and plants. The affected compressor stations are: (i) County Line Compressor Station; (ii) Big Mac Compressor Station; (iii) Dill City Compressor Station; (iv) Elk City Compressor Station; (v) Mayfield Compressor Station; and (vi) Merrit Compressor Station. The affected sites will require renewal of their operating permits.

                                  Schedule 4.16

                                  SCHEDULE 4.17

                                     HEDGING

                             [GRAPHIC APPEARS HERE]

                                  Schedule 4.17

                                  SCHEDULE 4.19

                              ENVIRONMENTAL MATTERS

1. In 2001, soil and ground water hydrocarbon contamination were found to exist at the Merrit Compressor Station located approximately six miles southwest of Elk City, in Beckham County, Oklahoma. The contamination resulted from historical overfills of tanks located on the site. Microbes were injected into the subsoil strata containing groundwater and monitoring wells were drilled to assess the progress of remediation. Subsequent testing of groundwater showed successful remediation of hydrocarbon contamination to levels below the Oklahoma closure criteria. Bio-remediation of contaminated soil was begun and has continued for the past several years. Recent tests of soil show successful remediation of the soil contamination and the receipt of a State of Oklahoma Closure Letter is expected shortly.

                                  Schedule 4.19

                                SCHEDULE 4.20(a)

                              PARTNERSHIP WORKFORCE

Field Employees:

Langford, Patrick T        Repairman

Smith, Johnny D            Repairman

Hall, Michael P            Plant Tech B

Ashworth, John P           Plant Tech A

Hillman, Dwayne G          Plant Tech A

Marcum, Brad D             Plant Coordinator

Marcum, Chad G             Plant Tech A

Stevens, Danny             Plant Tech C

Adams, Ronny D             PipelineTech A

Clem, Martin B             PipelineTech A

Garner, Audena             Operations Clerk

Parry, Lonnie N            Superintendent-Pipeline Operations

Pierce, William            PipelineTech C

General Office Employees:

Burg, Denise A             Gas Administrator

Graves, Carla D            Associate Operations Rep.

Stallcup, John M           VP Oklahoma Gas Supply

Cline, Rocky M             Contract Administrator Senior

Rapstine, Cyndi D          Accountant Contract Administration

Coker, Julie A             Accountant-RMS Marketing

                                Schedule 4.20(a)

                                SCHEDULE 4.20(c)

                             EMPLOYEE BENEFIT PLANS

1.      Medical, Dental and Prescription Drug Plan;

2.      Group Life Insurance Plan;

3.      Long-Term Disability Plan;

4.      Flexible Spending Plan (Medical, Dental and Prescription Drug); and

5.      Energy Transfer Partners Profit Sharing & 401(k) Savings Plan.

                                Schedule 4.20(c)

                                  SCHEDULE 4.21

                                 ELK CITY ASSETS

A.      Assets

DESCRIPTION                                  PURCHASED         SERIAL_NO
'99 F-150 #32484                             10/1/2002           32484
99 F-150 UNIT #05215                         10/1/2002           05215
2001 CHEVY EXTENDED CAB                      10/1/2002           82927
2001 CHEVY TRUCK  PAT LANGFORD               10/1/2002           09700
2001 FORD F150                               10/1/2002           32215
'02 FORD F450 #31895                         10/1/2002           31895
'02 FORD F150 #78256  RON ADAMS              10/1/2002           78256
'02 FORD F-150 UNIT # 44936                  10/1/2002           44936
1996 F150 UNIT #51139                        10/1/2002           51139
2003 F-250 4X4 MARTY CLEM                     3/1/2003           19180
2003 FORD F 150 EXT 4WD  CORY JONES           6/1/2003           95232
2003 FORD F150 4WD  RONNY ADAMS               7/1/2003           95716
2004 FORD F250 UNIT 45092 - B PIERCE         11/1/2003           45092
2004 FORD F-150 - STEVENS                     1/1/2004           37100
TT&L ON UNIT 37100 - STEVENS                  5/1/2004           37100
2005 FORD F150 L. PARRY                       9/1/2004           07627
2005 F150 UNIT # 07627  TTL                  10/1/2004           07627
SAFETY EQUIP @ PRENTISS PLANT                10/1/2003
SAFETY EQUIP @ PRENTISS                      11/1/2003
OFFICE EQUIP @ PRENTISS                      10/1/2003
MECHANIC TOOLS @ ELK CITY PLANT              10/1/2003
ELK CITY PIPELINE SYSTEM                     10/1/2002
NGPL 10" INSTALLATION KINDER MORGAN          12/1/2002
NGPL 10" (ADD'L)                              4/1/2003
KMPL FACILITIES REFUND PER AGR AFE163006      3/1/2004
GAS LIFT MEASUREMENT                         12/1/2002
HUDDLE 3-33 WELL CONNECT - PIPELINE          12/1/2002
HUDDLE 3-33 RIGHT OF WAY                     12/1/2002
DEW 1-8 WELL CONNECT - PIPELINE              12/1/2002
DEW 1-8 RIGHT OF WAY                         12/1/2002
DEW 1-8 MEASUREMENT                          12/1/2002
CHICK DAVIS 1-12 RIGHT OF WAY                12/1/2002
SCHNEBERGER 6-22 WELL CONNCT AFE 1630004      2/1/2003
SCHNEBERGER 6-22 WELL CONNT AFE 1630004       2/1/2003
SCHNEBERGER 6-22 WELL CONNT AFE 1630004       2/1/2003
BUFFALO CREEK 1-17 WELL CONN AFE 1630228      2/1/2003
BUFFALO CREEK 1-17 WELL CONN AFE 1630228      2/1/2003
BUFFALO CREEK 1-17 WELL CONN AFE 1630228      2/1/2003
NICHOLS 5-21 WELL CONNECT                     5/1/2003
NICHOLS 5-21 WELL CONNECT                     5/1/2003
NICHOLS 5-21 WELL CONNECT                     5/1/2003
MIKLES 2-10 WELL CONNECT                      5/1/2003

                                  Schedule 4.21

MIKLES 2-10 WELL CONNECT                      5/1/2003
MIKLES 2-10 WELL CONNECT                      5/1/2003
HEARD 2-1 WELL CONNECT                        5/1/2003
HEARD 2-1 WELL CONNECT                        5/1/2003
HEARD 2-1 WELL CONNECT                        5/1/2003
LUCAS 3-23 WELL CONNECT                       5/1/2003
LUCAS 3-23 WELL CONNECT                       5/1/2003
LUCAS 3-23 WELL CONNECT                       5/1/2003
LUCAS 2-27 WELL CONNECT                       5/1/2003
LUCAS 2-27 WELL CONNECT                       5/1/2003
LUCAS 2-27 WELL CONNECT                       5/1/2003
YVONNE 6-31 WELL CONNECT                      5/1/2003
YVONNE 6-31 WELL CONNECT                      5/1/2003
YVONNE 6-31 WELL CONNECT                      5/1/2003
SOLAR CHEMICAL PUMPS                          5/1/2003
MEASUREMENT UPGRADES                          5/1/2003
NGPL 10"INTERCONNECT AFE 1630002              6/1/2003
NGPL 10"INTERCONNECT AFE 1630002              6/1/2003
NGPL 10"INTERCONNECT AFE 1630002              6/1/2003
CHESAPEAKE HP CDP AFE 1630011                 6/1/2003
CHESAPEAKE HP CDP AFE 1630011                 6/1/2003
CHESAPEAKE HP CDP AFE 1630011                 6/1/2003
WILEY 5-6 WELL CONNECT AFE 1630027            9/1/2003
WILEY 5-6 WELL CONNECT AFE 1630027            9/1/2003
WILEY 5-6 WELL CONNECT AFE 1630027            9/1/2003
PUCKETT FARMS 1-6 AFE 1630031                 9/1/2003
PUCKETT FARMS 1-6 AFE 1630031                 9/1/2003
PUCKETT FARMS 1-6 AFE 1630031                 9/1/2003
GAMBRELL 4-33 WELL CONNECT AFE 1630033        9/1/2003
GAMBRELL 4-33 WELL CONNECT AFE 1630033        9/1/2003
GAMBRELL 4-33 WELL CONNECT AFE 1630033        9/1/2003
WILEY 5-6 FLASH GAS METER AFE 1630035         9/1/2003
WILEY 5-6 FLASH GAS METER AFE 1630035         9/1/2003
EAST CENTERPOINT DEL AFE 1630042              9/1/2003
FLYNN 1-27 WELL CONNECT                      10/1/2003
FLYNN 1-27 WELL CONNECT                      10/1/2003
FLYNN 1-27 WELL CONNECT                      10/1/2003
FLYNN 1-27 WELL CONNECT                      10/1/2003
FLYING J 8-10 WELL CONNCT                    10/1/2003
FLYING J 8-10 WELL CONNCT                    10/1/2003
FLYING J 8-10 WELL CONNCT                    10/1/2003
DAMRON TRUST 1-15 WELL CT                    10/1/2003
DAMRON TRUST 1-15 WELL CONNECT               10/1/2003
DAMRON TRUST 1-15 WELL CONNECT               10/1/2003
LUCAS 7-25 WELL CONNECT                      10/1/2003
LUCAS 7-25 WELL CONNECT                      10/1/2003
LUCAS 7-25 WELL CONNECT                      10/1/2003
DEW 2-8 WELL CONNECT                         10/1/2003

                                  Schedule 4.21

DEW 2-8 WELL CONNECT                         10/1/2003
DEW 2-8 WELL CONNECT                         10/1/2003
OGT W MAYFIELD DEL UPGR AFE 1630023          11/1/2003
OD LAND 1-14 AFE 1630026                     12/1/2003
OD LAND 1-14 AFE 1630026                     12/1/2003
OD LAND 1-14 AFE 1630026                     12/1/2003
SALSMAN 6-21 AFE 1630045                     12/1/2003
SALSMAN 6-21 AFE 1630045                     12/1/2003
SALSMAN 6-21 AFE 1630045                     12/1/2003
THOMAS 1-20 AFE 1630046                      12/1/2003
THOMAS 1-20 AFE 1630046                      12/1/2003
THOMAS 1-20 AFE 1630046                      12/1/2003
OSCAR 1-14 LP AFE 1630047                    12/1/2003
OSCAR 1-14 LP AFE 1630047                    12/1/2003
OSCAR 1-14 LP AFE 1630047                    12/1/2003
OSCAR 1-34 ADDITIONAL                         2/1/2004
ROSE 1-4 HOOK UP AFE 1630053                 12/1/2003
MOLLY C 1-35 AFE 1630054                     12/1/2003
MOLLY C 1-35 AFE 1630054                     12/1/2003
MOLLY C 1-35 AFE 1630054                     12/1/2003
MOLLY C-35 ADDT'L 1630064                     1/1/2004
MOLLY C 1-35 ADDITIONAL                       2/1/2004
MOLLY C 1-35 AFE 1630054                     12/1/2003
JUANITA 1-20 HOOK UP AFE 1630056             12/1/2003
BARNEY 2-21 AFE 1630060                      12/1/2003
BARNEY 2-21 AFE 1630060                      12/1/2003
BARNEY 2-21 AFE 1630060                      12/1/2003
PICKERING 1-18 1630062                       12/1/2003
PICKERING 1-18 1630062                       12/1/2003
PICKERING 1-18 1630062                       12/1/2003
MAXINE 1-22 AFE 1630064                      12/1/2003
MAXINE 1-22 AFE 1630064                      12/1/2003
MAXINE 1-22 AFE 1630064                      12/1/2003
MAXINE 1-22 ADDT'L ROW  1630064               1/1/2004
MAXINE 1-22 (ADDT'L)  AFE 1630064             3/1/2004
SEARS 3-3 AFE 1630065                        12/1/2003
SEARS 3-3 AFE 1630065                        12/1/2003
SEARS 3-3 AFE 1630065                        12/1/2003
MILLINGTON 3-11 AFE 1630066                  12/1/2003
MILLINGTON 3-11 AFE 1630066                  12/1/2003
MILLINGTON 3-11 AFE 1630066                  12/1/2003
JANICE 1-10 AFE 1630067                      12/1/2003
JANICE 1-10 AFE 1630067                      12/1/2003
JANICE 1-10 AFE 1630067                      12/1/2003
JANICE 1-10 ADDITIONAL                        2/1/2004
SOKOLOSKY 5-26 AFE 1630068                   12/1/2003
SOKOLOSKY 5-26 AFE 1630068                   12/1/2003
SOKOLOSKY 5-26  AFE 1630068                  12/1/2003

                                  Schedule 4.21

SOKOLOSKY 5-26 ADDT'L ROW 1630068             1/1/2004
SOKOLOSKY 5-26 ADDITIONAL                     2/1/2004
THURMAN 7-21 AFE 1630071                     12/1/2003
THURMAN 7-21 AFE 1630071                     12/1/2003
THURMAN 7-21 AFE 1630071                     12/1/2003
TIMM 4-7 WELL CONNECT                         2/1/2004
TIMM 4-7 WELL CONNECT                         2/1/2004
TIMM 4-7 WELL CONNECT                         2/1/2004
TIMM 4-7 WELL CONNECT                         2/1/2004
PERRY EVANS 1-7 CONNECT AFE 1630073           4/1/2004
ANNA TREDER 1-13 CONNECT AFE 1630075          4/1/2004
HALL 1-2 WELL CONNECT AFE 1630077             4/1/2004
HALL 1-2 WELL CONNECT AFE 1630077             4/1/2004
HALL 1-2 WELL CONNECT AFE 1630077             4/1/2004
HALL 1-2 WELL CONNECT AFE 1630077             4/1/2004
BELL 3-5 WELL CONNECT AFE 1630077             4/1/2004
BELL 3-5 WELL CONNECT                         4/1/2004
BELL 3-5 WELL CONNECT AFE 1630078             4/1/2004
BELL 3-5 WELL CONNECT AFE 1630078             4/1/2004
THURMAN 8-21 WELL CONNECT AFE 1630079         4/1/2004
THURMAN 8-21 WELL CONNECT AFE 1630079         4/1/2004
THURMAN 8-21 WELL CONNECT AFE 1630079         4/1/2004
THURMAN 8-21 WELL CONNECT AFE 1630079         4/1/2004
MIKLES 2-10 LP CONVERSION AFE 1630084         4/1/2004
CHERVANKA 1-5 WELL CONNECT AFE 1630085        4/1/2004
CHERVANKA 1-5 WELL CONNECT AFE 1630085        4/1/2004
CHERVANKA 1-5 WELL CONNECT AFE 1630085        4/1/2004
CHERVANKA 1-5 WELL CONNECT AFE 1630085        4/1/2004
EVERITT LONG GAS LIFT AFE 1630087             4/1/2004
EVERRETT LONG 1-5 GAS LIFT ADDT'L             5/1/2004
A.I.C. EVERETT LONG GAS LIFT AFE 1630087      4/1/2004
AMOS 1-8 AFE 1630080                          6/1/2004
AMOS 1-8 AFE 1630080                          6/1/2004
AMOS 1-8 AFE 1630080                          6/1/2004
AMOS 1-8 AFE 1630080                          6/1/2004
HERSHEY 1-4 AFE 1630082                       6/1/2004
HERSHEY 1-4 AFE 1630082                       6/1/2004
HERSHEY 1-4 AFE 1630082                       6/1/2004
HERSHEY 1-4 AFE 1630082                       6/1/2004
HERSHEY 1-4 AFE 1630082                       9/1/2004
BROWN 2-14 AFE 1630083                        6/1/2004
BROWN 2-14 AFE 1630083                        6/1/2004
BROWN 2-14 AFE 1630083                        6/1/2004
BROWN 2-14 AFE 1630083                        6/1/2004
KIRK 6-9 AFE 1630086                          6/1/2004
KIRK 6-9 AFE 1630086                          6/1/2004
KIRK 6-9 AFE 1630086                          6/1/2004
CLAYTON 2-8 AFE 1630090                       6/1/2004

                                  Schedule 4.21

CLAYTON 2-8 AFE 1630090                       6/1/2004
CLAYTON 2-8 AFE 1630090                       6/1/2004
CLAYTON 2-8 AFE 1630090                       6/1/2004
CLAYTON 2-8 ADDT'L AFE 1630090                7/1/2004
REED 1-20 AFE 1630096                         6/1/2004
REED 1-20 AFE 1630096                         6/1/2004
REED 1-20 AFE 1630096                         6/1/2004
REED 1-20 AFE 1630096                         6/1/2004
CDC 1-14 AFE 1630072                          6/1/2004
CDC 1-14 AFE 1630072                          6/1/2004
CDC 1-14 AFE 1630072                          6/1/2004
CDC 1-14 AFE 1630072                          6/1/2004
CDC 1-14 AFE 1630072                          9/1/2004
ADDT'L CHGS WELL CONNECT AFE'S                7/1/2004
CHK CDP METER STN 1630092                     8/1/2004
CHK CDP INTERCONNECT AFE 1630092 ADDT'L      10/1/2004
AMOS 1-8 HP TO LP 1630099                     8/1/2004
AMOS 1-8 HP TO LP 1630099                     8/1/2004
AMOS 1-8 HP TO LP 1630099                     8/1/2004
AMOS 1-8 HP TO LP 1630099                     8/1/2004
CAROLYN 1-23 AFE 1630101                      8/1/2004
CAROLYN 1-23 AFE 1630101                      8/1/2004
CAROLYN 1-23 AFE 1630101                      8/1/2004
CAROLYN 1-23 AFE 1630101                      8/1/2004
ROBERSON 1-5 AFE 1630102                      8/1/2004
ROBERTSON 1-6 AFE 1630104                     8/1/2004
ROBERTSON 1-6 AFE 1630104                     8/1/2004
ROBERTSON 1-6 AFE 1630104                     8/1/2004
ROBERTSON 1-6 AFE 1630104                     8/1/2004
JOHNSTON 1-22 AFE 1630105                     8/1/2004
JOHNSTON 1-22 AFE 1630105                     8/1/2004
JOHNSTON 1-22 AFE 1630105                     8/1/2004
JOHNSTON 1-22 AFE 1630105                     8/1/2004
JOHNSTON 1-22 AFE 1630105                    10/1/2004
DOBSON RANCH CONV 1630106                     8/1/2004
LOUELLA 1-33 AFE 1630108                      8/1/2004
LOUELLA 1-33 AFE 1630108                      8/1/2004
LOUELLA 1-33 AFE 1630108                      8/1/2004
LOUELLA 1-33 AFE 1630108                      8/1/2004
LOUELLA 1-33 AFE 1630108                      9/1/2004
THERESA 1-35 AFE 1630109                      8/1/2004
THERESA 1-35 AFE 1630109                      8/1/2004
THERESA 1-35 AFE 1630109                      8/1/2004
THERESA 1-35 AFE 1630109                      8/1/2004
THERESA 1-35 AFE 1630109                      9/1/2004
THERESEA 1 35 WELL CONNECT                   11/1/2004
MCCOY 1-32 & 2-32 TOTALFLOWS AFE 1630123     10/1/2004
AIC MCCOY 1-32 & 1-32 AFE 1630123            10/1/2004

                                  Schedule 4.21

DOBSON RANCH 1-31 WELL CO                    11/1/2004
DOBSON RANCH 1-31 WELL CO                    11/1/2004
DOBSON RANCH 1-31 WELL CO                    11/1/2004
DOBSON RANCH 1-31 WELL CO                    11/1/2004
DOBSON RANCH 1-31 ADDT'L                      1/1/2005
BLEVINS 1-22 WELL CONNECT                    11/1/2004
BLEVINS 1-22 WELL CONNECT                    11/1/2004
BLEVINS 1-22 WELL CONNECT                    11/1/2004
BLEVINS 1-22 WELL CONNECT                    11/1/2004
BLEVINS 1-22 WELL CONNECT                    11/1/2004
CONNIE 4-29 WELL CONNECT                     11/1/2004
CONNIE 4-29 WELL CONNECT                     11/1/2004
CONNIE 4-29 WELL CONNECT                     11/1/2004
CONNIE 4-29 WELL CONNECT                     11/1/2004
NIECE 5-27 WELL CONNECT                      11/1/2004
NIECE 5-27 WELL CONNECT                      11/1/2004
NIECE 5-27 WELL CONNECT                      11/1/2004
NIECE 5-27 WELL CONNECT                      11/1/2004
EMILY 3-32 WELL CONNECT                      11/1/2004
EMILY 3-32 WELL CONNECT                      11/1/2004
1MILY 3-32 WELL CONNECT                      11/1/2004
EMILY 3-32 WELL CONNECT                      11/1/2004
ROGER 1-23 AFE 1630114                        1/1/2005
ROGER 1-23 AFE 1630114                        1/1/2005
ROGER 1-23 AFE 1630114                        1/1/2005
ROGER 1-23 AFE 1630114                        1/1/2005
WHIPKEY 1-13 AFE 1630117                      1/1/2005
WHIPKEY 1-13 AFE 1630117                      1/1/2005
WHIPKEY 1-13 AFE 1630117                      1/1/2005
WHIPKEY 1-13 AFE 1630117                      1/1/2005
CANNON 1-21 AFE 1630118                       1/1/2005
CANNON 1-21 AFE 1630118                       1/1/2005
CANNON 1-21 AFE 1630118                       1/1/2005
CANNON 1-21 AFE 1630118                       1/1/2005
VERLINE 1-22 AFE 1630119                      1/1/2005
VERLINE 1-22 AFE 1630119                      1/1/2005
VERLINE 1-22 AFE 1630119                      1/1/2005
VERLINE 1-22 AFE 1630119                      1/1/2005
LORENZ 7-7 AFE 1630124                        1/1/2005
LORENZ 7-7 AFE 1630124                        1/1/2005
LORENZ 7-7 AFE 1630124                        1/1/2005
BECK 1-26 AFE 1630132                         1/1/2005
BECK 1-26 AFE 1630132                         1/1/2005
BECK 1-26 AFE 1630132                         1/1/2005
BECK 1-26 AFE 1630132                         1/1/2005
BECK 1-6 ADDT'L 1630132                       2/1/2005
SENEX CDP METER 1630136                       1/1/2005
BANKS 1-5 WELL CONNECT AFE 1630130            2/1/2005

                                  Schedule 4.21

BANKS 1-5 WELL CONNECT AFE 1630130            2/1/2005
BANKS 1-5 WELL CONNECT AFE 1630130            2/1/2005
BANKS 1-5 WELL CONNECT AFE 1630130            2/1/2005
RATCLIFF 1-36 GAS LIFT AFE 1630122            2/1/2005
AIC RATCLIFF 1-36 GAS LIFT AFE 1630122        2/1/2005
EVERETT LONG 4-5 GAS LIFT AFE 1630125         2/1/2005
AIC EVERETT LONG 4-5 GAS LIFT AFE1630125      2/1/2005
ELK CITY SYSTEM COMPRESSOR STATIONS          10/1/2002
BIG MAC REBOILER UPGRADE MCP AFE 1630001      3/1/2003
COUNTY LINE STN FOUNDATION AFE 1630029        6/1/2003
UNIT 3903 INSTALL @ MERRITT STATION           7/1/2003
DILL CITY STN MODIFICATIONS AFE 1630010       9/1/2003
DILL CITY STN MODIFICATIONS AFE 1630010       9/1/2003
COMPRESSOR MODIFICATIONS AFE 1630010         11/1/2003
MAYFIELD STN COOLER ADDITION 1630057          9/1/2003
MERRITT STN COOLER ADDITION AFE 1630058       9/1/2003
DILL CITY GLYCOL REGENERATOR AFE 1630041     12/1/2003
TANK REPLACEMENT @ MERRITT STN 1630052       12/1/2003
MAYFIELD ADDITIONAL UNIT HOOK UP 1630055     12/1/2003
8"JUMPER @BIG MAC STATION AFE 1630097         6/1/2004
CEMETARY RD COMP STATION AFE 1630111          1/1/2005
CEMETARY RD COMP STN AFE 1630111              2/1/2005
EUREKA COMPRESSOR UNIT #278                  10/1/2002            278
OVERHAUL #278 AFE 1630009                     5/1/2003            278
EUREKA COMPRESSOR UNIT #287                  10/1/2002            287
OVERHAUL #287 AFE 1630008                     5/1/2003            287
MAINTECH UNIT #1157                          10/1/2002            1157
OVERHAUL MAINTECH 1157  AFE 1630223           1/1/2003            1157
D.R.COMP.#96-753 MOON MOUNTAIN STATION       10/1/2002           96-753
UNIT#49-C-1040 (DILL CITY COMP STATION)      10/1/2002         49-C-1040
OVERHAUL 49-C-1040 AFE 1630012                5/1/2003         49-C-1040
E.I.UNIT 72-B-944 (MAYFIELD STN) 1639903     10/1/2002          72-B-944
EUREKA UNIT 231 (MAYFIELD STN) 1639903       10/1/2002            231
MAINTECH COMP # 1101(MAYFIELD) 1639903       10/1/2002            1101
C.S.I.UNIT 3903 (MAYFIELD STN) 1639903       10/1/2002            3903
E.E.S. UNIT #273                             10/1/2002            273
C.S.I.UNIT 1830 (MAYFIELD STATION)           10/1/2002            1830
E.E.S. 241 (BIG MAC STATION) AFE 1639922     10/1/2002            241
E.E.S. UNIT #272                             10/1/2002            272
E.E.S.282 (ELK CITY PLT)                     10/1/2002            282
UNIT 279  (X-FER FROM CO 145)                10/1/2002            279
OVERHAUL #279 (X-FER F/ #145 02/03)           2/1/2003
CSI COMPRESSOR UNIT 3904 (F/ #145 10/03)     10/1/2002            3904
ENGINE SWAP 3904 MAYFIELD AFE 1630093         8/1/2004
UNIT #212 CEMETARY RD STN X-FER FR/145        1/1/2005
UNIT 253 CEMETARY RD STN XFER FR/145          1/1/2005
ELK CITY PROCESSING PLANT                    10/1/2002
AUTOMATED RECYCLE SYSTEM ELK CITY PLANT      12/1/2002

                                  Schedule 4.21

PLANT #2 EXPANDER REPLACEMENT AFE1630003      2/1/2003
UPGRADE UNIT K-610 TURBINE @ PLANT           12/1/2002
UPGRADE UNIT K-610 TURBINE (ADDT'L)           1/1/2003
UPGRADE UNIT K-610 TURBINE (ADDT'L)           2/1/2003
ELK CITY INCINERATOR AFE 1630007              6/1/2003
ELK CITY PLT 6" BYPASS AFE 1630162            6/1/2003
VAPOR RECOVERY LINE @ PLT AFE 1630034         9/1/2003
VAPOR RECOVERY LINE ADDTL AFE 1630034        12/1/2003
MOL SIEVES PLTS I & II AFE 1630059           12/1/2003
DEMETHANIZER BOTTOMS PUMP MCP AFE1630070      3/1/2004
#2 EXANDER REPLACEMENT AFE 1630049            6/1/2004
PRENTISS TREATER AFE 1630028                 12/1/2003
PRENTISS TREATER AFE 1630028 - ROW           12/1/2003
PRENTISS TREATER ADDT'L 1630028               1/1/2004
PRENTISS TREATER CREDIT                       2/1/2004
PRENTISS TREATER ADDT'L                       5/1/2004
PRENTISS PLANT (X-FER OF GRIMES II) 8/03     12/1/2002
PRENTISS GLYCOL DEHY UNIT AFE 1630036        11/1/2003
PRENTISS INLET AFE 1630048                   12/1/2003
PRENTISS INLET AFE 1630048 - ROW             12/1/2003
PRENTISS INLET ADDITIONAL                     2/1/2004
PRENTISS INLET ADDT'L                         5/1/2004
PRENTISS CDP OVERPRESSURE PROT 1630063       12/1/2003
PRENTISS CDP OVERPRESSURE ADDITIONAL          5/1/2004
PRENTISS ELECTRICAL WORK MCP AFE 1630070      3/1/2004
PRENTISS H2S MONITOR SYSTEM AFE 1630069       6/1/2004
PRENTISS INSULATION UPGRADE AFE 1630091       7/1/2004
INCINERATOR INSULATION UP                    10/1/2004
PRENTISS HEAT TRACE AFE 1630100               7/1/2004
PRENTISS AMINE MODIFICATION AFE 1630081       8/1/2004
PRENTISS AMINE UNIT MODIF                    11/1/2004
AMINE MODIFICATIONS ADDTL AFE 1630081         2/1/2005
PRENTISS H2S SCAVENGER  AFE 1630098           8/1/2004
H2S SCAVENGER PIPE LOOP,                     10/1/2004
PRENTISS H2S SCAVENGER AFE 1630098            9/1/2004
CAPITALIZED OVERHEAD JAN 03                   2/1/2003
CAPITALIZED OVERHEAD JAN 03                   2/1/2003
CAPITALIZED OVERHEAD FEB 03                   2/1/2003
CAPITALIZED OVERHEAD FEB 03                   2/1/2003
CAPITALIZED OVERHEAD  03/03                   3/1/2003
CAPITALIZED OVERHEAD 03/03                    3/1/2003
CAPITALIZED OVERHEAD APRIL 03                 4/1/2003
CAPITALIZED OVERHEAD APRIL 2003               4/1/2003
CAPITALIZED O/H MAY 2003                      5/1/2003
CAPITALIZED O/H MAY 2003                      5/1/2003
CAPITALIZED O/H JUNE 03                       6/1/2003
CAPITALIZED O/H JUNE 03                       6/1/2003
CAPITALIZED O/H JULY 2003                     7/1/2003

                                  Schedule 4.21

CAPITALIZED O/H JULY 2003                     7/1/2003
CAPITALIZED O/H 08/03                         8/1/2003
CAPITALIZED O/H 08/03                         8/1/2003
CAPITALIZED O/H 09/03                         9/1/2003
CAPITALIZED O/H 09/03                         9/1/2003
CAPITALIZED O/H 10/03                        10/1/2003
CAPITALIZED O/H 10/03                        10/1/2003
CAPITALIZED OVERHEAD 11/03                   11/1/2003
CAPITALIZED OVERHEAD 11/03                   11/1/2003
CAPITALIZED O/H 12/03                        12/1/2003
CAPITALIZED O/H 12/03                        12/1/2003
CAPITALIZED OVERHEAD ADJUSTMENT              12/1/2003
CAPITALIZED OVERHEAD ADJUSTMENT              12/1/2003
CAPITALIZED OVERHEAD JAN - JUNE 04            6/1/2004
CAP OVERHEAD JULY 2004                        7/1/2004
CAP OVERHEAD ADJ THRU 08/04                   8/1/2004
CAP OVERHEAD 09/04                            9/1/2004
ALLOC 8/04 AJE CAPITALIZED OVERHEAD           8/1/2004
CAP OVERHEAD 10/04                           10/1/2004
CAP OVERHEAD 11/04    091                    11/1/2004
CAP OVERHEAD 12/04 & 01/05                    1/1/2005
CAP OVERHEAD 02/05                            2/1/2005
LINE PACK                                    10/1/2002

                                  Schedule 4.21

                                SCHEDULE 4.21(A)

                                  REAL PROPERTY

COUNTY               STATE  Line Name                              Grantee                             Date           Vol       Pg
------               -----  ---------------------------------      ------------------------            ----------     ----      ---
BECKHAM               OK    MAYFIELD COMPRESSOR SITE               CALDWELL, MARY LOIS                 06/01/1992     1740      472
BECKHAM               OK                                           ROBSON, LEE                         02/10/1988     1001      40
BECKHAM               OK                                           GAINES, GENE ESTATE                 03/11/1988     1008      180
BECKHAM               OK                                           BELL, DEWAID                        05/02/1988     1015      169
BECKHAM               OK                                           DOWDELL, KEITH                      04/29/1988     1015      171
BECKHAM               OK                                           SUTTON, FRANKIE                     06/28/1988     1026      269
BECKHAM               OK                                           DOWDELL, KEITH                      08/08/1988     1031      166
BECKHAM               OK                                           PATTON, LLOYD JOE                   08/08/1988     1031      168
BECKHAM               OK                                           DAVIS, PAULINE                      08/10/1988     1031      234
BECKHAM               OK                                           THURMAN, S. D.                      01/03/1989     1061      11
BECKHAM               OK                                           JOHNSON, HUBERT ET UX               01/03/1989     1061      13
BECKHAM               OK                                           SUTTON, FRANKIE                     01/12/1989     1061      15
BECKHAM               OK                                           BRAUCHI, DONALD                     01/03/1989     1061      17
BECKHAM               OK                                           SIMMONS, MARVIN ET UX               01/04/1989     1061      19
BECKHAM               OK                                           PURVIS, H.                          01/04/1989     1061      21
BECKHAM               OK                                           MANIACI, JAMES ET UX                01/06/1989     1061      23
BECKHAM               OK                                           SPURLIN, ROBERTA                    01/04/1989     1061       9
BECKHAM               OK    6 5/8" PIPELINE                        E.T.S ENTERPRISES, INC.             01/01/1989     1094      37
BECKHAM               OK                                           E.T.S. ENTERPRISES, INC.            05/30/1989     1094      39
BECKHAM               OK                                           CROSS TIMBERS OIL COMPANY           08/10/1989     1104      332
BECKHAM               OK                                           SANDERS, OTIS                       06/23/1989     1104      336
BECKHAM               OK                                           WALTER, RAYMOND                     06/30/1989     1104      338
BECKHAM               OK                                           FALCONER, JAMES L.                  01/30/1990     1131      100
BECKHAM               OK                                           WALTER, KENNETH B.                  01/30/1990     1131      84
BECKHAM               OK                                           WALTER, KENNETH B.                  01/30/1990     1131      86
BECKHAM               OK                                           BECK, LEONA                         01/12/1990     1131      88
BECKHAM               OK                                           SMITH, CLARENCE L.                  01/11/1990     1131      90
BECKHAM               OK                                           KING, PAUL                          01/15/1990     1131      92
BECKHAM               OK                                           SLATTEN, GENEVA                     01/09/1990     1131      94
BECKHAM               OK                                           SIMMERMAN, GERALD ET UX             01/16/1990     1131      96
BECKHAM               OK                                           SMITH, WILLIAM R.                   01/24/1990     1131      98
BECKHAM               OK                                           JOHNSON, DONNIE G.                  03/27/1990     1144      138
BECKHAM               OK                                           WINGFIELD, A. R.                    03/27/1990     1144      140
BECKHAM               OK                                           DENTON, FAYE                        04/02/1990     1144      142
BECKHAM               OK                                           WALTER, JAMES                       11/08/1990     1177      68
BECKHAM               OK                                           SUTTON, BILLY                       11/13/1990     1177      70
BECKHAM               OK                                           SUTTON, BILLY                       11/13/1990     1177      72
BECKHAM               OK                                           JOHNSON, DONNIE G.                  12/01/1990     1179      212
BECKHAM               OK                                           MIKLES, ULIS                        12/03/1990     1179      214
BECKHAM               OK                                           SANDERS, OTIS                       04/05/1991     1202      334
BECKHAM               OK                                           SPITZ, DWIGHT                       04/08/1991     1202      336
BECKHAM               OK                                           WALTERS, RAYMOND                    07/03/1991     1214      270
BECKHAM               OK                                           SUTTON, BILLY                       02/10/1992     1249      250
BECKHAM               OK                                           SUTTON, BILLY                       02/10/1992     1249      252
BECKHAM               OK                                           CARLSON, E. N.                      02/10/1992     1249      254
BECKHAM               OK                                           WHIPKEY, KATIE MAE                  02/10/1992     1249      256
BECKHAM               OK                                           REED, STEVE                         02/10/1992     1249      258
BECKHAM               OK    WEST 8" EXTENSION                      GREEN, GARY L. ET UX                07/09/1992     1268      100

                                Schedule 4.21(A)
                                     page 1

BECKHAM               OK    WEST 8" EXTENSION                      GREEN, GARY L. ET UX                07/09/1992     1268      103
BECKHAM               OK    WEST 8" EXTENSION                      GILLILAND, CARL B.                  06/19/1992     1268      106
BECKHAM               OK    WEST 8" EXTENSION                      CHERVENKA, VERLINE                  06/19/1992     1268      109
BECKHAM               OK    WEST 8" EXTENSION                      JARNAGIN, LINDA                     06/19/1992     1268      112
BECKHAM               OK    WEST 8" EXTENSION                      REED, KENNETH C.                    06/19/1992     1268      115
BECKHAM               OK    WEST 8" EXTENSION                      KUYKENDALL, WANDA ET VIR            07/02/1992     1268      118
BECKHAM               OK    WEST 8" EXTENSION                      PICKERING, IMOGENE                  06/18/1992     1268      121
BECKHAM               OK    WEST 8" EXTENSION                      ALEXANDER, RAYMOND E.               06/18/1992     1268      124
BECKHAM               OK    WEST 8" EXTENSION                      PICKERING, IMOGENE                  06/18/1992     1268      127
BECKHAM               OK    WEST 8" EXTENSION                      JOHNSON, LOIS                       07/06/1992     1268      130
BECKHAM               OK    WEST 8" EXTENSION                      SITES, TROY D.                      06/22/1992     1268      133
BECKHAM               OK    WEST 8" EXTENSION                      WHIPKEY, KATIE                      06/19/1992     1268      136
BECKHAM               OK    WEST 8" EXTENSION                      WHIPKEY, KATIE                      06/19/1992     1268      139
BECKHAM               OK    WEST 8" EXTENSION                      SUTTON, BILLY                       06/19/1992     1268      142
BECKHAM               OK                                           SUTTON, BILLY                       06/19/1992     1268      145
BECKHAM               OK    WEST 8" EXTENSION                      CARNAHAN, HERB                      06/22/1992     1268      53
BECKHAM               OK    WEST 8" EXTENSION                      WINSETT, FREDA                      06/16/1992     1268      56
BECKHAM               OK    WEST 8" EXTENSION                      BURCH, DONALD                       06/13/1992     1268      58
BECKHAM               OK    WEST 8" EXTENSION                      BURCH, FRED C.                      06/16/1992     1268      60
BECKHAM               OK    WEST 8" EXTENSION                      ADLER, BLOSSOM                      06/15/1992     1268      62
BECKHAM               OK                                           FOX, CYNTHIA K.                     06/17/1992     1268      65
BECKHAM               OK    WEST 8" EXTENSION                      HARTMAN, ROY                        06/19/1992     1268      68
BECKHAM               OK    WEST 8" EXTENSION                      PHILLIPS, MIKE                      06/19/1992     1268      71
BECKHAM               OK    WEST 8" EXTENSION                      PHILLIPS, MIKE                      06/24/1992     1268      73
BECKHAM               OK    WEST 8" EXTENSION                      THORNBROUGH, LEAFORD                06/19/1992     1268      76
BECKHAM               OK    WEST 8" EXTENSION                      PHILLIPS, MIKE                      06/19/1992     1268      79
BECKHAM               OK    WEST 8" EXTENSION                      THOMPSON, FLOSSIE                   06/17/1992     1268      82
BECKHAM               OK    WEST 8" EXTENSION                      ADAMS, LULA                         06/17/1992     1268      85
BECKHAM               OK    WEST 8" EXTENSION                      BURCH, MARY MCLAURY                 06/13/1992     1268      88
BECKHAM               OK    WEST 8" EXTENSION                      BAKER, ROBERT D.                    06/24/1992     1268      91
BECKHAM               OK    WEST 8" EXTENSION                      COPENHAVER, J. L.                   06/18/1992     1268      94
BECKHAM               OK    WEST 8" EXTENSION                      BAKER, VELDA                        06/19/1992     1268      97
BECKHAM               OK                                           SUTTON, BILLY                       07/20/1992     1269      234
BECKHAM               OK                                           SUTTON, FRANKIE                     07/20/1992     1269      236
BECKHAM               OK                                           SUTTON, FRANKLIN                    07/20/1992     1269      238
BECKHAM               OK                                           SUTTON, FRANKLIN                    08/25/1992     1274      211
BECKHAM               OK    SAMSON THETFORD 1-23                   THETFORD, TERRY                     04/27/1993     1308      287
BECKHAM               OK                                           WALTER, KENNETH B. ET UX            09/20/1993     1330      21
BECKHAM               OK    MAYFIELD RECTIFIER                     CALDWELL, MARY ET AL                10/01/1993     1333      61

                                Schedule 4.21(A)
                                     page 2

BECKHAM               OK    SAMSON CORY 1-30                       SHELTON, CORY D. ET UX              11/09/1993     1340      305
BECKHAM               OK    SAMSON CORY 1-30 & SAMSON MOYA 1-      MARTIN, ALICE R. ET VIR             11/04/1993     1340      308
BECKHAM               OK    SAMSON CORY 1-30 & SAMSON MOYA 1-      OTT, DIANNE J.                      11/12/1993     1340      313
BECKHAM               OK    SAMSON CORY 1-30 & SAMSON MOYA 1-      MOYA, JANETTE PLATT                 11/13/1993     1340      317
BECKHAM               OK    SAMSON CORY 1-30 & SAMSON MOYA 1-      MONTGOMERY, PATRICIA                11/12/1993     1340      321
BECKHAM               OK    SAMSON CORY 1-30 & SAMSON MOYA 1-      HILL, PAULINE ET VIR                11/02/1993     1340      325
BECKHAM               OK                                           ROBSON, LEE ET UX                   01/12/1994     1350      194
BECKHAM               OK                                           ROBSON, LEE L. ET UX                01/24/1994     1350      197
BECKHAM               OK                                           DAMRON, DEAN ET UX                  01/11/1994     1350      199
BECKHAM               OK                                           HARMON, ALLIE L.                    01/12/1994     1350      203
BECKHAM               OK                                           KIRK, JUANITA M.                    01/11/1994     1350      206
BECKHAM               OK                                           KIRK, JUANITA M.                    01/31/1994     1350      209
BECKHAM               OK                                           MIKLES, LUTHER ET UX                01/10/1994     1350      211
BECKHAM               OK                                           GAINES, LARRY G. ET AL              01/11/1994     1350      214
BECKHAM               OK                                           SCHUELKE, MINNIE ET AL              01/21/1994     1350      217
BECKHAM               OK                                           SHINNERY RIDGE FARM                 01/14/1994     1350      220
BECKHAM               OK                                           SHINNERY RIDGE FARM                 01/26/1994     1350      223
BECKHAM               OK                                           STATE OF OKLAHOMA TRANSP.           02/02/1994     1351      178
BECKHAM               OK                                           WALTER, KENNETH TRUSTEE             03/09/1994     1355      158
BECKHAM               OK                                           SUTTON, BILLY ET UX                 03/07/1994     1355      160
BECKHAM               OK    MERIDIAN-RAY #1-14                     WALTERS, RAYMOND ET UX              07/12/1994     1380      215
BECKHAM               OK    20 X 20 SURFACE SITE                   BELL, DEWAIDE ET UX                 09/14/1994     1385      40
BECKHAM               OK    APACHE-YOUNG #2-4                      MIKLES, GENE A. ET UX               08/08/1994     1385      75
BECKHAM               OK    APACHE-YOUNG #2-4                      STATE OF OKLAHOMA                   08/26/1994     1385      77
BECKHAM               OK    APACHE-YOUNG #2-4                      KIRK, JUANITA M.                    08/09/1994     1385      83
BECKHAM               OK    150 X 150 SURFACE SITE                 JACOBS, SHIRLEY JEAN                08/30/1994     1389      203
BECKHAM               OK                                           CROSS TIMBERS OIL COMPANY           10/21/1994     1389      214
BECKHAM               OK    APACHE MILLS #4-19                     CALDWELL, MARY ET VIR               11/04/1994     1391      189
BECKHAM               OK    APACHE-MILLS #4-19                     NOEL, ROY D.                        11/05/1994     1391      191
BECKHAM               OK    APACHE-MILLS #4-19                     GORDON, COLLEEN                     11/05/1994     1391      194
BECKHAM               OK    APACHE-MILLS #4-19                     MILLS RANCH                         11/05/1994     1391      196
BECKHAM               OK    6 5/8" PIPELINE                        E.T.S. ENTERPRISES, INC.            01/13/1995     1400      268
BECKHAM               OK    BURLINGTON KB WALTER                   JAMES C WALTER REV TRUST            07/23/2001     1404      538
BECKHAM               OK    ANDERMAN SMITH DAMRON 1-8              ROBSON, LEE L. ET UX                01/24/1995     1406      271
BECKHAM               OK    SAMSON GLORIA                          KING, PAUL ET UX                    02/18/1995     1406      273
BECKHAM               OK    ETS METER SITE                         SUTTON, BILLY                       02/14/1995     1411      333
BECKHAM               OK    SAMSON-CUPP                            STROM, EARLINE CARPENTER            05/01/1995     1419      146
BECKHAM               OK    SAMSON-CUPP                            CARPENTER, JOHN DALE                04/27/1995     1419      148
BECKHAM               OK    SAMSON-CUPP                            CALDWELL, MARY LOIS                 04/27/1995     1419      150
BECKHAM               OK    8" LOOP EXTENSION                      ROBSON, LEE L. ET UX                05/08/1995     1420      231
BECKHAM               OK    8" LOOP EXTENSION                      WILLIAMS, W. E. TRUST               05/11/1995     1420      233
BECKHAM               OK    8" LOOP EXTENSION                      TIMM, LOWELL ET UX                  05/11/1995     1420      235
BECKHAM               OK    SAMSON SUTTON                          SUTTON, BILLY ET UX                 08/29/1995     1436      10
BECKHAM               OK    8" LOW PRESSURE LINE                   TIMM, LOWELL E. ET UX               09/11/1995     1436      219
BECKHAM               OK    8" LOW PRESSURE LINE                   MARSHALL LIVING TRUST               09/11/1995     1436      221
BECKHAM               OK    8" LOW PRESSURE LINE                   MERRICK, WALTER F. ET UX            08/22/1995     1436      225

                                Schedule 4.21(A)
                                     page 3

BECKHAM               OK    SAMSON SUTTON                          GORDON, COLLEEN                     08/29/1995     1436       8
BECKHAM               OK    APACHE-HARRIS #2-13                    MILLS RANCH                         12/06/1995     1452      283
BECKHAM               OK    APACHE-HARRIS #2-13                    THOMPSON, GALE ET AL                12/06/1995     1452      285
BECKHAM               OK    12 X 24 METERING SITE                  DAMRON, MICHAEL C.                  12/08/1995     1453      219
BECKHAM               OK    SAMSON WARNER 3-30/SAMSON GREEN 3      THOMPSON, GALE ET AL                04/09/1996     1468      583
BECKHAM               OK    SAMSON WALLACE 5-18 SURFACE SITE       SUTTON, BILLY ET UX                 05/01/1996     1471      365
BECKHAM               OK    SAMSON WALLACE 5-18                    SUTTON, BILLY ET UX                 05/01/1996     1471      367
BECKHAM               OK    SAMSON WALLACE 5-18/KERR MCGEE TH      THOMPSON, ROBERT ET UX              05/01/1996     1471      369
BECKHAM               OK    KERR MCGEE THOMPSON 1-15               SUTTON, FRANKIE ET UX               05/01/1996     1471      371
BECKHAM               OK    APACHE MIKLES 2-9                      MIKLES, GENE ET UX                  05/15/1996     1472      298
BECKHAM               OK    KERR MCGEE SUTTON #4                   SUTTON, FRANKIE ET UX               06/21/1996     1477      197
BECKHAM               OK    SAMSON WARNER 3-30                     THOMPSON, GALE ET AL                07/24/1996     1480      385
BECKHAM               OK    SAMSON MILLS 5-19                      MILLS RANCH                         10/04/1996     1489      286
BECKHAM               OK    SAMSON MILLS 5-19                      GORDON, COLLEEN                     10/03/1996     1489      61
BECKHAM               OK    CONOCO GORDON                          GORDON, COLLEEN                     01/10/1997     1501      92
BECKHAM               OK    BARRETT SUTTON                         SUTTON, RUBY                        02/11/1997     1505      377
BECKHAM               OK    25 X 25 METERING SITE                  MARSHALL, DONNIE ET UX              02/24/1997     1507      148
BECKHAM               OK    SAMSON EVERITT LONG                    DAMRON, DEAN ET UX                  04/22/1997     1515      289
BECKHAM               OK    25' X 25' SURFACE SITE                 MIKLES, BILLY BOB                   05/07/1997     1519       2
BECKHAM               OK    SAMSON HILL 1-28                       HILL, BILLY ET UX                   07/21/1997     1526      343
BECKHAM               OK    SAMSON HILL 1-28                       WARREN, W. W. III ET UX             07/22/1997     1526      345
BECKHAM               OK    SAMSON HILL 1-28                       KOHOA, A. A. ET UX                  07/22/1997     1526      347
BECKHAM               OK    SAMSON HILL 1-28                       HILL, CARL ET UX                    07/21/1997     1526      349
BECKHAM               OK    SAMSON HILL 1-28                       FINNELL, BILL ET UX                 07/21/1997     1526      351
BECKHAM               OK    MCNIC SWEETWATER CREEK                 CARPENTER, STANLEY ALFRED           09/10/1997     1535      84
BECKHAM               OK    MCNIC SWEETWATER CREEK                 REED, STEVE                         09/10/1997     1535      86
BECKHAM               OK    MCNIC SWEETWATER CREEK                 REED, ALBERT J.                     09/10/1997     1535      88
BECKHAM               OK    MCNIC SWEETWATER CREEK                 WHIPKEY, HAROLD D.                  09/15/1997     1535      90
BECKHAM               OK    BARRETT THOMPSON 1-9                   SUTTON, RUBY B. TRUSTEE             09/24/1997     1537      204
BECKHAM               OK    BARRETT THOMPSON 1-9                   THOMPSON, BOBBY ET UX               09/00/1997     1537      206
BECKHAM               OK    BURLINGTON RESOURCES EVANS 2-6         KING, PAUL EDWARD ET UX             12/02/1997     1545      397
BECKHAM               OK    BURLINGTON RESOURCES EVANS 2-6         EVANS, NAN R.                       12/01/1997     1545      399
BECKHAM               OK    BARRETT RESOURCES ETHEL LEE 2-14       DELAY, CLARENCE M.                  02/27/1998     1555      204
BECKHAM               OK    BARRETT RESOURCES ETHEL LEE 2-14       SHINNERY RIDGE FARM                 04/13/1998     1558      44
BECKHAM               OK    BURLINGTON WALTERS TRUST 1-15          CROSS TIMBERS OIL COMPANY           05/08/1998     1567      173

                                Schedule 4.21(A)
                                     page 4

BECKHAM               OK    BURLINGTON WALTERS TRUST 1-15          WALTER, KENNETH TRUST               04/16/1998     1567      175
BECKHAM               OK    KN MAYFIELD SYSTEM INTEGRATION         CALDWELL, MARY LOIS/WILLI           12/01/1998     1584      383
BECKHAM               OK    KN MAYFIELD INTERCONNECTS              THOMPSON, GALE/MATTIE               06/17/1999     1606      121
BECKHAM               OK    ST. MARY'S CARPENTER                   CARPENTER, JOHN DALE                12/02/2000     1673      351
BECKHAM               OK    ST MARY'S CARPENTER                    CALDWELL, MARY LOIS                 12/01/2000     1673      354
BECKHAM               OK    ST MARY'S CARPENTER                    STORM, EARLINE CARPENTER            12/01/2000     1673      357
BECKHAM               OK    ST. MARY'S H.B.                        KRUG, H.B. AND KATHERINE            12/05/2000     1674      495
BECKHAM               OK    ST. MARY'S-THOMPSON                    KRUG, H.B. & KATHRYN                12/18/2000     1677      132
BECKHAM               OK    ST. MARY'S-THOMPSON                    SUTTON, BILLY & GAIL                12/18/2000     1677      135
BECKHAM               OK    ST. MARY'S-THOMPSON                    THOMPSON, B.E. & LOREAN             12/18/2000     1677      138
BECKHAM               OK    ST. MARY'S-THOMPSON                    GORDON, COLLEEN                     12/18/2000     1677      141
BECKHAM               OK    ST. MARY'S-BALES 1-1                   REED, NICKY AND ANDREA              01/28/2001     1681      383
BECKHAM               OK    ST. MARY'S-BALES 1-1                   BALES,JIMMY & SUE                   01/28/2001     1681      387
BECKHAM               OK    ST MARY'S -MICHAEL 2-35                DAMRON,MICHAEL & BETH               03/03/2001     1688      317
BECKHAM               OK    SAMSON-SUTTON 2-17                     KRUB, H.B. & KATHRYN                05/10/2001     1694      510
BECKHAM               OK    SAMSON-SUTTON 2-17                     SUTTON, BILLY & GAIL                05/10/2001     1694      513
BECKHAM               OK    ST MARY'S BARBARA SUE 3-35             DAMRON, MICHAEL / BETH              06/25/2001     1701      037
BECKHAM               OK    ST MARY'S BARBARA SUE 3-35             WHITE, BARBARA SUE                  06/25/2001     1701      370
BECKHAM               OK    BURLINGTON HARRISON 1-14               RATLIFF, DANNIE HARRISON            07/13/2001     1703      317
BECKHAM               OK    STARKEY-ELLIS INTERCONNECT             SAULS, GLORIA ETAL                  07/17/2001     1705      310
BECKHAM               OK    BURLINGTON COY 1-10 & 2-15             RUSSELL, BETTY & COY,MIKE           07/13/2001     1709      043
BECKHAM               OK    BURLINGTON COY 1-10 & 2-15             JACOBS, SHIRLEY JEAN                07/23/2001     1709      044
BECKHAM               OK    BURLINGTON COY 1-10 & 2-15             MILLER, JAMES & SHARON              07/13/2001     1709      441
BECKHAM               OK    ST MARY'S DOWDELL                      BELL, DEWAIDE                       10/05/2001     1712      177
BECKHAM               OK    SMOC BILLY 7-20                        SUTTON, BILLY & GAIL                10/15/2001     1714      565
BECKHAM               OK    SMOC BILLY 7-20                        CARPENTER, JOHN DALE                10/18/2001     1714      568
BECKHAM               OK    NGL PIPELINE                           S.A. RUSSELL, ET UX                 00/00/0000     1722      229
BECKHAM               OK    NGPL INTERCONNECT TO EL PASO           DAVIS, THOMAS CHESTER               12/14/2001     1725      001
BECKHAM               OK    CO LINE COMPRESSOR STATION EXTENS      JANES, KIM & KELLY                  12/20/2001     1726      121
BECKHAM               OK    CO LINE COMPRESSOR STATION EXTENS      JACOBS, SHIRLEY JEAN                12/24/2001     1726      124
BECKHAM               OK    CO LINE COMPRESSOR STATION EXTENS      NUTLEY, CHARLES                     12/28/2001     1726      128
BECKHAM               OK    CO LINE COMPRESSOR STATION EXTENS      JONES, CAROL & J. CODY              12/12/2001     1726      131
BECKHAM               OK    ST MARY'S WHINERY 3-2                  FLYING W RANCH PRTNRSHIP            02/15/2002     1728      167
BECKHAM               OK    6" AND 10" INTERCONNECT                FLYING W RANCH, PRTNRSHIP           01/16/2002     1729      134
BECKHAM               OK    ST. MARY'S BETH 2-9                    DAMRON, MICHAEL C.& BETH            02/21/2002     1729      274
BECKHAM               OK    A. L. 2-10                             FLYING W RANCH PRTNERSHIP           03/20/2002     1732      354

                                Schedule 4.21(A)
                                     page 5

BECKHAM               OK    WEST MAYFIELD PIPELINE                 SUTTON, BILLY ET AL                 07/16/1982     586       284
BECKHAM               OK    WEST MAYFIELD PIPELINE                 VIERSEN, RALPH JR. ET AL            07/20/1982     588       235
BECKHAM               OK    WEST MAYFIELD PIPELINE                 PURYEAR, BELO                       12/09/1982     640       12
BECKHAM               OK                                           SANDERS, OTIS ET UX                 05/02/1984     719        1
BECKHAM               OK                                           WILLIAMS, NADINE ET VIR             05/16/1984     738       210
BECKHAM               OK                                           MIKLES, TOM A. ET UX                05/17/1984     738       212
BECKHAM               OK                                           HART, ELVA JANE                     05/31/1984     738       214
BECKHAM               OK                                           CARPENTER, ANITA ET VIR             05/21/1984     738       216
BECKHAM               OK                                           LONG, MELVIN                        06/28/1984     738       218
BECKHAM               OK                                           RICHARDSON, JAMES ET UX             05/22/1984     738       220
BECKHAM               OK                                           MCCANDLESS, WILLIAM ET UX           05/22/1984     738       222
BECKHAM               OK    VALERO HARTMAN #1                      HESTER, VOYNE                       05/07/1984     738       224
BECKHAM               OK                                           HESTER, VOYNE                       05/30/1984     738       226
BECKHAM               OK                                           GREENE, JULIA ET AL                 05/29/1984     738       228
BECKHAM               OK                                           JACKSON, EDITH L.                   05/18/1984     738       230
BECKHAM               OK                                           MERRICK, WALTER F. ET UX            06/01/1984     738       232
BECKHAM               OK                                           KIRK, JERRY R. ET UX                06/27/1984     738       234
BECKHAM               OK                                           HARMON, J. E. ET UX                 06/25/1984     738       236
BECKHAM               OK                                           DAMRON, DEAN ET UX                  05/26/1984     738       238
BECKHAM               OK                                           ROBSON, LEE ET UX                   05/16/1984     738       240
BECKHAM               OK                                           O'HARA, GEORGE H.                   06/20/1984     738       242
BECKHAM               OK                                           STATE OF OKLAHOMA LAND              07/03/1984     738       244
BECKHAM               OK                                           MELZER, STEVE ET UX                 07/02/1984     738       246
BECKHAM               OK                                           DAMRON, DEAN ET UX                  05/26/1984     738       248
BECKHAM               OK                                           KIRK, JERRY R. ET UX                05/28/1984     738       250
BECKHAM               OK                                           MIKLES, LUTHER ET UX                05/17/1984     738       252
BECKHAM               OK                                           MIKLES, GENE A. ET UX               05/16/1984     738       254
BECKHAM               OK                                           AKRIDGE, CECIL ET UX                05/23/1984     738       256
BECKHAM               OK                                           WALTER, RUBY                        05/23/1984     738       258
BECKHAM               OK                                           DAUGHERTY, EVERETT E.               05/29/1984     738       260
BECKHAM               OK                                           BEIERSCHMITT, ESTA MAY              05/23/1984     738       262
BECKHAM               OK                                           HILGENBERG, KENNETH                 05/30/1984     738       264
BECKHAM               OK                                           JOHNSON, DWAYNE                     06/08/1984     738       266
BECKHAM               OK                                           WILLIAMS, D. Q. ET UX               06/07/1984     738       268
BECKHAM               OK                                           BEIERSCHMITT, ESTA MAY              06/26/1984     738       270
BECKHAM               OK                                           HEFLEY, T. L. ESTATE                06/22/1984     738       272
BECKHAM               OK                                           PLUMMER, CALVIN JR. ET UX           06/09/1984     738       274
BECKHAM               OK                                           DAMRON, JERRY ET UX                 05/10/1984     738       276
BECKHAM               OK                                           RATCLIFF, MIRIAM                    05/17/1984     738       278
BECKHAM               OK                                           SPITZER, ROBERT H. ET UX            05/18/1984     738       280
BECKHAM               OK                                           MARRIOTT, ORVILLE L.                05/16/1984     738       282
BECKHAM               OK                                           CHOAT, DANNY ET UX                  05/10/1984     738       284
BECKHAM               OK                                           COY, EMILY ET VIR                   06/11/1984     738       286
BECKHAM               OK                                           SIMMERMAN, GERALD ET UX             04/29/1984     738       288
BECKHAM               OK                                           SLATTEN, GENEVA                     05/19/1984     738       290
BECKHAM               OK                                           SMITH, WILLIAM RONALD               05/23/1984     738       292
BECKHAM               OK                                           JAY, ESTHER A. ET VIR               05/10/1984     738       294
BECKHAM               OK                                           BLACKMON, BILLIE M                  05/18/1984     738       296
BECKHAM               OK                                           KING, E. W.                         05/18/1984     738       298
BECKHAM               OK                                           HILGENBERG, KENNETH                 05/08/1984     738       300
BECKHAM               OK                                           DAUGHERTY, EVERETT E.               05/29/1984     738       302
BECKHAM               OK                                           DAMRON, DEAN ET UX                  04/28/1984     738       304

                                Schedule 4.21(A)
                                     page 6

BECKHAM               OK                                           MIKLES, LUTHER ET UX                05/10/1984     738       306
BECKHAM               OK                                           KIRK, JERRY R. ET UX                06/27/1984     738       308
BECKHAM               OK                                           DAMRON, DEAN ET UX                  04/28/1984     738       310
BECKHAM               OK                                           ROBSON, LEE ET UX                   05/04/1984     738       312
BECKHAM               OK                                           WEIR, C. W.                         05/11/1984     738       314
BECKHAM               OK                                           TIMM, LOWELL ET UX                  05/11/1984     738       316
BECKHAM               OK                                           JARVIS, JACK                        05/17/1984     738       318
BECKHAM               OK                                           WILLIAMS, NADINE ET VIR             04/28/1984     738       320
BECKHAM               OK                                           FELTON, BOB J.                      05/04/1984     738       322
BECKHAM               OK                                           JACKSON, EDITH LUCILLE              05/08/1984     738       324
BECKHAM               OK                                           HESTER, LOIS                        05/02/1984     738       326
BECKHAM               OK                                           HESTER, VOYNE ALFRED                05/02/1984     738       328
BECKHAM               OK                                           HARMON, J. E. ET UX                 05/17/1984     738       330
BECKHAM               OK                                           HART, KENNETH ET UX                 05/31/1984     738       333
BECKHAM               OK                                           POWELL, GEORGE                      05/29/1984     738       335
BECKHAM               OK                                           DUGGER, M. R.                       05/18/1984     738       337
BECKHAM               OK                                           GAINES, GENE                        05/29/1984     738       340
BECKHAM               OK                                           HAVERCROFT, GLENNA GAINES           05/18/1984     738       342
BECKHAM               OK                                           GAINES, LARRY G.                    05/14/1984     738       344
BECKHAM               OK                                           SCHUELKE, MINNIE DAVIS              06/05/1984     738       346
BECKHAM               OK                                           DELAY, CLARENCE M.                  06/06/1984     738       348
BECKHAM               OK    6" VALERO THETFORD LATERAL             DAMRON, BARBARA SUE                 08/28/1984     744       291
BECKHAM               OK    6" VALERO THETFORD LATERAL             SPITZER, ROBERT H. ET UX            08/28/1984     750       340
BECKHAM               OK    6" VALERO THETFORD LATERAL             MONTGOMERY, SAM ESTATE              09/18/1984     750       342
BECKHAM               OK                                           PLUMMER, CHARLES JR.                09/18/1984     750       344
BECKHAM               OK    MUSIC                                  SMITH, WILLIAM RONALD               08/31/1984     750       346
BECKHAM               OK    MUSIC                                  WALTER, KENNETH B. ET UX            08/24/1984     750       348
BECKHAM               OK    MUSIC                                  SMITH, JAMES ROBERT                 07/13/1984     751        1
BECKHAM               OK                                           WALTER, KENNETH TRUSTEE             07/16/1984     751       10
BECKHAM               OK                                           DAVIS, PAULINE                      07/14/1984     751       12
BECKHAM               OK                                           KELLY, CORA A.                      07/17/1984     751       14
BECKHAM               OK                                           HUTSON, JAMES L. ET UX              07/11/1982     751       157
BECKHAM               OK                                           MARSHALL, RONALD GENE               06/29/1984     751       160
BECKHAM               OK                                           RATCLIFF, DANNIE                    07/20/1984     751        3
BECKHAM               OK    MUSIC                                  CLINE, ROE B. JR. ET UX             07/18/1984     751        6
BECKHAM               OK                                           WALTERS, MARIE                      07/13/1984     751        8
BECKHAM               OK                                           ANSEL, HERSHEL ET UX                09/25/1984     754       42
BECKHAM               OK    VALERO THETFORD WELL                   THETFORD, LAWANDA ET AL             10/09/1984     754       45
BECKHAM               OK    VALERO MUSIC                           FINLEY, JAMES ET UX                 10/31/1984     762       250
BECKHAM               OK    VALERO MUSIC                           FINLEY, MARY                        10/31/1984     762       252
BECKHAM               OK                                           WEIR, C. W.                         11/26/1984     765       147
BECKHAM               OK                                           FELTON, BOB ET UX                   11/26/1984     765       149
BECKHAM               OK                                           WILLIAMS, WILEY E. ET UX            10/10/1985     787       127
BECKHAM               OK                                           MIKLES, TOM ET UX                   01/09/1985     787       129
BECKHAM               OK                                           PLUMMER, CHARLES JR.                01/16/1985     787       131
BECKHAM               OK    WEST MAYFIELD PIPELINE                 PURYEAR, BELO                       10/04/1984     794       337
BECKHAM               OK                                           PATTON, RICKY ET UX                 02/25/1985     794       60
BECKHAM               OK                                           SHELL WESTERN E & P, INC.           12/18/1984     794       62
BECKHAM               OK                                           HARTMAN, MARK ET AL                 03/05/1985     797       10
BECKHAM               OK    VALERO M. HARTMAN #3                   DAMRON, BARBARA SUE                 03/12/1985     797       104
BECKHAM               OK                                           MORRIS, ROY ET UX                   03/11/1985     797       106

                                Schedule 4.21(A)
                                     page 7

BECKHAM               OK    WALTERS #1 & #2 / MUSIC #3             WALTER, KENNETH TRUSTEE             03/13/1985     797       328
BECKHAM               OK                                           MUSIC, G. G. ET UX                  03/13/1985     797       330
BECKHAM               OK                                           WALTERS, DELLA ET AL                03/13/1985     797       332
BECKHAM               OK                                           HARTMAN, MARSHALL ET UX             03/14/1985     797       335
BECKHAM               OK                                           BRAUCHI, MILO ET UX                 03/14/1985     797       337
BECKHAM               OK                                           FLYNN, J. M.                        02/28/1985     797        4
BECKHAM               OK                                           MANIACI, JAMES L. ET UX             03/05/1985     797        6
BECKHAM               OK                                           ROBSON, LEE L. ET UX                03/07/1985     797        8
BECKHAM               OK                                           WALTER, JAMES ET UX                 03/22/1985     801       145
BECKHAM               OK                                           CARNES, BOB ET UX                   03/22/1985     801       147
BECKHAM               OK                                           HAASE, HAZEL                        03/22/1985     801       149
BECKHAM               OK                                           RATCLIFF, DANNIE, ET VIR            03/21/1985     801       151
BECKHAM               OK    VALERO HARTMAN 1-34                    HESTER, VOYNE ET UX                 03/29/1985     804       193
BECKHAM               OK                                           ANSEL, HERSHEL ET UX                03/27/1985     804       195
BECKHAM               OK                                           HALLIGAN, HARRISON ET UX            03/29/1985     804       197
BECKHAM               OK                                           CARNES, JOHN ET UX                  03/25/1985     804       199
BECKHAM               OK                                           CARNES, JOHN W. ET UX               03/25/1985     804       201
BECKHAM               OK    ELK CITY PLANT SITE 10.90 ACRES        AQUILA GAS PROCESSING               05/24/1985     813       262
BECKHAM               OK                                           DAMRON, DEAN ET UX                  05/28/1985     819       276
BECKHAM               OK                                           HART, KENNETH ET UX                 06/25/1985     819       278
BECKHAM               OK                                           DAVIS, MADALYN                      06/24/1985     819       280
BECKHAM               OK                                           SEALES, J. C. ET UX                 06/21/1985     819       282
BECKHAM               OK                                           M & K CONSULTANTS, INC.             07/06/1985     823       105
BECKHAM               OK                                           SHOTWELL, ROY ET UX                 07/06/1985     823       107
BECKHAM               OK                                           BRAUCHI, MILO ET UX                 07/05/1985     823       109
BECKHAM               OK                                           CARNAHAN, SELMA                     07/08/1985     823       111
BECKHAM               OK                                           HUTSON, JAMES ET UX                 07/08/1985     823       113
BECKHAM               OK                                           BRAUCHI, NETA ET VIR                07/09/1985     823       115
BECKHAM               OK                                           MCCAMON, MERLE                      07/09/1985     823       117
BECKHAM               OK                                           DAMRON, DEAN                        07/03/1985     823       119
BECKHAM               OK                                           ROBERTSON, CLENICE ET AL            07/17/1985     825       14
BECKHAM               OK                                           ROBERTSON, CLENICE ET AL            07/17/1985     825       16
BECKHAM               OK                                           BRAUCHI, MILO ET UX                 07/17/1985     825       18
BECKHAM               OK                                           BELL, DEWALDE ET AL                 07/16/1985     825       20
BECKHAM               OK                                           BELL, DEWAIDE                       07/16/1985     825       22
BECKHAM               OK                                           ROBERTSON, ALTIE ET VIR             07/16/1985     825       24
BECKHAM               OK                                           MUSIC, NELLIE JO ET VIR             07/11/1985     825       26
BECKHAM               OK                                           GRIFFIS, TED ET UX                  07/08/1985     825       28
BECKHAM               OK                                           HARTMAN, MARK E. ET AL              07/10/1985     825       30
BECKHAM               OK                                           COOGAN, LOUISE H.                   07/22/1985     827       183
BECKHAM               OK                                           MERRICK, WALTER ET UX               07/23/1985     827       185
BECKHAM               OK                                           VIERS, WALTER ET UX                 07/23/1985     827       187
BECKHAM               OK    VALERO-SMITH                           SMITH, J. R. JR.                    07/25/1985     827       189
BECKHAM               OK                                           SMITH, J. R. JR.                    07/25/1985     827       189
BECKHAM               OK                                           DOVELL, RENA ET VIR                 07/18/1985     827       191
BECKHAM               OK                                           THURMAN, HAROLD ET AL               07/24/1985     827       193
BECKHAM               OK                                           FINLEY, J. R. ET UX                 07/25/1985     827       195
BECKHAM               OK                                           KILHOFFER, ROBERT ET UX             07/26/1985     827       197
BECKHAM               OK                                           JACKSON, EDITH                      07/29/1985     827       199
BECKHAM               OK                                           CARNES, JOHN W. ET UX               07/25/1985     827       201
BECKHAM               OK                                           HANNI, RALPH                        07/26/1985     827       203
BECKHAM               OK                                           MCCOY, KATHLEEN                     07/26/1985     836       145

                                Schedule 4.21(A)
                                     page 8

BECKHAM               OK                                           MCCOY, ROBERT E.                    07/24/1985     836       149
BECKHAM               OK                                           JARVIS, EUGENIA ET VIR              07/30/1985     842       172
BECKHAM               OK                                           FINLEY, MARY ET VIR                 07/25/1985     842       174
BECKHAM               OK    12" PIPELINE                           STATE OF OKLAHOMA                   02/03/1986     883       271
BECKHAM               OK                                           WALTER, KENNETH B.                  11/18/1985     883       282
BECKHAM               OK                                           MORRIS, ROY DWAYNE ET UX            03/11/1985     883       284
BECKHAM               OK                                           KIRK, JERRY R.                      03/26/1986     883       286
BECKHAM               OK                                           GREENE, JULIA ET AL                 12/12/1985     883       288
BECKHAM               OK                                           MORRIS, ROY D. ET UX                02/27/1988     883       290
BECKHAM               OK                                           EDWARDS, R. N. ET UX                12/19/1985     883       292
BECKHAM               OK                                           MIKLES, J. A. ET UX                 12/19/1985     883       294
BECKHAM               OK                                           ROBERTSON, DIMP ET UX               12/13/1985     883       296
BECKHAM               OK                                           TIMM, LOWELL E. ET UX               12/18/1985     883       298
BECKHAM               OK                                           BELL, DEWAIDE ET AL                 12/13/1985     883       300
BECKHAM               OK                                           ROBSON, LEE ET UX                   12/19/1985     883       302
BECKHAM               OK                                           BROWN, FRED L.                      12/17/1985     883       304
BECKHAM               OK                                           BROWN, CARL R. JR.                  12/17/1985     883       306
BECKHAM               OK                                           ROBERTSON, VIRGIL ET UX             12/13/1985     883       308
BECKHAM               OK                                           BELL, DEWAIDE                       12/13/1985     883       310
BECKHAM               OK                                           HARMON, ALLIE L.                    05/15/1986     883       312
BECKHAM               OK                                           DAUGHERTY, EVERETT E.               12/19/1985     883       321
BECKHAM               OK                                           WALTERS, RAYMOND ET UX              12/18/1995     883       323
BECKHAM               OK                                           MUSIC, GOBEL ET UX                  12/17/1985     883       325
BECKHAM               OK                                           WEBER, ALVIN ET UX                  01/30/1986     883       327
BECKHAM               OK                                           SHELL WESTERN E & P, INC.           03/31/1986     886       90
BECKHAM               OK                                           THURMAN, S. D. ET AL                06/27/1986     890       124
BECKHAM               OK                                           DUGGER, ROSS                        06/26/1986     890       65
BECKHAM               OK                                           MERRICK, WALTER                     06/26/1986     890       69
BECKHAM               OK                                           CARPENTER, ANITA ET VIR             06/26/1986     890       71
BECKHAM               OK                                           WALTERS, RAYMOND                    06/26/1986     890       73
BECKHAM               OK                                           PUCKETT FARMS, INC.                 03/27/1986     890       76
BECKHAM               OK    WEST MAYFIELD PIPELINE                 SUTTON, FRANKIE ET AL               06/19/1986     896       154
BECKHAM               OK                                           TIMM, LOWELL ET UX                  07/30/1986     899       196
BECKHAM               OK                                           HART, ELVA ET VIR                   09/10/1986     902       320
BECKHAM               OK    WEST MAYFIELD PIPELINE                 PURYEAR, BELO                       06/23/1986     903       76
BECKHAM               OK                                           HARMON, ALLIE                       11/11/1985     904       316
BECKHAM               OK                                           SUTTON, FRANKIE                     10/15/1986     909       249
BECKHAM               OK                                           SUTTON, BILLY                       10/15/1986     909       251
BECKHAM               OK                                           CALDWELL, LOIS                      10/17/1986     909       253
BECKHAM               OK                                           CUPP, GARY                          10/17/1986     910       68
BECKHAM               OK                                           CUPP, JOHN                          10/22/1986     911       11
BECKHAM               OK                                           MERRICK, WALTER                     12/01/1986     917       67
BECKHAM               OK                                           REED, R. A.                         11/29/1986     917       69
BECKHAM               OK                                           CUPP, GARY                          10/30/1986     917       71
BECKHAM               OK                                           MIKELS, GENE                        05/14/1987     950       321
BECKHAM               OK                                           KIRK, JUANITA ET VIR                05/18/1987     950       323
BECKHAM               OK                                           MABRY, DONALD ET UX                 05/14/1987     950       325
BECKHAM               OK                                           MIKLES, LUTHER P. ET UX             05/14/1987     950       327
BECKHAM               OK                                           FENDER, HUGH ET UX                  05/15/1987     950       329
BECKHAM               OK                                           MIKLES, BILLY ET UX                 05/16/1987     950       331
BECKHAM               OK                                           GAINES, GENE W.                     05/19/1987     950       333
BECKHAM               OK                                           FELTON, BOB                         02/27/1986     958       292
BECKHAM               OK                                           HART, KENNETH                       01/22/1986     958       294

                                Schedule 4.21(A)
                                     page 9

BECKHAM               OK                                           WALTER, KENNETH                     11/06/1985     958       296
BECKHAM               OK                                           SIMMONS, MARVIN ET UX               05/27/1987     958       298
BECKHAM               OK                                           DAUGHERTY, EVERETT                  03/03/1986     958       300
BECKHAM               OK                                           CALDWELL, LOIS                      10/28/1986     958       302
BECKHAM               OK                                           HUBBARD, BILL ET AL                 11/06/1985     958       304
BECKHAM               OK                                           BRINKLEY, RONNY ET UX               05/18/1987     958       306
BECKHAM               OK                                           DAMRON, DEAN                        05/27/1987     958       308
BECKHAM               OK                                           LONG, MELVIN                        05/27/1987     958       310
BECKHAM               OK                                           SUTTON, FRANKIE                     06/04/1987     959       62
BECKHAM               OK                                           MCENTIRE, RICHARD                   06/04/1987     959       64
BECKHAM               OK                                           BENTON, CLARK                       06/08/1987     961        7
BECKHAM               OK                                           SAULS, DOLORES ET VIR               07/31/1987     966       70
BECKHAM               OK                                           SAULS, GLORIA                       08/03/1987     966       72
BECKHAM               OK                                           SUTTON, FRANKIE                     08/03/1987     966       74
BECKHAM               OK                                           SEALES, HELEN                       11/05/1987     982       131
BECKHAM               OK                                           MOORE, GLENN                        11/05/1987     982       133
BECKHAM               OK                                           AKRIDGE, CECIL                      12/15/1987     990       187
BECKHAM               OK                                           MIKLES, LUTHER                      12/15/1987     990       189
BECKHAM               OK                                           WALTER, RUBY ESTATE                 12/15/1987     990       191
BECKHAM               OK                                           DAUGHERTY, EVERETT                  12/12/1987     990       193
BECKHAM               OK                                           DAMRON, DEAN                        12/17/1987     990       195
BECKHAM               OK                                           THETFORD, JOICE                     01/22/1988     996       116
ROGER MILLS           OK                                           CARTER, LAURA BELL                  11/06/1990     1174      248
ROGER MILLS           OK                                           KLOPFENSTEIN, JOHN                  11/08/1990     1174      250
ROGER MILLS           OK                                           MIKLES, TOM                         11/07/1990     1174      252
ROGER MILLS           OK                                           MIKLES, TOM                         11/07/1990     1174      254
ROGER MILLS           OK                                           CLEMMER, DOROTHY                    11/19/1990     1175      222
ROGER MILLS           OK                                           MIKLES, TOM ALVIN ET UX             11/03/1993     1376      284
ROGER MILLS           OK    MOORE WELL CONNECT                     M & S CATTLE COMPANY, INC           11/22/1994     1448      271
ROGER MILLS           OK    CAMPBELL 1-15                          CAMPBELL, CHARLES & ANNA            12/14/2001     1665      577
ROGER MILLS           OK                                           MOORE, GLENN ET UX                  01/16/1985     690       186
ROGER MILLS           OK                                           FLYNN, J. M. ET UX                  06/26/1985     726       66
ROGER MILLS           OK                                           MOORE, GLENN ET UX                  06/21/1985     728       60
ROGER MILLS           OK                                           FLYNN, J. M. ET UX                  06/21/1985     728       62
ROGER MILLS           OK                                           SHIRLEY, DAVID L. ET UX             06/25/1985     728       64
ROGER MILLS           OK                                           CARTER, LAURA                       06/25/1985     728       68
ROGER MILLS           OK                                           CAMPBELL, CHARLES ET UX             07/24/1985     739       81
ROGER MILLS           OK                                           LARSON, ROBERT J.                   01/06/1986     810       282
ROGER MILLS           OK                                           FLYNN, J. M. ET UX                  07/03/1986     818       217
ROGER MILLS           OK                                           MOORE, GLENN ET UX                  09/03/1986     886       276
ROGER MILLS           OK                                           PLUMMER, CHARLES ESTATE             09/05/1986     886       278
ROGER MILLS           OK                                           CAMPBELL, A. C.                     07/20/1987     902        3
ROGER MILLS           OK                                           CAMPBELL, MYRTLE                    07/20/1987     902        5
ROGER MILLS           OK                                           CAMPBELL, CHARLES                   07/20/1987     902        7
ROGER MILLS           OK                                           CAMPBELL, MYRTLE                    07/20/1987     902        9
ROGER MILLS           OK                                           FLYNN, J. M. ET UX                  01/18/1988     944       124
WHEELER               OK    APACHE-HARRIS #2-13                    MILLS RANCH                         12/06/1995     432       333
WASHITA               OK    ST. MARY'S H-B                         KRUG, H.B & KATHERINE               00/00/0000     1674      495
WASHITA               OK                                           PLUMBTREE, JACKIE                   04/22/1986     692       221
WASHITA               OK                                           BERGLAN, J. N. ET UX                04/22/1986     695       907
WASHITA               OK                                           WALTERS, JAMES C.                   11/08/1990     765       126
WASHITA               OK                                           WALTERS, JAMES C.                   11/08/1990     765       128
WASHITA               OK                                           WALTERS, JAMES C.                   11/08/1990     765       130

                                Schedule 4.21(A)
                                     page 10

WASHITA               OK                                           WALTERS, JAMES C.                   11/08/1990     765       132
WASHITA               OK                                           PLUMBTREE, JACKIE                   08/30/1991     775       396
WASHITA               OK    DUNCAN TRISSELL #1                     BERGLAN, J. N.                      10/21/1992     788       454
WASHITA               OK    DUNCAN TRISSELL #1                     PLUMBTREE, JACKIE                   10/14/1992     788       457
WASHITA               OK    DUNCAN TRISSELL #1                     TRISSELL, GERTIE                    10/02/1992     788       460
WASHITA               OK    DUNCAN SYSTEM WEST EXTENSION           STAFFORD, EMMA JO                   09/29/1992     788       463
WASHITA               OK    DUNCAN SYSTEM WEST EXTENSION           EVANS, JOE A.                       10/01/1992     788       466
WASHITA               OK    DUNCAN SYSTEM WEST EXTENSION           CHURCH, V. G.                       10/01/1992     788       469
WASHITA               OK    DUNCAN SYSTEM WEST EXTENSION           MCMAKIN, LAQUITA                    10/02/1992     788       472
WASHITA               OK    DUNCAN SYSTEM WEST EXTENSION           BLUNDELL, JAMES                     10/02/1992     788       475
WASHITA               OK    DUNCAN SYSTEM WEST EXTENSION           PARKS, CLOIE                        09/29/1992     788       478
WASHITA               OK    DUNCAN SYSTEM WEST EXTENSION           BERGLAN, JODA N.                    10/02/1992     788       481
WASHITA               OK    EAST 8" EXTENSION                      GILBERT, BRAD                       11/13/1992     790       102
WASHITA               OK    EAST 8" EXTENSION                      HINKLE, TISDAL                      11/18/1992     790       105
WASHITA               OK    EAST 8" EXTENSION                      NIECE, ANN                          11/05/1992     790       108
WASHITA               OK    EAST 8" EXTENSION                      EVANS, JOE A.                       11/13/1992     790       111
WASHITA               OK    EAST 8" EXTENSION                      RITCHIE, WANDA                      11/13/1992     790       114
WASHITA               OK    EAST 8" EXTENSION                      SPRADLIN, SAMUEL                    11/16/1992     790       117
WASHITA               OK    EAST 8" EXTENSION                      SPRADLIN, LEE                       11/17/1992     790       120
WASHITA               OK    EAST 8" EXTENSION                      COX, ALICE M.                       11/16/1992     790       123
WASHITA               OK    EAST 8" EXTENSION                      SPRADLIN, OREN C.                   11/13/1992     790       126
WASHITA               OK    EAST 8" EXTENSION                      SPRADLIN, DONALD                    11/13/1992     790       129
WASHITA               OK    EAST 8" EXTENSION                      COWART, MYRTLE                      11/13/1992     790       132
WASHITA               OK    EAST 8" EXTENSION                      COWART, MYRTLE                      11/13/1992     790       135
WASHITA               OK    EAST 8" EXTENSION                      CHURCH, V. G.                       10/30/1992     790       138
WASHITA               OK    EAST 8" EXTENSION                      WALTERS, JAMES                      11/05/1992     790       84
WASHITA               OK    EAST 8" EXTENSION                      HAGGARD, GLENDEAN                   11/13/1992     790       87
WASHITA               OK    EAST 8" EXTENSION                      NUTLEY, FRED JOE                    11/14/1992     790       90
WASHITA               OK    EAST 8" EXTENSION                      ANDERSON, BARBARA                   11/21/1992     790       93
WASHITA               OK    EAST 8" EXTENSION                      SPRADLIN, DONALD                    11/13/1992     790       96
WASHITA               OK    EAST 8" EXTENSION                      JONES, BARNEY L.                    11/13/1992     790       99
WASHITA               OK    DUNCAN-CHURCH 1-1                      CHURCH, V. G.                       12/23/1992     791       47
WASHITA               OK    DUNCAN CHURCH 1-1                      CHURCH, E. J.                       12/23/1992     791       50
WASHITA               OK    DUNCAN-BERGLAN #2-12                   BERGLAN, J. N.                      02/08/1993     792       741
WASHITA               OK    DUNCAN-BERGLAN #2-12                   CHURCH, E. J.                       02/08/1993     792       744
WASHITA               OK    DUNCAN-BERGLAN #2-12                   CHURCH, V. G.                       02/12/1993     792       747
WASHITA               OK    KAISER FRANCIS GEORGE WELL CONNEC      EASELY, F. A. ESTATE                03/12/1993     793       105
WASHITA               OK    OPAL #1-3 & SPRADLIN EVANS 1-35        REINSCHMIEDT, LEON ET UX            02/21/1993     793       554
WASHITA               OK    OPAL #1-3 & SPRADLIN EVANS 1-35        PIERCE, WILLIE ET UX                02/21/1993     793       556
WASHITA               OK    OPAL #1-3 & SPRADLIN EVANS #1-35       EVANS, JOE ET UX                    02/21/1993     793       558
WASHITA               OK    OPAL #1-3 & SPRADLIN EVANS #1-35       SPRADLIN, SAMUEL T.                 02/24/1993     793       560
WASHITA               OK    OPAL #1-3 & SPRADLIN EVANS #1-35       RITCHIE, WANDA                      02/23/1993     793       562

                                Schedule 4.21(A)
                                     page 11

WASHITA               OK    OPAL #1-3 & SPRADLIN EVANS #1-35       SPRADLIN, OREN                      02/24/1993     793       564
WASHITA               OK    OPAL #1-3 & SPRADLIN EVANS #1-35       SPRADLIN, LEE                       02/26/1993     793       566
WASHITA               OK    OPAL #1-3 & SPRADLIN EVANS #1-35       SPRADLIN, DONALD                    02/20/1993     793       568
WASHITA               OK    OPAL #1-3 & SPRADLIN EVANS #1-35       COX, ALICE N,                       02/19/1993     793       570
WASHITA               OK    OPAL #1-3 & SPRADLIN EVANS #1-35       COWART, TOM J. ET AL                02/21/1993     793       572
WASHITA               OK    BERGLAN #1-12                          BERGLAN, JODA ET AL                 04/03/1993     794       101
WASHITA               OK    BERGLAN #1-12                          PLUMBTREE, JACKIE ET VIR            04/05/1993     794       101
WASHITA               OK    BERGLAN #1-12                          LORENZ, CHARLES B. ET UX            04/08/1993     794       101
WASHITA               OK    BERGLAN #1-12                          DEW, KATIE ET VIR                   04/03/1993     794       101
WASHITA               OK    BERGLAN #1-12                          CLAYTON, BRIAN ET UX                04/03/1993     794       101
WASHITA               OK    BERGLAN #1-12                          DACUS, CALLIE M. TRUSTEE            04/07/1993     794       102
WASHITA               OK    MERIDIAN INEZ #1-9                     SASSEEN, MAX T.                     06/07/1993     797       222
WASHITA               OK    MERIDIAN INEZ #1-9                     RINGO, REX ET AL                    06/02/1993     797       224
WASHITA               OK    MERIDIAN INEZ #1-9                     RINGO, REX ET AL                    06/02/1993     797       226
WASHITA               OK    MERIDIAN INEZ #1-9                     CLAYTON, CLAY ET AL                 06/04/1993     797       228
WASHITA               OK    MERIDIAN SYBIL #1-9                    SASSEEN, MAX T. ET UX               06/22/1993     797       230
WASHITA               OK    MERIDIAN SYBIL #1-9                    CLAYTON, SYBIL M.                   06/22/1993     797       232
WASHITA               OK    KAISER FRANCIS-ELDER                   GEORGE, NAOMA TRUST                 08/26/1993     799       906
WASHITA               OK    KAISER FRANCIS-ELDER                   EVANS, JOE A. ET UX                 07/24/1993     799       911
WASHITA               OK    MERIDIAN-IRA JOHNSON #1-9              JOHNSON, IRA M. JR.                 07/23/1993     799       913
WASHITA               OK    MERIDIAN-IRA JOHNSON #1-9              CLAYTON, SYBILL M.                  07/23/1993     799       915
WASHITA               OK    MARATHON-CLAYTON #1-8                  CLAYTON, BRIAN D. ET UX             09/29/1994     814       105
WASHITA               OK    MARATHON-CLAYTON #1-8                  DACUS, CALLIE TRUST                 10/14/1994     814       105
WASHITA               OK    SONAT-PARKER #1-4                      PARKER, JESSE W. ET UX              09/20/1994     814       195
WASHITA               OK    SONAT-PARKER #1-4                      RINGO, REX ET AL                    09/20/1994     814       197
WASHITA               OK    MERIDIAN-TRISSELL #2-10                TRISSELL, RUSSELL ET UX             03/15/1995     820       175
WASHITA               OK    MERIDIAN-TRISSELL #2-10                FLYING "J" RANCH                    03/15/1995     820       177
WASHITA               OK    MERIDIAN-TRISSELL #2-10                JOHNSON, IRA M. ET UX               03/15/1995     820       179
WASHITA               OK    TRANSOK DELIVERY 8"                    NIECE, ANN                          02/21/1995     820       242
WASHITA               OK    DUNCAN-BLACK                           BLACK, VERNA ET AL                  03/15/1995     820       423
WASHITA               OK    DUNCAN-BLACK                           LORENZ, CHARLES ET UX               03/13/1995     820       425
WASHITA               OK    MERIDIAN-PEGGY                         SYMES, PEGGY LYNN                   07/07/1995     824       748
WASHITA               OK    MERIDIAN-PEGGY                         SPRADLIN, DONALD ET UX              06/02/1995     824       750
WASHITA               OK    MERIDIAN FLYING "J" RANCH 1-11         JOHNSON, IRA M. JR.                 08/01/1995     825       202
WASHITA               OK    MERIDIAN FLYING "J" RANCH 1-9          JOHNSON, IRA M. JR.                 08/01/1995     825       204
WASHITA               OK    MERIDIAN FLYING "J" RANCH 1-11         TRISSELL, RUSSELL ET UX             08/01/1995     825       206
WASHITA               OK    TRISSELL SURFACE SITE 25 X 25          TRISSELL, J. D. ET UX               12/01/1995     828       636

                                Schedule 4.21(A)
                                     page 12

WASHITA               OK    SAMSON PARKER                          PARKER, JESSE W. ET UX              02/14/1996     831       116
WASHITA               OK    ST. MARY JOHNSON                       JOHNSON, IRA M.                     04/09/1996     833       200
WASHITA               OK    ST. MARY JOHNSON                       JOHNSON, LOYD ET UX                 04/09/1996     833       202
WASHITA               OK    MERIDIAN KAY 1-11                      PLUMMER, CAROLYN K.                 04/18/1996     833       652
WASHITA               OK    MERIDIAN KAY 1-11                      JOHNSON, IRA M.                     04/16/1996     833       654
WASHITA               OK    MERIDIAN KAY 1-11 25 X 25 SURFACE      JOHNSON, IRA M.                     04/16/1996     833       656
WASHITA               OK    MERIDIAN JOHNSON STATE 2-15            FLYING "J" RANCH                    06/14/1996     836       686
WASHITA               OK    MERIDIAN LAMBERT 2-18                  HAGGARD, GLENDEAN                   07/26/1996     839       100
WASHITA               OK    MERIDIAN LAMBERT 2-18                  MARSHALL, FREDERICK T.              07/26/1996     839       101
WASHITA               OK    MERIDIAN LAMBERT 2-18                  LAMBERT, HUBERT                     08/19/1996     839       101
WASHITA               OK    300 X 300 SURFACE SITE                 LOCKWOOD, JOYCE                     12/18/1996     845       106
WASHITA               OK    BURLINGTON RESOURCES WERHAN 2-1        R K J FARM COMPANY                  01/07/1997     846       685
WASHITA               OK    BURLINGTON RESOURCES WERHAN 2-1        KERLEY, JAMES ET UX                 01/07/1997     846       688
WASHITA               OK    BURLINGTON RESOURCES WERHAN 2-1        PLUMMER, CAROLYN                    01/07/1997     846       690
WASHITA               OK    BURLINGTON RESOURCES WERHAN 2-1        MANDRELL, WILLIAM ET UX             01/13/1996     847       324
WASHITA               OK    BURLINGTON NORTHERN FLYING "J"         FLYING 'J" RANCH                    06/05/1997     856       17
WASHITA               OK    BURLINGTON RESOURCES BARBER            NUTLEY, FRED JOE ET AL              06/26/1997     858       86
WASHITA               OK    MERIDIAN TNT                           FLYING "J" RANCH, INC.              08/04/1997     859       53
WASHITA               OK    MERIDIAN TNT                           JOHNSON, TERRY LYNN                 08/04/1997     859       55
WASHITA               OK    ST. MARY'S LOFTISS BROACH              PARKER, JESSE ET AL                 08/08/1997     859       687
WASHITA               OK    ST. MARY'S LOFTISS BROACH              LOFTISS, JEFFERY ET AL              08/08/1997     859       689
WASHITA               OK    ST. MARY'S ZENA                        CROW, BEULAH TRUST                  10/06/1997     863       100
WASHITA               OK    ST. MARY'S ZENA                        CLAYTON, BRIAN ET UX                09/26/1997     863       103
WASHITA               OK    ST. MARY'S ZENA                        DEW, KATIE                          09/25/1997     863       105
WASHITA               OK    ST. MARY'S ZENA                        LORENZ, CHARLES B. ET UX            09/25/1997     863       107
WASHITA               OK    ST. MARY'S ZENA                        PLUMBTREE, JACKIE ET UX             09/25/1997     863       109
WASHITA               OK    ST. MARY'S ZENA                        BERGLAN, ADDIE M.                   10/01/1997     863       111
WASHITA               OK    ST. MARY'S ZENA                        YEAGER, ZENA B. ESTATE              10/03/1997     863       97
WASHITA               OK    BURLINGTON RESOURCES KETO 1-13         LEONARD, BILL TOM ET UX             02/16/1998     868       103
WASHITA               OK    BURLINGTON RESOURCES KETO 1-13         TRISSELL, MARY RUTH                 02/19/1998     868       104
WASHITA               OK    BURLINGTON RESOURCES KETO 1-13         TRISSELL, J. D.                     02/24/1998     868       104
WASHITA               OK    BURLINGTON RESOURCES MCGHEE            JOHNSON, TERRY LYNN                 05/14/1998     872       985
WASHITA               OK    BURLINGTON RESOURCES MCGHEE            MCGHEE, JERRY                       05/14/1998     872       987
WASHITA               OK    BURLINGTON RESOURCES KING 2-2          TEEL, TRAVIS R. ET UX               06/16/1998     874       287
WASHITA               OK    BURLINGTON RESOURCES KING 2-2          WILLIAMS, SARA JO TRUSTEE           06/03/1998     874       289
WASHITA               OK    BURLINGTON RESOURCES KING 2-2          KING, JOHN EDWARD ET UX             06/02/1998     874       291

                                Schedule 4.21(A)
                                     page 13

WASHITA               OK    BURLINGTON RESOURCES LA MASTERS        CLAYTON, CLAY ET AL                 07/17/1998     876       16
WASHITA               OK    BURLINGTON RESOURCES FLYING "J"        JOHNSON, IRA M. JR.                 09/16/1998     878       538
WASHITA               OK    BURLINGTON RESOURCES FLYING "J"        CLAYTON GREGORY ET AL               09/15/1998     878       540
WASHITA               OK    BURLINGTON RESOURCES FLYING "J"        CLAYTON, GREGORY ET AL              09/15/1998     878       542
WASHITA               OK    BURLINGTON RESOURCES FLYING "J"        RINGO, DOVIE LIFE ESTATE            09/15/1998     878       544
WASHITA               OK    BURLINGTON RESOURCES FLYING "J"        CLAYTON, BRIAN D. ET UX             09/15/1998     878       546
WASHITA               OK                                           E.J. CHURCH LIFE ESTATE             01/31/2000     901       677
WASHITA               OK                                           CHURCH, LELAN F                     03/08/2000     902       745
WASHITA               OK    KAISER FRANCIS-STROBEL # 2-32          STROBEL, MARK                       03/07/2000     902       877
WASHITA               OK    MARATHON - ANN                         SCHNEBERGER TRUST                   03/07/2000     902       880
WASHITA               OK    MARATHON- ANN                          HILL, JC AND ALICE                  02/22/2000     902       902
WASHITA               OK    KFOC SPITZ # 1-28                      HINKLE, TIDSAL                      05/19/2000     906       687
WASHITA               OK    MARATHON-LUCAS # 3-25                  LUCAS, ROBERT ETAL                  05/15/2000     906       690
WASHITA               OK    KAISER FRANCES-WILLA JO                BOWDEN, PHILLIP TRUST               03/16/2000     906       93
WASHITA               OK    DUNCAN-PLUMMER # 1-11                  JOHNSON, IRA M. JR                  05/24/2000     906       989
WASHITA               OK                                                                               00/00/0000     907       269
WASHITA               OK    KFOC CLUCK # 3-32                      CLUCK, ALTON AND RUBY               00/00/0000     907       269
WASHITA               OK    TRAIL CREEK PIPELINE                   DOYLE D. TURNER TRUST               08/28/2000     910       100
WASHITA               OK    TRAIL CREEK PIPELINE                   RUTH I. WALTER TRUST                08/09/2000     910       100
WASHITA               OK    TRAIL CREEK PIPELINE                   NICHOLS, JOHN R TRUST               08/07/2000     910       100
WASHITA               OK    TRAIL CREEK PIPELINE                   TRISSELL, RUSSELL ETAL              08/07/2000     910       101
WASHITA               OK    TRAIL CREEK PIPELINE                   MANNING, NETTIE K                   08/08/2000     910       101
WASHITA               OK    TRAIL CREEK PIPELINE                   BERGLAN TRUST                       08/09/2000     910       101
WASHITA               OK    TRAIL CREEK COMPRESSOR SITE            TRISSEL, RUSSELL ETAL               07/29/2000     910       959
WASHITA               OK    KAISER FRANCIS STROBEL                 STROBEL, MARK                       08/07/2000     910       962
WASHITA               OK    KFOC NICHOLS                           NICHOLS TRUST, JOHN R               09/29/2000     912       531
WASHITA               OK    EAST DILL CITY COMPRESSOR              LORENZ,HELEN W FOR CHARLE           10/21/2000     913       281
WASHITA               OK    DILL CITY COMPRESSOR                   LOCKWOOD, JOYCE                     10/24/2000     913       579
WASHITA               OK    BURLINGTON-TRISSELL                    FLYING J RANCH                      10/17/2000     913       581
WASHITA               OK    BURLINGTON-TRISSELL # 6-10             TRISSELL, RUSSELL                   10/18/2000     913       584
WASHITA               OK    CHESAPEAKE HOWARD 1-1                  NELSON, D. ANN ETAL                 11/01/2000     914       557
WASHITA               OK    CHESAPEAKE HOWARD 1-1                  WOOD, HELEN                         11/01/2000     914       560
WASHITA               OK    CHESAPEAKE HOWARD 1-1                  ROGERS, EDITH                       10/30/2000     914       563
WASHITA               OK    CHESAPEAKE HOWARD 1-1                  HOWARD, JAMES H                     10/30/2000     914       566
WASHITA               OK    CHESAPEAKE HOWARD 1-1                  SCHULZ, BILLY E                     11/04/2000     914       569
WASHITA               OK    CHESAPEAKE HOWARD 1-1                  EVETTS,JOE LIVING TRUST             10/30/2000     914       572

                                Schedule 4.21(A)
                                     page 14

WASHITA               OK    KFOC EARL 1-23                         CHURCH EARL                         11/15/2000     914       639
WASHITA               OK    KFOC WALTERS 1-16                      WALTER TRUST, RUTH I                11/17/2000     914       915
WASHITA               OK    BURLINGTON- BLANTON 7-9                FLYING "J" RANCH, INC.              12/02/2000     915       263
WASHITA               OK    BURLINGTON-BLANTON 7-9                 BLANTON, DORIS & H.G.               12/02/2000     915       266
WASHITA               OK    KFOC EARL 1-23                         LUCAS TRUST, RUBY & RALPH           10/20/0200     915       392
WASHITA               OK    KFOC NICHOLS                           NICHOLS TRUST, JOHN R.              12/05/2000     915       578
WASHITA               OK    BURLINGTON-KAY 2-11                    PLUMMER, CAROLYN                    12/08/2000     915       623
WASHITA               OK    BURLINGTON-KAY 2-11                    FLYING "J" RANCH, INC.              12/08/2000     915       626
WASHITA               OK    BURLINGTON-KAY 2-11                    TRISSELL, RUSSELL & ANN             12/08/0200     915       629
WASHITA               OK    MARATHON-JERALDINE                     EVETTS LIVING TRUST                 01/11/2001     916       100
WASHITA               OK    MARATHON-GWENDOLYN 4-25                SCHNEBERGER,ELDRED                  01/24/2001     917       478
WASHITA               OK    MARATHON-GWENDOLYN 4-25                BOWDEN, PHILLIP/WILLA JO            01/17/2001     917       482
WASHITA               OK    MANDRELL 3-2                           PLUMMER, CAROLYN KAY                02/02/2001     918       143
WASHITA               OK    MANDRELL #3-2                          MANDRELL, MARY C.                   02/02/2001     918       146
WASHITA               OK    MANDRELL 3-2                           BROWN, JAMES D. BKF FARMS           02/08/2001     918       149
WASHITA               OK    MANDRELL 3-2                           KERLEY, JAMES & LADONNA             02/02/2001     918       153
WASHITA               OK    KAISER FRANCIS-SOKOLOSKY 5-32          CHUCK, ALTON LIFE ESTATE            02/02/2001     918       156
WASHITA               OK    KAISER FRANCIS - SOKOLOSKY 5-32        SOKOLOSKY, PHYLLIS                  02/12/2001     918       159
WASHITA               OK                                                                               00/00/0000     918       765
WASHITA               OK    KFOC WALTER 2-15                       WALTER, RUTH TRUST                  02/02/2001     918000    765
WASHITA               OK    MARATHON WANDA 1-17                    WALTER, RUTH I TRUST                02/22/2001     920       105
WASHITA               OK    MARATHON WANDA 1-17                    SHIELDS, WANDA ROBINSON             02/22/2001     920       108
WASHITA               OK    SAPIENT-LEACH                          TRISSELL,RUSSELL & ANN              03/14/2001     920       246
WASHITA               OK    SEPIENT-LEACH                          LEACH, RONALD & DIEADRE             03/19/2001     920       249
WASHITA               OK    SAPIENT-LEACH                          MCGHEE, JERRY FOR V.MCGHE           03/14/2001     920       252
WASHITA               OK    KFOC HUDDLE 2-33                       BANKS, GARY                         04/06/2001     920       679
WASHITA               OK    KFOC SHEILDS 2-26                      LUCAS,RUBY & RALPH TRUST            03/21/2001     920       868
WASHITA               OK    KFOC HUDDLE 2-33                       HUDDLE, LAWRENCE & JO ANN           04/06/2001     921       333
WASHITA               OK    BURLINGTON-PLUMBTREE                   PLUMBTREE, JACKIE&NELSON            05/03/2001     922       829
WASHITA               OK    DILL CITY COMPRESSOR                   BERLAN LIVING TRUST                 04/24/2001     922       967
WASHITA               OK    MARATHON-WALTERS 2-16                  WALTER, RUTH I TRUST                05/07/2001     923       340
WASHITA               OK    BURLINGTON-CLAYTON 8-9                 CLAYTON, ETAL                       06/15/2001     925       349
WASHITA               OK    KFOC LUCAS 1-27                        RUBY & RALPH LUCAS TRUST            06/08/2001     925       42
WASHITA               OK    BURLINGTON HICKLIN 1-9                 SASSEEN, LINDA                      07/20/2001     927       507
WASHITA               OK    BURLINGTON HICKLIN 1-9                 LOFTISS TRUST                       07/11/2001     927       510
WASHITA               OK    HINKLE 2-28                            HINKLE, TISDAL & OPAL               08/21/2001     928       328
WASHITA               OK    WASHITA                                BANKS, MAX T.                       08/21/2001     928       974
WASHITA               OK    WASHITA                                RUTH WALTER TRUST                   07/30/2001     928       977
WASHITA               OK    LUCAS 2-25                             LUCAS, RUBY & RALPH TRUST           08/31/2001     929       515
WASHITA               OK    LUCAS 2-25                             LUCAS, ROBERT I                     08/23/2001     929       518
WASHITA               OK    SHEILDS 3-26                           CHURCH, LELAN F                     09/04/2001     929       715
WASHITA               OK    BURLINGTON-TRISSELL #6-7               TRISSELL AND ELLA MAE               09/07/2001     929       825
WASHITA               OK    BURLINGTON- TRISSELL #6-7              THE BERGLAN TRUST                   09/21/2001     929       828
WASHITA               OK    WERHAN 2-2                             MANDRELL, WILLIAM C.                10/10/2001     931       10
WASHITA               OK    WERHAN 2-2                             TEEL, TRUMAN & STELLA               10/10/2001     931        4

                                Schedule 4.21(A)
                                     page 15

WASHITA               OK    WERHAN 2-2                             TEEL, TRAVIS & VENA                 10/10/2001     931        7
WASHITA               OK    MARATHON-LUCAS 6-25                    LUCAS TRUST, RUBY & RALPH           11/01/2001     932       530
WASHITA               OK    KAISER FRANCIS YVONNE 6-32             STROBEL, MARK & ANGELA              10/25/2001     932       646
WASHITA               OK    KAISER FRANCIS YVONNE 6-32             CARPENTER, YVONNE                   10/25/2001     932       649
WASHITA               OK    KAISER FRANCIS SALSMAN 3-21            SALSMAN,JAMES/VADA HARSEN           11/06/2001     932       665
WASHITA               OK    KAISER FRANCIS SALSMAN 3-21            NICHOLS, JOHN R TRUST               11/02/2001     932       668
WASHITA               OK    WEST SENTINEL LATERAL                  SCHULZ, BILLY                       10/13/2001     932       742
WASHITA               OK    WEST SENTINEL LATERAL                  WARD, BETTY & CLAYTON               10/08/2001     932       745
WASHITA               OK    WEST SENTINEL LATERAL                  JOE EVETTS LIVING TRUST             10/08/2001     932       748
WASHITA               OK    BURLINGTON-RESOURCES KAY 2-11          JOHNSON, IRA M                      11/02/2001     932       751
WASHITA               OK    BURLINGTON RESOURCES RINGO 9-9         CLAYTON, CLAY & ETAL                11/01/2001     932       754
WASHITA               OK    BURLINGTON RESOURCES RINGO 9-9         RINGO, DOVIE LIFE ESTATE            11/01/2001     932       760
WASHITA               OK    ELK CREEK LATERAL                      LUCAS, RUBY & RALPH TRUST           11/01/2001     933       459
WASHITA               OK    ELK CREEK LATERAL                      LUCAS, ROBERT I.                    11/15/2001     933       462
WASHITA               OK    ELK CREEK LATERAL                      COTHRAN,MABEL                       10/13/2001     933       466
WASHITA               OK    CHESAPEAKE ROBINSON 3-18               ROBINSON, WANDA LEE                 11/23/2001     934       30
WASHITA               OK    CHESAPEAKE ROBINSON 3-18               ROBINSON, JON NORMAN                00/00/0000     934       33
WASHITA               OK    CHESAPEAKE ROBINSON 3-18               SHIELDS, WANDA ROBINSON             11/23/2001     934       36
WASHITA               OK    NGPL LATERALS                          JOHNSON, TERRY LYNN                 11/12/2001     934       93
WASHITA               OK    NGPL LATERALS                          MCGHEE, JERRY                       11/12/2001     934       96
WASHITA               OK    COUNTY LINE COMPRESSOR SITE            MUSIC, NELLIE JOE                   12/04/2001     935        1
WASHITA               OK    COUNTY LINE COMPRESSOR SITE            MUSIC, NELLIE JOE                   12/04/2001     935        4
WASHITA               OK    COUNTY LINE COMPRESSOR SITE            ROBINSON, WANDA LEE                 11/29/2001     935        7
WASHITA               OK    KAISER FRANCIS NICHOLS 3-22            NICHOLS, JOHN R TRUST               01/03/2002     936       51
WASHITA               OK    NGPL LATERALS                          BANKS, GARY                         11/13/2001     936       54
WASHITA               OK    BURLINGTON RESOURCES ALFRED 2-31       TAYLOR, IRA BOB/ WILMA E.           01/03/2002     936       570
WASHITA               OK    BURLINGTON RESOURCES ALFRED 2-31       MCMANAMAN, RICKY/DEBBIE             01/03/2002     936       573
WASHITA               OK    BURLINGTON RESOURCES ALFRED 2-31       PROPPS, FRANCIS K.                  01/03/2002     936       576
WASHITA               OK    KAISER FRANCIS NICHOLS 4-22            JOHN R. NICHOLS TRUST               01/30/2002     937       312
WASHITA               OK    MARATHON ANN 5-31                      SCHNEBERGER LIVING TRUST            02/12/2002     938       125
WASHITA               OK    SANGUINE-MELVIN 2-28                   GILBERT, BRAD CLINT                 03/15/2002     939       608
WASHITA               OK    SANGUINE-MELVIN 2-28                   HINKLE, TISDAL/OPAL                 03/02/2002     939       612
WASHITA               OK    KAISER-FRANCIS-SHIELDS 4-26            LUCAS TRUST, RUBY & RALPH           03/18/2002     939       953
WASHITA               OK    YEAGER-CLAYTON 1-8                     RINGO, DOVIE & JACKIE               03/21/2002     940       122
WASHITA               OK    YEAGER-CLAYTON 1-8                     CLAYTON, CLAY ETAL                  03/29/2002     940       92
WASHITA               OK    YEAGER-CLAYTON 1-8                     RINGO, DOVIE & JEFFEREY             03/29/2002     940       98

                                Schedule 4.21(A)

                                  SCHEDULE 4.22

                               HISTORICAL VOLUMES

2003

residue gas volumes  (MMBtu/day)    Jan       Feb      Mar     Apr      May      Jun     Jul      Aug
-------------------  -----------   -----    -----    -----   ------   -------   -----   ------   ------
   throughput sold                    27       32       36       52       55       46       40       38
   transport                         116      156      165      119      158      173      115      115
                                   -----    -----    -----   ------  -------    -----   ------   ------
      total                          143      188      201      171      213      218      154      153
                                   -----    -----    -----   ------  -------    -----   ------   ------
wellhead volume      (MMBtu/day)     165      186      187   200.52  203.466    199.6   199.81   227.13
                                   -----    -----    -----   ------  -------    -----   ------   ------

gross NGLs production  (MBbls/day)

  ethane                           1.960    1.010    1.555    0.401    0.217    1.057    2.036    1.282
  propane                          1.190    0.640    0.911    0.446    0.233    0.723    1.306    1.201
  iso-butane                       0.210    0.110    0.162    0.084    0.047    0.131    0.230    0.229
  normal butane                    0.390    0.220    0.316    0.163    0.094    0.258    0.451    0.456
  pentanes                         0.670    0.440    0.540    0.338    0.253    0.425    0.747    0.738
                                   -----    -----    -----   ------  -------    -----   ------   ------
                                   4.420    2.420    3.484    1.432    0.844    2.594    4.770    3.906

residue gas volumes  (MMBtu/day)     Sep      Oct      Nov      Dec        Total
-------------------  -----------   ------   ------   ------   ------    -----------
   throughput sold                     36       37       34       46             40
   transport                          146      158      168      131            143
                                   ------   ------   ------   ------    -----------
      total                           182      195      202      178            183
                                   ------   ------   ------   ------    -----------
wellhead volume      (MMBtu/day)   210.75   226.72   230.59   212.79    204.1146667
                                   ------   ------   ------   ------    -----------

gross NGLs production  (MBbls/day)

  ethane                            2.394    2.879    3.145    1.073          1.584
  propane                           1.590    1.593    1.669    0.635          1.011
  iso-butane                        0.283    0.274    0.289    0.115          0.180
  normal butane                     0.554    0.539    0.564    0.221          0.352
  pentanes                          0.826    0.836    0.936    0.445          0.600
                                    -----    -----    -----    -----    -----------
                                    5.647    6.121    6.603    2.489          3.728

2004

residue gas volumes  (MMBtu/day)    Jan      Feb      Mar      Apr      May      Jun      Jul      Aug
-------------------  -----------   -----    -----    -----    -----    -----    -----    -----    -----
   throughput sold                    39       38       44       42       41       42       39       53
   transport                         165      174      176      173      169      167      169      170
                                       0       13        4        6       (0)       0        0        0
                                   -----    -----    -----    -----    -----    -----    -----    -----
      total                          204      226      225      222      210      209      208      223
                                   -----    -----    -----    -----    -----    -----    -----    -----
wellhead volume      (MMBtu/day)     228      240      240      237      232      230      236      249
                                   -----    -----    -----    -----    -----    -----    -----    -----
gross NGLs production  (MBbls/day)

  ethane                           2.737    2.951    2.470    2.030    1.951    1.907    2.703    2.671
  propane                          1.484    1.598    1.548    1.486    1.435    1.379    1.470    1.478
  iso-butane                       0.263    0.283    0.278    0.273    0.265    0.253    0.259    0.262
  normal butane                    0.502    0.551    0.550    0.531    0.520    0.496    0.500    0.504
  pentanes                         0.791    0.832    0.963    0.910    0.862    0.863    0.857    0.834
                                   -----    -----    -----    -----    -----    -----    -----    -----
                                   5.777    6.215    5.809    5.230    5.033    4.898    5.789    5.749

residue gas volumes  (MMBtu/day)    Sep      Oct      Nov      Dec      Total
-------------------  -----------   -----    -----    -----    -----     -----
   throughput sold                    54       53       42       44        44
   transport                         185      202      201      196       179
                                       -        -        -        -         2
                                   -----    -----    -----    -----     -----
      total                          239      255      243      241       225
                                   -----    -----    -----    -----     -----
wellhead volume      (MMBtu/day)     268      276      273      270       248
                                   -----    -----    -----    -----     -----
gross NGLs production (MBbls/day)

  ethane                           2.667    2.519    2.760    2.779     2.512
  propane                          1.536    1.451    1.474    1.473     1.484
  iso-butane                       0.271    0.256    0.258    0.260     0.265
  normal butane                    0.527    0.500    0.501    0.501     0.515
  pentanes                         0.877    0.780    0.775    0.764     0.842
                                   -----    -----    -----    -----     -----
                                   5.878    5.506    5.768    5.777     5.619

                                  Schedule 4.22

                                  SCHEDULE 5.3

                        PURCHASER CONSENTS AND APPROVALS

1. Consummation of the transaction is subject to approval under the provisions of the HSR Act.

                                  Schedule 5.3

                                  SCHEDULE 6.1

                   EXCEPTIONS TO CONTINUED CONDUCT OF BUSINESS

A. Exceptions to Section 6.1(b)(i): The Partnership will assign the Terra Fertilizer Pipeline assets and all associated easements and rights-of-way to Sellers or an Affiliate of Seller before Closing.

                                  Schedule 6.1

                                  SCHEDULE 6.8

                                   IMBALANCES

A.      Actual Imbalance Amount as of January, 2005:

        1.      Imbalance Payables: 36,588 MMBtu

        2.      Imbalance Receivables: 125,155 MMBtu

B. Imbalance Cash Out Formula: (a) Imbalance Receivables less Imbalance Payables; (b) multiplied by the average of the prices published in Platt's Gas Daily Price Guide as first-of-the-month prices for March, 2005, as listed under the headings: (i) Panhandle Eastern Pipe Line Co. (Texas, Oklahoma); (ii) Natural Gas Pipeline Co. of America (Midcontinent Zone); and (iii) Oneok Transportation LLC (Oklahoma). This price equals $5.72 per MMBtu.

        If negative, the Imbalance Value will be deducted from the Purchase Price in accordance with Section 2.4(b). If positive, the Imbalance Value will be added to the Purchase Price in accordance with Section 2.4(a).

                                  Schedule 6.8

                                  SCHEDULE 6.9

                 AFFILIATE AGREEMENTS NOT TERMINATED AT CLOSING

1. Agreement, Gas Compression Services, by and between Energy Transfer Technologies, LP and LaGrange Acquisition, LP, dba Energy Transfer Company, dated August 22, 2003, for contract compression services at the Elk City Processing Plant.

2. Agreement, Gas Compression Services, by and between Energy Transfer Group, LLC and LaGrange Acquisition, LP, dba Energy Transfer Company, dated February 5, 2003, for contract gas compression services at the Dill City Compressor Station.

                                  Schedule 6.9

                                  SCHEDULE 6.14

                                 EXCLUDED ASSETS

1. The Terra Fertilizer Pipeline, including all associated rights-of-way, pipe and other personal property and fixtures.

2.      The Energy Transfer Marks.

3. All Partnership Insurance Policies and all rights thereunder, other than: (i) proceeds assigned to Purchaser pursuant to Section 6.12 of this Agreement; and (ii) the Partnership rights with respect to unpaid claims made or entitled to be made under the Partnership Insurance Policies for damages or liabilities that have occurred before the Closing Date.

4. All cash or cash equivalents of the Partnership received or held by the Partnership or Sellers or Sellers' Affiliates at 11:59 p.m. CST on the date immediately preceding the Closing Date.

5. Any interest of the Sellers or the Partnership in an escrow account established pursuant to the purchase of assets, including the Partnership assets, from Aquila Gas Pipeline Corporation, its direct and indirect subsidiaries and Aquila Merchant Services, Inc.

                                  Schedule 6.14

                                  SCHEDULE 8.1

                                INDEMNITY MATTERS

1. Jim Bales and Susan Bales vs. ETC Oklahoma Pipeline. Ltd., Aquila Gas Pipeline Corporation and Lonnie Parry, Case No. 2004-104 Beckham County District Court, litigation brought by a landowner seeking damages allegedly caused by a leak of natural gas liquids from an inactive pipeline segment.

2.      The matter set forth on Schedule 4.19.

                                  Schedule 8.1

                                    EXHIBIT A

                                     FORM OF
                       ASSIGNMENT OF PARTNERSHIP INTERESTS

        This ASSIGNMENT OF PARTNERSHIP INTERESTS (this "ASSIGNMENT"), dated as of ___________ __, 2005, is entered into by and among LG PL, LLC, a Texas limited liability company ("LG PL") and La Grange Acquisition, L.P., a Texas limited partnership ("ETC OLP," and, together with LG PL, the "ASSIGNORS"), on the one hand, and [Atlas Pipeline Midcontinent LLC], a Delaware limited liability company ("ATLAS LP") and _________________, a Delaware limited liability company ("[ATLAS GP]," and together with Atlas LP, the "ASSIGNEES") on the other hand. Any of LG PL, ETC OLP, Atlas LP and Atlas GP may be referred to individually as a "PARTY" or collectively as the "PARTIES."

                                    RECITALS

        A. LG PL owns all of the general partner interests (the "GP INTERESTS"), and ETC OLP owns all of the limited partner interests (the "LP INTERESTS," and together with the GP Interests, the "INTERESTS"), in ETC Oklahoma Pipeline, Ltd., a Texas limited partnership (the "PARTNERSHIP"), and LG PL and ETC OLP are parties to that certain Agreement of Limited Partnership of ETC Oklahoma Pipeline, Ltd., dated September 24, 2002 (the "PARTNERSHIP AGREEMENT").

        B. Assignors and Atlas Pipeline Partners, LP ("APL") have entered into a Purchase and Sale Agreement (the "PURCHASE AND SALE AGREEMENT"), dated March 8, 2005, pursuant to which Assignors agreed to sell and convey to APL or one or more of its Affiliates, and APL agreed that it or one or more of its Affiliates would purchase and acquire from Assignor, the Interests, all as more fully provided therein.

        C.      Atlas LP and Atlas GP desire to purchase and acquire the LP
Interests.

        D. Capitalized terms used in this Assignment but not otherwise defined will have the respective meanings set forth in the Purchase and Sale Agreement.

        Now therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                    AGREEMENT

1.1. Assignment of LP Interests. ETC OLP hereby sells, assigns, transfers, and delivers the LP Interests and its rights and obligations under the Partnership Agreement to Atlas LP, and Atlas LP hereby accepts such assignment and fully assumes all of the rights and obligations of ETC OLP under the Partnership Agreement.

1.2 Assignment of GP Interests. LG PL hereby sells, assigns, transfers, and delivers to Atlas GP the GP Interests and its rights and obligations under the Partnership Agreement, and Atlas GP hereby accepts such assignment and fully assumes all of the rights and obligations of LG PL under the Partnership Agreement.

                               Exhibit A - Page 1

1.3. Purchase and Sale Agreement. This Assignment is subject to, in all respects, the terms and conditions of the Purchase and Sale Agreement, and nothing contained herein is meant to enlarge, diminish or otherwise alter the terms and conditions of the Purchase and Sale Agreement or the Parties' duties and obligations contained therein. To the extent there is a conflict between this Assignment and the Purchase and Sale Agreement, the terms of the Purchase and Sale Agreement will control.

1.4. Continuation of the Partnership. The Parties agree that notwithstanding the provisions of the Partnership Agreement, none of: (i) the execution and delivery of the Purchase and Sale Agreement, (ii) the execution and delivery of this Assignment, nor (iii) the assignment of the Interests contemplated hereby, are intended to, nor will cause a dissolution of the Partnership, and that the business of the Partnership will continue. To the extent necessary or required by any law or agreement affecting the Partnership, including the Partnership Agreement, each of the Parties hereby consents to the admission of Atlas LP and Atlas GP to the Partnership, and agrees to the resignation of Assignors from their respective roles in the Partnership, as of the Effective Time.

1.5. Filing. As soon as practicable after the date of this Assignment, Atlas LP will file, or cause to be filed, with the Secretary of the State of Texas an amendment to the Partnership's Limited Partnership Certificate to reflect the substitution of the Assignees for the Assignors as a result of the assignment of the Interests contemplated hereby.

1.6. Binding Effect. This Assignment shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and assigns.


1.7. Governing Law. This Assignment and the transactions contemplated hereby will be governed by and interpreted in accordance with the laws of the State of Texas, without regard to principles of conflicts of laws. Each Party irrevocable and unconditionally submits to the exclusive jurisdiction of the competent courts in the city of Dallas, Texas, thereby expressly waiving any other jurisdiction to which they may be entitled by reason of their present or future domicile or otherwise. THE PARTIES HEREBY WAIVE ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY.

1.8. Further Assurances. The Parties agree to execute all instruments and documents and to take all actions that are reasonably necessary to effect the transaction contemplated by this Assignment.

1.9. Counterparts. This Assignment may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                               Exhibit A - Page 2

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first written above, to be effective as of the Effective Time.


                                   ASSIGNOR OF THE GP INTERESTS:

                                   LG PL, LLC


                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------


                                   ASSIGNOR OF THE LP INTERESTS:

                                   LA GRANGE ACQUISITION, L.P.
                                   By:    LA GP, LLC,
                                          its general partner


                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------


                                   ASSIGNEE OF THE GP INTERESTS:

                                   [______________________________________]

                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------


                                   ASSIGNEE OF THE LP INTERESTS:

                                   ATLAS PIPELINE MIDCONTINENT LLC


                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

                               Exhibit A - Page 3

                                    EXHIBIT B

                      FORM OF TRANSITION SERVICES AGREEMENT

        This TRANSITION SERVICES AGREEMENT (the "AGREEMENT") is made and entered into this ___ day of , 2005, between La Grange Acquisition, L.P., a Texas limited partnership ("ETC COMPANY"), and Atlas Pipeline Partners, L.P. ("ATLAS LP"). ETC Company and Atlas LP may be referred to individually as a "PARTY," and collectively as the "PARTIES."

                                    RECITALS

1. LG PL, LLC, a Texas limited liability company, and La Grange Acquisition, L.P., a Texas limited partnership, as sellers, and Atlas LP, as purchaser, are parties to that certain Purchase and Sale Agreement, dated March _____, 2005 (the "PSA"), pursuant to which Atlas LP has agreed to acquire, through itself and one of more of its Affiliates, all of the limited partner interests and all of the general partner interests in ETC Oklahoma Pipeline, Ltd. (the "PARTNERSHIP"). Capitalized terms not otherwise defined herein have the meaning given to them in the PSA.

2. The Partnership owns and operates certain pipeline systems and related facilities in the State of Oklahoma and the State of Texas (the "FACILITIES"), and has been the beneficiary of the Services (as hereafter defined).

3. Following the consummation of the transactions contemplated by the PSA, Atlas LP desires that ETC Company continue to perform the Services (as hereafter defined) in connection with the operation of the Facilities, as provided in this Agreement.

                                    AGREEMENT

        In consideration of the foregoing premises and mutual covenants and obligations contained in this Agreement, the Parties hereby agree as follows:

                                    ARTICLE I
                                    SERVICES

        1.1 Services. ETC Company agrees to provide, or cause to be provided, the services set forth on Schedule 1 to this Agreement (each, a "Service," and collectively, the "Services"). ETC Company will provide, or cause to be provided, the Services in substantially the same manner, nature and quality that ETC Company or its Affiliates were providing such Services for the Partnership and with respect to the Facilities immediately prior to the Closing Date. At least 10 business days prior to the end of each month, Atlas LP will send ETC Company written notice of the Services it desires to receive during the next calendar month; provided, that such notice shall not be required for the calendar month in which Closing occurs. Unless earlier terminated by Atlas LP, each Service will be provided for the periods of time set forth in Section 3.1.

        1.2 Emergencies. Notwithstanding anything in this Agreement to the contrary, in cases of an emergency and to the extent a matter is within the scope of a Service provided under this Agreement, ETC Company may take such action as it deems necessary to keep the Facilities operating, to restore the Facilities to operating condition, to minimize damage to the Facilities and to protect the environment and human life, and Atlas LP shall promptly reimburse ETC Company for all of its costs and expenses incurred with respect thereto. Such costs and expenses will be in addition to the fees in Section 2.3 below.

        1.3 Certain Limitations. Atlas LP acknowledges and agrees that personnel may leave the employment of or terminate their contract with ETC Company during the term of this Agreement and the loss of such personnel may impede ETC Company's ability to perform the Services. Upon the loss of any such personnel, the Parties shall cooperate to minimize the effect such loss may have on ETC Company's ability to perform the Services.

        1.4 Service Providers. The Services will be performed by the employees of ETC Company (the "Providers"). In providing the Services, ETC Company will not be obligated to: (i) hire any additional employees; (ii) maintain the employment of any specific employee; or (iii) purchase, lease or license any additional equipment or materials.

                                   ARTICLE II
                         RESPONSIBILITIES OF THE PARTIES

        2.1 Access to Facilities. Atlas LP agrees to provide or cause to be provided, at no cost to ETC Company, access to the Facilities as necessary for ETC Company to perform the Services under this Agreement.

        2.2     Limitation of Liability; Indemnification.

                (A) Atlas LP acknowledges and agrees that ETC Company is not in the business of providing the Services and that such Services are provided solely as an accommodation as a result of the transactions contemplated by the PSA. EXCEPT AS PROVIDED IN SECTION 1.1 ABOVE, ETC COMPANY MAKES NO WARRANTY REGARDING ANY SERVICES THAT IT OR ITS AFFILIATES PROVIDE, AND DISCLAIMS ALL WARRANTIES (EXPRESS, IMPLIED OR STATUTORY), INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR PARTICULAR PURPOSE WITH RESPECT THERETO.

TRANSITION SERVICES AGREEMENT
EXHIBIT B - PAGE 2

                (B) NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, IN NO EVENT SHALL ETC COMPANY OR ATLAS LP BE LIABLE TO THE OTHER, OR TO THE OTHER'S INDEMNITEES, UNDER THIS AGREEMENT FOR ANY EXEMPLARY, PUNITIVE, REMOTE, SPECULATIVE DAMAGE, AND EXCEPT FOR REMEDIES EXPRESSLY PROVIDED PURSUANT TO THE TERMS OF THIS AGREEMENT, ANY CONSEQUENTIAL (INCLUDING ANY LOSS OF THROUGHPUT ON THE ASSETS), SPECIAL OR INCIDENTAL DAMAGES OR LOSS OF PROFITS; PROVIDED THAT, IF ANY OF THE ETC INDEMNITEES OR ATLAS LP INDEMNITEES IS HELD LIABLE TO A THIRD PERSON FOR ANY SUCH DAMAGES AND THE INDEMNITOR IS OBLIGATED TO INDEMNIFY SUCH ETC INDEMNITEES OR ATLAS LP INDEMNITEES FOR THE MATTER THAT GAVE RISE TO SUCH DAMAGES, THE INDEMNITOR SHALL BE LIABLE FOR, AND OBLIGATED TO REIMBURSE SUCH INDEMNITEES FOR, SUCH DAMAGES.

                (C) Atlas LP shall defend (with counsel reasonably acceptable to ETC Company), indemnify and hold harmless ETC Company and its Affiliates and their respective shareholders, directors, employees and agents (collectively, the "ETC INDEMNITEES") against any claim, demand or action made against any ETC Indemnitee by any person or entity (including without limitation any customer, supplier, or contractor of ETC Company, but excluding employees of ETC Company or its Affiliates) arising out of or resulting from performance or nonperformance of the Services, and shall indemnify and hold the ETC Indemnitees harmless from all damages, liability, costs and expenses incurred as a result thereof, including, without limitation, reasonable attorney's fees and court costs (collectively the "LOSSES"), EVEN IF SUCH LOSSES ARE CAUSED BY THE SOLE, JOINT, CONCURRENT NEGLIGENCE OR STRICT LIABILITY OF ANY ETC INDEMNITEE. Atlas LP shall not be obligated under the preceding sentence with respect to any Losses to the extent that they arise out of ETC Company's or the ETC Company's agents or employees gross negligence or intentional misconduct. ETC Company shall defend (with counsel reasonably acceptable to Atlas LP), indemnify and hold harmless Atlas LP and its Affiliates and their respective shareholders, directors, employees and agents from and against any and all liabilities arising out of the gross negligence or intentional misconduct of ETC Company or its agents or employees.

        2.3     Reimbursement for Services.

                (A) Except as set forth on Schedule 1, (i) the charge for each Service provided by an employee listed on Schedule 1 shall be the rate specified for such employee on Schedule 1 multiplied by the number of hours such employee dedicated to providing the Services, and (ii) the charge for each Service provided by any other employee will be the direct costs (including hourly wages plus a 35% benefit load and a 10% overhead allocation) of the employees multiplied by the number of hours such employee devoted to providing the Services. In addition, Atlas LP will reimburse ETC Company for any incremental out-of-pocket expenses incurred directly in connection with providing the Services under this Agreement (the "Fees").

                (B) On or before the date that is 15 days after the end of each calendar month during the Term (as hereafter defined), ETC Company will furnish to Atlas LP an invoice

TRANSITION SERVICES AGREEMENT
EXHIBIT B - PAGE 3
detailing the Fees to be paid by Atlas LP for the previous month's Services. Atlas LP must pay the amounts invoiced within 15 days after receipt of an invoice.

                                   ARTICLE III
                                      TERM

        3.1 This Agreement will commence on the Closing Date and extend for ninety (90) days, unless sooner terminated upon Atlas LP's request. Upon the request of Atlas LP, this Agreement may be extended for one additional 30-day period beyond the initial ninety (90) days (such original period of time, plus the agreed-upon extension, if any, being the "TERM"). In addition, in making a determination for an extension, the Parties will re-examine the scope of the Services, the Fee and the ETC Company personnel required to perform the Services.

        3.2 Notwithstanding the provisions of Section 3.1, each Party reserves the right to immediately terminate this Agreement by written notice to the other in the event that:

                (A) the other Party commits a material breach of the terms of this Agreement; or

                (B) the other Party shall (i) apply for consent to the appointment of a receiver, trustee or liquidator, (ii) admit in writing an inability to pay debts as they mature, (iii) make a general assignment for the benefit of creditors, or (iv) file a voluntary petition or have filed against it a petition for an order of relief under the Federal Bankruptcy Code, as the same may be amended, or to file an answer admitting the general obligations of an insolvency petition.

TRANSITION SERVICES AGREEMENT
EXHIBIT B - PAGE 4

                                   ARTICLE IV
                                  FORCE MAJEURE

        In the event any Party hereto is rendered unable, wholly or in part, by Force Majeure to carry out its obligations under this Agreement, other than the obligation to make payments then or thereafter due hereunder, it is agreed that the obligations of such Party, so far as they are affected by such Force Majeure, will be suspended during the continuance of any inability so caused but for no longer period, and such cause will as far as possible be remedied with all commercially reasonable and diligent dispatch by the Party claiming such in order to put itself in a position to carry out its obligations under this Agreement. The term "Force Majeure" as employed herein shall mean acts of God, strikes, lockouts, or other industrial disturbances, acts of the public enemy, sabotage, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, storm warning, floods, washouts, hurricanes, arrests and restraints of governments and people, either federal or state, civil or military, civil disturbances, explosions, breakage or accident to equipment, or machinery, any legislative, governmental or judicial actions which are resisted in good faith, and any other causes, whether of the kind herein enumerated or otherwise, not reasonably within the control of the Party claiming suspension and which by the exercise of due diligence such Party could not have prevented. The Party claiming Force Majeure must give notice and full particulars of such Force Majeure in writing to the other Party as soon as possible after the occurrence of the cause relied on.

                                    ARTICLE V
                                     NOTICES

        Any notice or other communication provided for in this Agreement or any notice which either Party may desire to give to the other shall be in writing and shall be deemed to have been properly given when delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, by United States mail, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below:

TRANSITION SERVICES AGREEMENT
EXHIBIT B - PAGE 5

If to ETC Company:
                                   La Grange Acquisition, L.P.
                                   800 E. Sonterra Blvd.
                                   San Antonio, TX  78258
                                   Attn: Jim LaBauve
                                   Telephone: (210) 403-7324
                                   Telecopy: (210) 403-7524

                                   with a copy to:

                                   Energy Transfer Partners, L.P.
                                   8801 S. Yale, Suite 310
                                   Tulsa, OK  74137
                                   Attn: Robert A. Burk
                                   Telephone: (918) 492-7272
                                   Telecopy: (918) 493-7290

                                   with a copy to:

                                   Hunton & Williams, LLP
                                   1601 Bryan St., 30th Floor
                                   Dallas, TX  75201
                                   Attn: Joe A. Davis
                                   Telephone: (214) 979-3038
                                   Telecopy: (214) 880-0011

If to Atlas LP:
                                   Atlas Pipeline Partners, L.P.
                                   1845 Walnut St.
                                   Philadelphia, PA  19103
                                   Attn: Michael Staines
                                   Telephone: (215) 546-5005
                                   Fax: (215) 546-4785

                                   with a copy to:

                                   Vinson & Elkins L.L.P.
                                   1001 Fannin St., Suite 2300
                                   Houston, TX  77002
                                   Attn: Douglas S. Bland
                                   Telephone: (713) 758-2498
                                   Fax: (713) 615-5649

TRANSITION SERVICES AGREEMENT
EXHIBIT B - PAGE 6

                                   ARTICLE VI
                                  MISCELLANEOUS

        6.1 Governing Law. This Agreement and the transactions contemplated hereby shall be governed by and interpreted in accordance with the laws of the State of Texas, without regard to principles of conflicts of laws. Each Party irrevocable and unconditionally submits to the exclusive jurisdiction of the competent courts in the city of Dallas, Texas, thereby expressly waiving any other jurisdiction to which they may be entitled by reason of their present or future domicile or otherwise. THE PARTIES HEREBY WAIVE ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY.

        6.2 Waiver. No waiver by either Party of the performance of any provision, condition or requirement herein shall be deemed to be a waiver of, or in any manner release the other Party from performance of any other provision, condition or requirement herein; nor shall it be deemed to be a waiver of, or in any manner a release by, the other Party from future performance of the same provision, condition, or requirement; nor shall any delay or omission of a Party in exercising any right hereunder in any manner impair the exercise of any such right or any like right accruing to it thereafter. No waiver shall be effective unless made in writing and signed by the Party to be charged with such waiver.

        6.3 Amendment. This Agreement may be amended only by a written agreement executed by all Parties.

        6.4 Further Assurances. Each Party, upon the request of the other Party, agrees to perform any further acts and execute and deliver any other documents, which may be reasonably necessary to carry out the provisions of this Agreement.

        6.5 Binding Effect. This Agreement and the covenants, obligations, undertakings, rights and benefits set forth herein shall be binding on and inure to the benefit of the Parties and their respective authorized successors and assigns. Neither Party hereto may assign its interests herein without the prior written consent of the other Party.

        6.6 Benefits of Agreement Restricted to Parties. Except as otherwise provided in this Agreement, nothing in this Agreement, expressed or implied, will give or be construed to give any person, other than the Parties (including their affiliates) and their successors and assigns, any legal or equitable right, remedy or claim under or in respect to this Agreement or under any covenant, condition or provision contained herein; and all such covenants, conditions and provisions are be for the sole benefit of the Parties.

        6.7 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original instrument, but which together will constitute but one and the same instrument.

        6.8 No Partnership; Relationship Between the Parties. This Agreement does not create a partnership or joint venture relationship between the Parties. The relationship between

TRANSITION SERVICES AGREEMENT
EXHIBIT B - PAGE 7
the Parties established under this Agreement with respect to the Services provided is that of independent contractors, and neither Party will be deemed an employee, agent, partner, or joint venturer of or with the other. ETC Company will be solely responsible for the payment of any employment-related taxes, insurance premiums, or employee benefits in respect of the performance of the Services by ETC Company personnel under this Agreement.

        6.9 Schedules and Exhibits. All schedules and exhibits hereto which are referred to herein are hereby made a part hereof and incorporated herein by such reference.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
                             SIGNATURE PAGE FOLLOWS.

TRANSITION SERVICES AGREEMENT
EXHIBIT B - PAGE 8

        IN WITNESS WHEREOF the Parties have executed this Agreement on the date set forth above.

ATLAS PIPELINE PARTNERS, L.P.


By:
        ---------------------------------------------
        Name:
               --------------------------------------
        Title:
                -------------------------------------


LA GRANGE ACQUISITION, L.P.

By:     LA GP, LLC,
        its general partner


By:
        ---------------------------------------------
        Name:
              ---------------------------------------
        Title:
               --------------------------------------

TRANSITION SERVICES AGREEMENT
EXHIBIT B - PAGE 9

                                   SCHEDULE 1
                        TO TRANSITION SERVICES AGREEMENT

                                    SERVICES:

1. Accounting Services: the continuation of accounting and financial administration of the Partnership's books and records, including accounts receivable and accounts payable administration;

2. Information Technology Services: the continuation of IT support of the Partnership;

3. Records and bank accounts: the transfer of certain files, records and bank accounts, as applicable, as required to support the ongoing operation of the Facilities;

4. Measurement: the acquisition, processing, audit, and interface with GIS of gas measurement, including receipt, delivery, fuel, check, and similar points of measure; 5. Scheduling: scheduling/nominations related to shippers behind the Facilities and to pipelines downstream of the Facilities; and

6. Dispositions: sale of gas into downstream pipelines, NGLs and condensate related to the Facilities.

                                      FEES:

                    ETC Employee                   Hourly Fee
                  ---------------                --------------
                  Denise Burg                        $33.00
                  Carla Graves                       $27.53
                  John Stallcup                      $88.24
                  Rocky Cline                        $36.56
                  Cyndi Rapstine                     $29.45
                  Julie Coker                        $29.94

                                    EXHIBIT C

                        PURCHASER'S FINANCING COMMITMENT













                                    Exhibit C

                                    EXHIBIT D

                                MAP OF FACILITIES

                             [GRAPHIC APPEARS HERE]














                               Exhibit D - Page 1